     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1998
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                             UNITED AIR LINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ------------------------------

            DELAWARE                           4512                          36-2675206
(State or other jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer Identification
 incorporation or organization         Classification No.)                      No.)

                            1200 East Algonquin Road
                       Elk Grove Township, Illinois 60007
                                 (847) 700-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                               Francesca M. Maher
                Vice-President -- General Counsel and Secretary
                             United Air Lines, Inc.
                                 P.O. Box 66100
                            Chicago, Illinois 60666
                                 (847) 700-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                With a copy to:
                              Elizabeth A. Raymond
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                          Chicago, Illinois 60603-3441
                                 (312) 701-7322
                         ------------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       AMOUNT TO BE        OFFERING PRICE         AGGREGATE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED          PER UNIT (1)      OFFERING PRICE (1)
-----------------------------------------------------------------------------------------------------------------
Enhanced Pass Through Certificates, Series
  1997-1A........................                      $445,826,000             100%             $445,826,000
-----------------------------------------------------------------------------------------------------------------
Enhanced Pass Through Certificates, Series
  1997-1B........................                      $106,607,000             100%             $106,607,000
-----------------------------------------------------------------------------------------------------------------
Total............................
=================================================================================================================

==================================================  ====================

                                                         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED  REGISTRATION FEE (2)
--------------------------------------------------  --------------------
Enhanced Pass Through Certificates, Series
  1997-1A........................                       $131,518.67
-----------------------------------------------------------------------------------------------------------------
Enhanced Pass Through Certificates, Series
  1997-1B........................                       $ 31,449.07
-----------------------------------------------------------------------------------------------------------------
Total............................                       $162,967.74
=================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee.
(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.
                         ------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MARCH 6, 1998
PROSPECTUS
                                  $552,433,000

                              UNITED AIRLINES LOGO

             Offer to Exchange Enhanced Pass Through Certificates,
                       Series 1997-1A and Series 1997-1B,
    which have been registered under the Securities Act of 1933, as amended for any and all outstanding Enhanced Pass Through Certificates,
                       Series 1997-1A and Series 1997-1B

        The Exchange Offer will expire at 5:00 p.m., New York City time,
on                , 1998 (as such date may be extended, the "Expiration Date").
                            ------------------------

    Enhanced Pass Through Certificates, Series 1997-1A and Enhanced Pass Through Certificates, Series 1997-1B (collectively, the "New Certificates"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal principal amount of outstanding Enhanced Pass Through Certificates, Series 1997-1A (the "Old Class A Certificates") and Enhanced Pass Through Certificates, Series 1997-1B (the "Old Class B Certificates" and, together with the Old Class A Certificates, the "Old Certificates"). The New Certificates offered hereby, the Old Certificates and the other Enhanced Pass Through Certificates, Series 1997-1 are collectively referred to herein as the "Certificates."

    Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions and to the terms and provisions of the Registration Rights Agreement. Old Certificates may be tendered only in integral multiples of $1,000. See "The Exchange Offer."

    The New Certificates will be entitled to the benefits of the same Pass Through Trust Agreements (as defined herein) that govern the Old Certificates and that will govern the New Certificates. The New Certificates will have terms identical in all material respects to the Old Certificates except that the New Certificates will not contain terms with respect to transfer restrictions or interest rate increases as described herein and the New Certificates will be available only in book-entry form. See "The Exchange Offer" and "Description of New Certificates."

    Each Certificate represents a fractional undivided interest in one of the four United Airlines 1997-1 Pass Through Trusts (the "Class A Trust," the "Class B Trust," the "Class C Trust" and the "Class D Trust") formed pursuant to a pass through trust agreement between United Air Lines, Inc. ("United" or the "Company") and First Security Bank, National Association (the "Trustee"), as trustee (the "Basic Pass Through Trust Agreement"), and four separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Pass Through Trust Agreement, collectively, the "Pass Through Trust Agreements") relating to such Trusts between the Company and the Trustee, as trustee under each Trust. Pursuant to an intercreditor agreement, (i) the Certificates of the Class B Trust are subordinated in right of payment to the Certificates of the Class A Trust, (ii) the Certificates of the Class C Trust are subordinated in right of payment to the Certificates of the Class B Trust and (iii) the Certificates of the Class D Trust are subordinated in right of payment to the Certificates of the Class C Trust. Payments of interest applicable to the Certificates issued by the Class A Trust and the Class B Trust are in each case supported by two separate liquidity facilities for the benefit of the holders of such Certificates, such facilities provided by Kreditanstalt fur Wiederaufbau (the "Primary Liquidity Provider") and Credit Suisse Financial Products (the "Above-Cap Liquidity

                                               (continued on the following page)
                            ------------------------
    SEE "RISK FACTORS" COMMENCING ON PAGE 27 FOR INFORMATION THAT SHOULD BE
               CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.
                            ------------------------
  THE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

          OFFERED
        PASS THROUGH                                                        FINAL EXPECTED
        CERTIFICATES          PRINCIPAL AMOUNT        INTEREST RATE        DISTRIBUTION DATE
----------------------------  ----------------   ------------------------  -----------------
                                                   Three-Month LIBOR +
1997-1A.....................    $445,826,000              0.22%            December 2, 2002
                                                   Three-Month LIBOR +
1997-1B.....................    $106,607,000              0.325%           December 2, 2002
                              -----------------
    Total...................    $552,433,000
                              =================

                            ------------------------

               The date of this Prospectus is             , 1998

(continued from cover page)

Provider"), which together are in an amount sufficient to pay interest on such Certificates at the applicable interest rate for each such Trust on up to six consecutive quarterly distribution dates.

    The property of the Trusts includes, among other things, equipment notes (the "Equipment Notes") issued (i) on a recourse basis by United in connection with ten separate debt financings, each secured by one of two Boeing 747-422 aircraft, four Airbus A320-232 aircraft, three Boeing 777-222 aircraft or one Boeing 777-222IGW aircraft owned by United (collectively, the "Owned Aircraft") and (ii) on a nonrecourse basis by the trustees of separate owner trusts (each, an "Owner Trustee") in connection with four separate leveraged lease transactions to refinance the current indebtedness of such Owner Trustees, originally incurred to finance the purchase of four Boeing 737-322 aircraft that have been leased to United (collectively, the "Leased Aircraft" and, together with the Owned Aircraft, the "Aircraft"). The Equipment Notes in respect of each Owned Aircraft have been issued in three series (the "Series A Equipment Notes," the "Series B Equipment Notes" and the "Series C Equipment Notes"), and the Equipment Notes in respect of each Leased Aircraft have been issued in four series (the "Series A Equipment Notes," the "Series B Equipment Notes," the "Series C Equipment Notes" and the "Series D Equipment Notes" and each a "Series"). Each Trust has purchased the corresponding series of the Equipment Notes issued with respect to each of the Aircraft such that all of the Equipment Notes held in each Trust have an interest rate corresponding to the interest rate applicable to the Certificates issued by such Trust. The Equipment Notes issued with respect to each Aircraft are secured by a security interest in such Aircraft and, in the case of each Leased Aircraft, are also secured by an assignment of the lease relating thereto, including the right to receive rentals payable with respect to such Leased Aircraft from United. The maturity date of the Equipment Notes relating to the Leased Aircraft acquired by each Trust will occur after December 2, 2002, which is the "Final Expected Distribution Date" applicable to the Certificates issued by each such Trust. As a result, on the Final Expected Distribution Date the installments of principal then due and payable on the Equipment Notes will be insufficient to pay the final expected distribution on the related Certificates. Under the Note Purchase Agreement, the applicable Trustees will obtain the funds to pay the final expected distribution on the Certificates on the Final Expected Distribution Date from the payment by United at maturity in full of the principal and accrued interest on the Equipment Notes issued with respect to the Owned Aircraft and by selling, or permitting the refinancing of, the Equipment Notes issued with respect to the Leased Aircraft for an amount equal to the principal thereof plus accrued interest thereon. The maturity date of the Equipment Notes relating to the Owned Aircraft is the Final Expected Distribution Date of the Certificates.

    All of the Equipment Notes held in each Trust accrue interest at the applicable rate per annum for such Trust, payable on March 2, June 2, September 2 and December 2 of each year, commencing March 2, 1998. Such interest will be passed through to Certificateholders of such Trust on each such date, in each case subject to the Intercreditor Agreement. See "Description of the New Certificates -- General" and "-- Payments and Distributions."

    Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on any of March 2, June 2, September 2 and December 2 of specified years, commencing on March 2, 1998, in accordance with the principal repayment schedule set forth below under "Description of the New Certificates -- Pool Factors" and "Description of the Equipment Notes -- Principal and Interest Payments," in each case subject to the Intercreditor Agreement.

    Each Class of New Certificates will be represented by one or more permanent global Certificates in fully registered form, which will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC. Beneficial interests in the permanent global Certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

    The New Certificates are being offered hereby in order to satisfy certain obligations of United contained in the Registration Rights Agreement. United is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, United has not sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, United believes that New Certificates issued pursuant to the Exchange Offer to a holder in exchange for Old Certificates may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased Old Certificates directly from United for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (ii) an "affiliate" of United within the meaning of Rule 405 under the Securities Act, or (iii) a broker-dealer who acquired the Old Certificates as a result of market-making or other trading activities), without further compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such holder is acquiring the New Certificates in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Certificates. Holders wishing to accept the Exchange Offer must represent to United, as required by the Registration Rights Agreement, that such conditions have been met. Any holder of Old Certificates who is not able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Certificates unless such sale is made pursuant to an exemption from such requirements. See "The Exchange Offer -- General."

    Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, United has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Certificates. See "Plan of Distribution."

    United will not receive any proceeds from this offering, but, pursuant to the Registration Rights Agreement, United will bear certain registration expenses. No underwriter is being utilized in connection with the Exchange Offer.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL UNITED ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CERTIFICATES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CERTIFICATES PURSUANT TO THE EXCHANGE OFFER.

    Prior to the Exchange Offer, there has been no public market for the Certificates. If such market were to develop, the New Certificates could trade at prices that may be higher or lower than their principal amount. Neither United nor any Trust has applied or intends to apply for listing of the New Certificates on any national securities exchange or otherwise. One or more of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), BT Alex. Brown Incorporated, Citicorp Securities, Inc., Credit Suisse First Boston Corporation, and Merrill Lynch, Pierce, Fenner & Smith (collectively, the "Class A Initial Purchasers") have previously made a market in the Old Class A Certificates. United has been advised that one or more of the Class A Initial Purchasers presently intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Class A Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates. Any such market making activity by a Class A Initial Purchaser may be discontinued at any time without notice at the sole discretion of such Class A Initial Purchaser. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market prices and liquidity of the Certificates may be adversely affected. See "Risk Factors -- Absence of an Established Market for the Certificates."

                             AVAILABLE INFORMATION

     United is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information concerning United may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the World Wide Web located at http://www.sec.gov.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by United with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System, under the Securities Act, with respect to the New Certificates offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to United and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the Office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

                         REPORTS TO CERTIFICATEHOLDERS

     First Security Bank, National Association, in its capacity as Trustee under each of the Trusts, will provide the Certificateholders of each Trust certain periodic reports concerning the distributions made from such Trust. See "Description of New Certificates -- Reports to Certificateholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     United's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 has been filed with the Commission pursuant to the Exchange Act and is incorporated into this Prospectus by reference and made a part hereof.

     All documents filed by United pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement or after the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, FROM UNITED AIR LINES, INC., P.O. BOX 66100, CHICAGO, ILLINOIS 60666, ATTENTION: FRANCESCA M. MAHER, SECRETARY, TELEPHONE (847) 700-4000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" attached as Appendix I.

                               THE EXCHANGE OFFER

Registration Rights
Agreement.....................   The Old Class A Certificates were issued on
                                   December 23, 1997 (the "Issuance Date") to the Class A Initial Purchasers. The Class A Initial Purchasers placed the Old Class A Certificates with institutional investors. The Old Class B Certificates were issued on the Issuance Date to Kreditanstalt fur Wiederaufbau (the "Class B Initial Purchaser" and together with the Class A Initial Purchasers, the "Initial Purchasers"). In connection therewith, United, the Trustee under the Class A Trust and the Class B Trust and the Initial Purchasers entered into a Registration Rights Agreement (the "Registration Rights Agreement") providing, among other things, for the Exchange Offer.

The Exchange Offer............   New Certificates are being offered in exchange
                                   for an equal principal amount of Old
                                   Certificates. The issuance of the New
                                   Certificates is intended to satisfy
                                   obligations of United contained in the
                                   Registration Rights Agreement. As of the date of this Prospectus, $445,826,000 aggregate principal amount of the Old Class A Certificates and $106,607,000 aggregate principal amount of the Old Class B Certificates are outstanding. Old Certificates may be tendered only in integral multiples of $1,000. See "The Exchange
                                   Offer -- General."

Resale of New Certificates....   United is making the Exchange Offer in reliance
                                   on the position of the staff of the
                                   Securities and Exchange Commission (the
                                   "Commission") as set forth in certain
                                   interpretive letters addressed to third
                                   parties in other transactions. However,
                                   United has not sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, United believes that New Certificates issued pursuant to the Exchange Offer to a holder in exchange for Old Certificates may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased Old Certificates directly from United for resale pursuant to Rule 144A or any other available exemption under the Securities Act,
                                   (ii) an "affiliate" of United within the meaning of Rule 405 under the Securities Act, or (iii) a broker-dealer who acquired the Old Certificates as a result of market-making or other trading activities), without further compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such holder is acquiring the New Certificates in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Certificates. Holders wishing to accept the Exchange Offer must represent to United, as required by the Registration Rights Agreement, that such conditions have been met. Any holder of Old Certificates who is not able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Certificates unless such sale is made pursuant to an exemption from such requirements. See "The Exchange Offer -- General."

                                 Each broker-dealer that receives New
                                   Certificates for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, United has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Certificates. See "Plan of Distribution."

Consequences of Failure to
Exchange Old Certificates.....   Upon consummation of the Exchange Offer,
                                   subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, United will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Consequences of Failure to Exchange" and "The Exchange Offer."

Expiration Date...............   5:00 p.m., New York City time, on
                                                       , 1998 (30 calendar days
                                   following the commencement of the Exchange
                                   Offer), unless the Exchange Offer is
                                   extended, in which case the term "Expiration
                                   Date" means the latest date and time to which the Exchange Offer is extended.

Interest on the New
Certificates..................   The New Certificates will accrue interest at
                                   the applicable per annum rate for such New
                                   Certificates set forth on the cover page of this Prospectus, from the most recent date to which interest has been paid on the Old Certificates or, if no interest has been paid, from the Issuance Date.

Conditions to the Exchange
Offer.........................   The Exchange Offer is not conditioned upon any
                                   minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions." Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer.

Procedures for Tendering Old
  Certificates................   Each holder of Old Certificates wishing to
                                   accept the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof (or, in the case of a book-entry transfer, an Agent's Message in lieu of such Letter of Transmittal), together with the Old Certificates to be exchanged and any other required documentation to the Exchange Agent at the address set forth herein or effect a tender of Old Certificates pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange Offer -- Procedures for Tendering" and "-- Book-Entry Transfer."

Guaranteed Delivery
Procedures....................   Holders of Old Certificates who wish to tender
                                   their Old Certificates and whose Old
                                   Certificates are not immediately available or who cannot deliver their Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights.............   Tenders of Old Certificates may be withdrawn at
                                   any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Certificates
and Delivery of New
  Certificates................   Subject to certain conditions, any and all Old
                                   Certificates which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Certificates issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer."

Certain Tax Considerations....   The exchange of New Certificates for Old
                                   Certificates will not be a sale or exchange or otherwise a taxable event for Federal income tax purposes. See "Federal Income Tax Consequences."

Exchange Agent................   First Security Bank, National Association is
                                   serving as exchange agent (the "Exchange
                                   Agent") in connection with the Exchange
                                   Offer.

Fees and Expenses.............   All expenses incident to United's consummation
                                   of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by United. See "The Exchange Offer -- Fees and Expenses."

Use of Proceeds...............   There will be no cash proceeds payable to
                                   United from the issuance of the New
                                   Certificates pursuant to the Exchange Offer.
                                   The proceeds from the sale of the Old
                                   Certificates issued by each Trust were used to purchase the Series A and Series B Equipment Notes issued by (a) the related Owner Trustees in connection with the refinancing of the indebtedness originally incurred by such Owner Trustees to finance the purchase of each of the Leased Aircraft and (b) United in connection with the debt financings secured by the Owned Aircraft.

                             TERMS OF CERTIFICATES

     The Exchange Offer relates to the exchange of up to $445,826,000 aggregate principal amount of Old Class A Certificates and $106,607,000 aggregate principal amount of Old Class B Certificates. The New Certificates will be entitled to the benefits of and will be governed by the same Pass Through Trust Agreements that govern the Old Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates do not provide for interest rate increases relating to failure to implement the Exchange Offer and will not bear legends restricting transfer.

Trusts........................   Each of the United Airlines 1997-1A Pass
                                   Through Trust, the United Airlines 1997-1B
                                   Pass Through Trust, the United Airlines
                                   1997-1C Pass Through Trust and the United
                                   Airlines 1997-1D Pass Through Trust
                                   (collectively, with any additional trusts of the same Class, a "Trust") has been formed pursuant to one of the four separate Trust Supplements to the Basic Pass Through Trust Agreement entered into between the Company and First Security Bank, National Association, as trustee under each Trust (each, together with the Basic Pass Through Trust Agreement, a "Pass Through Trust Agreement"). Each Trust is a separate entity.

Certificates Offered..........   The Certificates issued by each Trust represent
                                   fractional undivided interests in such Trust. The Certificates issued by the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust are referred to herein as the "Class A Certificates" the "Class B Certificates," the "Class C Certificates" and the "Class D Certificates," respectively.

Subordination Agent...........   First Security Bank, National Association, as
                                   subordination agent under the Intercreditor
                                   Agreement (the "Subordination Agent").

Trust Property................   The property of each Trust (the "Trust
                                   Property") includes (i) Equipment Notes
                                   issued (a) on a recourse basis by United in connection with ten separate debt financings, each secured by one of the Owned Aircraft and
                                   (b) on a nonrecourse basis by the Owner
                                   Trustees in connection with four separate leveraged lease transactions to refinance the current indebtedness of such Owner Trustees, originally incurred to finance the purchase of the Leased Aircraft leased by the related Owner Trustee to United; (ii) the rights of each such Trust under the Intercreditor Agreement, the Registration Rights Agreement and the Note Purchase Agreement (including all monies receivable in respect of such rights); (iii) for the Class A Trust and the Class B Trust, all monies receivable by the Subordination Agent under the Liquidity Facilities for such Trust; and (iv) funds from time to time deposited with the Trustee in accounts relating to each such Trust.

                                 The Equipment Notes with respect to each Owned
                                   Aircraft have been issued in three Series under an Indenture (each, an "Owned Aircraft Indenture") between United and the Indenture Trustee thereunder (the "Owned Aircraft Indenture Trustee"). The Equipment Notes with respect to each Leased Aircraft have been issued in four Series under an Indenture (each, a "Leased Aircraft Indenture" and, collectively with the Owned Aircraft Indentures, the "Indentures") between the applicable Owner Trustee and the Indenture Trustee thereunder

                                   (the "Leased Aircraft Indenture Trustees" and, collectively with the Owned Aircraft Indenture Trustees, the "Indenture Trustees").

                                 Each Trust has acquired those Equipment Notes
                                   having an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. The Equipment Notes have been purchased from United, in the case of the Equipment Notes relating to the Owned Aircraft, and from the applicable Owner Trustee in the case of the Equipment Notes relating to the Leased Aircraft, in each case pursuant to a Note Purchase Agreement (the "Note Purchase Agreement") between United, the Owner Trustees, the Trustees under the Pass Through Trust Agreements, the Subordination Agent and the Indenture Trustees. The aggregate original principal amount of the Equipment Notes held in each Trust is the same as the aggregate original face amount of the Certificates issued by such Trust.

                                 The maturity date of the Equipment Notes
                                   relating to the Leased Aircraft acquired by each Trust will occur after the Final Expected Distribution Date applicable to the Certificates issued by such Trust. As a result, on the Final Expected Distribution Date the installments of principal and interest then due and payable on the Equipment Notes will be insufficient to pay the final expected distribution of principal on the related Certificates. Under the Note Purchase Agreement, the applicable Trustees will obtain the funds to pay the final expected distribution on the Certificates on the Final Expected Distribution Date from the payment in full by United at maturity of the principal and accrued interest on the Equipment Notes issued with respect to the Owned Aircraft and by selling, or permitting the refinancing of, the Equipment Notes issued with respect to the Leased Aircraft for an amount equal to the principal thereof plus accrued interest thereon. The maturity date of the Equipment Notes relating to the Owned Aircraft is the Final Expected Distribution Date of the Certificates.

                        SUMMARY OF TERMS OF CERTIFICATES

                                    CLASS A             CLASS B             CLASS C             CLASS D
                                  CERTIFICATES        CERTIFICATES        CERTIFICATES        CERTIFICATES
                                ----------------    ----------------    ----------------    ----------------
Aggregate Face Amount.........    $445,826,000        $106,607,000        $110,000,000        $11,423,182
Initial Loan to Aircraft Value
  (cumulative)(1).............       46.0%               57.0%               68.3%               82.3%
Expected Principal
  Distribution Window (in
  years)......................      0.2-4.9             0.2-4.9             0.2-4.9             0.2-4.9
Initial Average Life (in
  years)......................        4.6                 4.7                 4.7                 3.8
Regular Distribution Dates....      March 2,            March 2,            March 2,            March 2,
                                    June 2,             June 2,             June 2,             June 2,
                                 September 2 &       September 2 &       September 2 &       September 2 &
                                   December 2          December 2          December 2          December 2
Final Expected Distribution
  Date........................  December 2, 2002    December 2, 2002    December 2, 2002    December 2, 2002
Final Maturity Date...........   March 2, 2004       March 2, 2004      December 2, 2002    December 2, 2002
Minimum Denomination..........      $100,000            $100,000            $100,000            $100,000
sec. 1110 Protection(2).......        Yes                 Yes                 Yes                 Yes
Liquidity Facility Coverage...    6 quarterly         6 quarterly             None                None
                                    interest            interest
                                    payments            payments
Primary Liquidity Facility
  Maximum Commitment Amount at
  December 23, 1997(3)........    $70,071,917         $16,881,773             None                None


-------------------------
(1) Assumes an aggregate appraised Aircraft value of $969,193,333, as of November 6, 1997.

(2) The benefits of Section 1110 of the U.S. Bankruptcy Code are available to each Owned Aircraft Indenture Trustee as secured party under the related Owned Aircraft Indenture and to each Leased Aircraft Indenture Trustee as assignee of the related Owner Trustee's rights under the related Lease.

(3) For the Class A and Class B Certificates, the Maximum Commitment Amount of the Primary Liquidity Facilities covers six consecutive quarterly interest payments (without regard to any future payments of principal applicable to such Certificates) up to the Capped Interest Rate. In the aggregate for the Class A and Class B Certificates, the initial Maximum Commitment Amount of the Primary Liquidity Facilities is $86,953,690. The amount of the Above-Cap Liquidity Facility is such amount as is sufficient, after payment of amounts payable under the Primary Liquidity Facility, to pay interest on the Class A and Class B Certificates at the then applicable interest rates thereon for six consecutive quarterly interest payments. The Above-Cap Liquidity Provider has no rights to indemnity or reimbursement under the Operative Agreements.

                        EQUIPMENT NOTES AND THE AIRCRAFT

     Set forth below is certain information about the Equipment Notes held in the Trusts and the Aircraft directly or indirectly securing such Equipment
Notes:

                                                                                       OUTSTANDING
                                                                                        PRINCIPAL
  AIRCRAFT                                                                              AMOUNT OF
REGISTRATION                                   AIRCRAFT DELIVERY     EQUIPMENT NOTE     EQUIPMENT       APPRAISED
   NUMBER                  AIRCRAFT TYPE              DATE           MATURITY DATE        NOTES           VALUE
------------             ------------------    ------------------    --------------    ------------    ------------
N193UA         ........  Boeing 747-422          August 1996         December 2002     $ 82,857,000    $141,220,000
N194UA         ........  Boeing 747-422         September 1996       December 2002       98,854,000     141,220,000
N433UA         ........  Airbus A320-232          June 1996          December 2002       26,460,000      37,800,000
N434UA         ........  Airbus A320-232          June 1996          December 2002       26,460,000      37,800,000
N435UA         ........  Airbus A320-232        September 1996       December 2002       26,775,000      38,250,000
N436UA         ........  Airbus A320-232        December 1996        December 2002       27,055,000      38,650,000
N776UA         ........  Boeing 777-222           April 1996         December 2002       73,500,000     105,000,000
N778UA         ........  Boeing 777-222           July 1996          December 2002       74,281,000     106,116,667
N780UA         ........  Boeing 777-222          August 1996         December 2002       74,421,000     106,316,667
N786UA         ........  Boeing 777-222IGW        April 1997         December 2002       86,758,000     123,940,000
N202UA         ........  Boeing 737-322          October 1990        December 2015       19,108,399      23,170,000
N203UA         ........  Boeing 737-322          October 1990        December 2015       19,109,192      23,170,000
N398UA         ........  Boeing 737-322         September 1990       December 2015       19,109,192      23,370,000
N399UA         ........  Boeing 737-322          October 1990        December 2015       19,108,399      23,170,000
                                                                                       ------------    ------------
                                                                                       $673,856,182    $969,193,333
                                                                                       ============    ============

     The appraised value of each Aircraft set forth above is based upon the lesser of the average and median base value of such Aircraft as appraised by three independent appraisal and consulting firms: Aircraft Information Services, Inc. ("AISI"), BK Associates, Inc. ("BK") and AvSolutions Inc. ("AvSolutions") (collectively, the "Appraisers") as of November 6, 1997. See "Risk Factors -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals."

                         LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the Issuance Date and the Regular Distribution Dates specified therein. The LTVs for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such Class of Certificates under the Intercreditor Agreement determined after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "Assumed Aggregate Aircraft Value") on such Regular Distribution Date based on the assumptions set forth below.

     The table is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite December 23, 1997 depreciates by approximately 2% of the initial appraised value per year through the fifteenth year after the year of delivery of such Aircraft, by approximately 4% of the initial appraised value per year for the next five years and by approximately 6% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Although the table is compiled on an aggregate basis, it should be noted that, because the Equipment Notes relating to any particular Aircraft are not cross-collateralized with respect to any other Aircraft, the excess proceeds realized from the disposition of any particular Aircraft would not be available to offset shortfalls on the Equipment Notes relating to any other Aircraft. Therefore, upon the occurrence of an event of default under an Indenture (an "Indenture Default"), even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes -- Loan to Aircraft Value Ratios of Equipment Notes" for additional information regarding LTVs for the Equipment Notes issued in respect of each Aircraft that may be more relevant in a default situation than the aggregate values shown in the following table. Thus, the table below should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions.

                                     ASSUMED           CLASS A         CLASS A         CLASS B         CLASS B
                                    AGGREGATE        CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
             DATE               AIRCRAFT VALUE(1)    POOL BALANCE        LTV         POOL BALANCE        LTV
             ----               -----------------    ------------    ------------    ------------    ------------
December 23, 1997.............    $969,193,333       $445,826,000        46.0%       $106,607,000        57.0%
December 2, 1998..............     949,199,976        431,441,817        45.5         103,989,479        56.4
December 2, 1999..............     929,206,618        417,800,428        45.0         101,982,014        55.9
December 2, 2000..............     909,213,260        404,159,040        44.5          99,834,174        55.4
December 2, 2001..............     889,219,902        390,517,652        43.9          97,634,905        54.9
December 2, 2002..............     869,226,544                  0          NA                   0          NA

                                      ASSUMED           CLASS C         CLASS C         CLASS D         CLASS D
                                     AGGREGATE        CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
             DATE                AIRCRAFT VALUE(1)    POOL BALANCE        LTV         POOL BALANCE        LTV
             ----                -----------------    ------------    ------------    ------------    ------------
December 23, 1997..............    $969,193,333       $110,000,000        68.3%       $11,423,182         82.3%
December 2, 1998...............     949,199,976        107,809,018        67.8         10,476,668         80.3
December 2, 1999...............     929,206,618        105,392,741        67.3          9,110,081         79.0
December 2, 2000...............     909,213,260        103,116,840        66.8          7,567,869         77.4
December 2, 2001...............     889,219,902        100,892,369        66.2          5,826,516         75.6
December 2, 2002...............     869,226,544                  0          NA                  0           NA

-------------------------
(1) The Assumed Aggregate Aircraft Value set forth opposite December 23, 1997 (but not the Assumed Aggregate Aircraft Values for subsequent dates) was determined based upon the lesser of the average and median base value of all Aircraft as appraised by the Appraisers as of November 6, 1997. See "Description of the Aircraft and the Appraisals." No assurance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals."

                              CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

[Diagram omitted, which shows that United will pay lease rental payments assigned by lessors on Leased Aircraft and mortgage payments on Owned Aircraft to the Indenture Trustees for the Leased and Owned Aircraft. From such payments, the Indenture Trustees will make Equipment Note payments on the Series A Equipment Notes, the Series B Equipment Notes, the Series C Equipment Notes and the Series D Equipment Notes with respect to all Aircraft to the Subordination Agent and will, in the case of the Leased Aircraft, pay any excess rent to the lessors for the Leased Aircraft. From such Equipment Note payments, the Subordination Agent will reimburse the Primary Liquidity Provider with respect to any prior advance and will then pay Principal, any Additional Payments and interest to the Pass Through Trustee for each Trust, who will distribute such Principal, Additional Payments and interest to the Certificateholders of such Trust. The Subordination Agent may also receive advances, if any, from the Liquidity Providers.]

                              THE NEW CERTIFICATES

Certificates:

(a) Denominations; Book-Entry
     Certificates.............   The New Certificates of each Trust will be
                                   issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. The New Certificates of each Trust will be issued in fully registered form only and will be registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the New Certificates will be entitled to receive a definitive certificate representing such person's interest in the Trust, unless definitive certificates are issued, which will only occur under limited circumstances. See "Description of the New Certificates -- General" and "-- Book-Entry; Delivery and Form."

(b) Regular Distribution
Dates.........................   March 2, June 2, September 2 and December 2,
                                   commencing on March 2, 1998 (each, a "Regular Distribution Date").

(c) Special Distribution
Dates.........................   Any Business Day on which a Special Payment is
                                   to be distributed (each, a "Special
                                   Distribution Date").

(d) Record Dates..............   The fifteenth day preceding a Regular
                                   Distribution Date or a Special Distribution
                                   Date (each, a "Record Date").

(e) Interest..................   Interest applicable to the Class A Certificates
                                   and the Class B Certificates will be payable at a floating rate equal to Three-Month LIBOR plus the spread for the corresponding Class of Certificates set forth on the cover page of this Prospectus.

                                 For a description of the interest payments on
                                   the Equipment Notes, which will be
                                   distributed to the holders of Certificates, see "-- Equipment Notes: (a) Interest" below.

(f) Distributions.............   All payments of principal and interest received
                                   by the Trustee on the Equipment Notes held in each Trust will be distributed by the Trustee to the holders of the Certificates (the "Certificateholders") of such Trust on the Regular Distribution Dates referred to above, subject to the provisions of the Intercreditor Agreement. Payments of interest on the Equipment Notes held in each Trust will be distributed by the Trustee to the Certificateholders of such Trust on the Regular Distribution Dates, commencing on March 2, 1998. Payments of principal on the Equipment Notes held in each Trust are scheduled to be received in specified amounts by the Trustee of such Trust on any of March 2, June 2, September 2 or December 2 of specified years, commencing on March 2, 1998, and to be distributed to the Certificateholders of such Trust on the corresponding Regular Distribution Date, subject to the provisions of the Intercreditor Agreement. Payments of principal, any Additional Payment and interest resulting from the early redemption or purchase (if any) of the Equipment Notes held in any Trust will be distributed on a Special Distribution Date after not less than 25 nor more than 60 days' notice from the Trustee to the Subordination Agent, subject to the provisions of the Intercreditor Agreement. For a discussion of distributions upon an Indenture Default, see "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default."

(g) Events of Default.........   "PTC Events of Default" are the failure to pay
                                   within ten Business Days of the due date thereof (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Certificates on any Regular Distribution Date (unless, in the case of the Class A or Class B Certificates, the Subordination Agent has made an Interest Drawing, or a withdrawal from a Cash Account, with respect thereto in an amount sufficient to pay such interest and has distributed such amount to the Certificateholders entitled thereto). A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event. The "Final Maturity Date" for each of the Class A and Class B Certificates is March 2, 2004 and the "Final Maturity Date" for each of the Class C and Class D Certificates is December 2, 2002. Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than on the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates.

(h) Purchase Rights of
     Certificateholders.......   Upon the occurrence and during the continuation
                                   of a Triggering Event, (i) the Class B
                                   Certificateholders will have the right to purchase, at any time, all but not less than all of the Class A Certificates, (ii) the Class C Certificateholders will have the right to purchase, at any time, all but not less than all of the Class A Certificates and the Class B Certificates and (iii) the Class D Certificateholders will have the right to purchase all but not less than all of the Class A Certificates, the Class B Certificates and the Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any Additional Payment, but including any other amounts due to the Certificateholders of such Class or Classes.

                                 "Triggering Event" means (a) the occurrence of
                                   an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (b) the acceleration of all of the outstanding Equipment Notes or (c) certain bankruptcy or insolvency events involving United.

Equipment Notes:

(a) Interest:

     General..................   Interest on the Equipment Notes is payable on
                                   March 2, June 2, September 2 and December 2 of each year, commencing on March 2, 1998. Interest payments will be passed through to Certificateholders of each Trust on each Regular Distribution Date until the Final Expected Distribution Date for such Certificates, in each case subject to the Intercreditor Agreement. Interest is calculated on the basis of the actual number of days elapsed over a 360-day year. See "Description of the Equipment Notes -- Principal and Interest Payments."

                                 The initial interest rates for each Series of
                                   Equipment Notes is set forth below under "--
                                   Interest Rates." The interest rates on each Series of Equipment Notes relating to the Leased Aircraft will reset on the Final Expected Distribution Date as set forth below under "-- Interest Rate Reset on Expected Final Distribution Date." The interest rates for the Equipment Notes are also subject to change under certain circumstances described in "Exchange Offer -- General."

     Interest Rates...........   The Series A and Series B Equipment Notes held
                                   in each Trust will accrue interest at a
                                   floating rate equal to Three-Month LIBOR plus the spread for the corresponding Class of Certificates set forth on the cover page of this Prospectus. The Series C and Series D Equipment Notes held in each Trust will also accrue interest at a specified floating interest rate.

     Interest Rate Reset on
Final Expected Distribution
      Date....................   The interest rate on each Series of Equipment
                                   Notes relating to the Leased Aircraft will be reset on the Final Expected Distribution Date. No later than 60 days prior to the Final Expected Distribution Date, United will cause the Trustee to hire (and, if United does not so cause the Trustee, the Trustee will, no later than 30 days prior to the Final Expected Distribution Payment, hire) an independent investment banker (the "Reset Agent") of recognized national standing (which may be an Initial Purchaser) to determine the interest rate on each Series of the Equipment Notes relating to the Leased Aircraft, which interest rate, in the good faith determination of the Reset Agent, after consideration of the then current rates for pass through certificates of United and other comparable equipment lessees having similar tenor, rating and other pricing terms, will enable each such Series of Equipment Notes to be sold at 100% of the principal amount thereof on the Final Expected Distribution Date. The Reset Agent will, for such reasonable fee payable by the Trust as is mutually agreed by the Trustee and the Reset Agent, use its best efforts to sell any such Equipment Notes with such new interest rates on the Final Expected Distribution Date or as promptly as practicable thereafter.

                                 No beneficial owner of any Certificates will
                                   have any rights or claims under the Note
                                   Purchase Agreement or against United or the Reset Agent as a result of the Reset Agent not providing a reset interest rate, the Reset Agent not selling such Certificates or United not purchasing such Certificates.

(b) Principal.................   Scheduled principal payments on the Equipment
                                   Notes held in each Trust will be passed
                                   through to the Certificateholders of each such Trust on one or more Regular Distribution Dates in specified years, commencing on March 2, 1998, in accordance with the principal repayment schedule set forth below under "Description of the New Certificates -- Pool Factors" and "Description of the Equipment Notes -- Principal and Interest Payments," in each case subject to the Intercreditor Agreement.

(c) Redemption and Purchase:

     Mandatory Redemption Upon
      Event of Loss...........   If an Event of Loss occurs with respect to any
                                   Aircraft and such Aircraft is not replaced by United under the related Lease (in the case of the Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of the Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed in whole, in each case at a price equal to the aggregate unpaid principal thereof, together with Break Amount, if any, and accrued interest thereon to, but not including, the date of redemption.

     Optional Redemption or
      Purchase or
      Refinancing.............   United or its designee may, at its option (or
                                   the Owner Trustee will, pursuant to the
                                   applicable Indenture), redeem, purchase or refinance, in the case of the Owned Aircraft, or purchase, in the case of the Leased Aircraft, (i) the Equipment Notes of a Series with respect to one or more Aircraft or (ii) in whole, the Equipment Notes related to one or more Aircraft; provided, however, that, other than as set forth in "Description of the Equipment Notes -- Redemption," the Series C Equipment Notes may not be redeemed before December 2, 2002.

                                 The Series A Equipment Notes may be redeemed or
                                   purchased, in each case described above, at a price equal to the aggregate unpaid principal amount of such Equipment Notes, together with any Additional Payment and accrued interest thereon to, but not including, the date of redemption or purchase. "Additional Payment" means a payment of Make-Whole Amount and/or Break Amount, if any.

     Optional Purchase by
Owner Trustee or Owner
      Participant.............   If, with respect to the Leased Aircraft, (i)
                                   one or more Lease Events of Default have occurred and are continuing for a period of 120 days or more and no Indenture Event of Default (other than arising out of such Lease Event(s) of Default) has occurred and is continuing, (ii) the Equipment Notes with respect to such Leased Aircraft have become due and payable, (iii) the applicable Owner Participant has received notice from the applicable Indenture Trustee that it intends to foreclose the lien of the applicable Indenture or (iv) the Indenture Trustee has elected to exercise remedies under the applicable Indenture, then in each case the Equipment Notes issued with respect to such Leased Aircraft, upon 26 days' prior irrevocable notice to the Indenture Trustee, may be purchased by the Owner Trustee or the Owner Participants on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with Break Amount, if any, and accrued interest thereon to, but not including, the purchase date.

(d) Maturity of Equipment
Notes; Final Distribution of
     Certificates.............   The maturity date of the Equipment Notes
                                   relating to the Owned Aircraft acquired by each Trust is December 2, 2002, which is the Final Expected Distribution Date of the Certificates issued by such Trust.

                                 The maturity date of the Equipment Notes issued
                                   with respect to the Leased Aircraft acquired by each Trust will occur after the Final Expected Distribution Date applicable to the Certificates to be issued by such Trust. As a result, on the Final Expected Distribution Date the installments of principal and interest then due and payable on the Equipment Notes will be insufficient to pay the final expected distribution on the related Certificates. Under the Note Purchase Agreement, the applicable Trustees will obtain the funds to pay the final expected distribution on the Certificates on the Final Expected Distribution Date from the payment by United in full, at maturity of the principal and accrued interest on the Equipment Notes issued with respect to the Owned Aircraft and by selling, or permitting the refinancing of, the Equipment Notes issued with respect to the Leased Aircraft for an amount equal to the principal thereof plus accrued interest thereon.

                                 On the Final Expected Distribution Date, United
                                   or its designee may purchase the Equipment
                                   Notes relating to the Leased Aircraft from the Trustees for an amount equal to the principal thereof plus accrued interest thereon, or United may arrange for the purchase of the Equipment Notes by a third party for an amount equal to the principal amount thereof plus accrued interest thereon. Whether or not United purchases or refinances the Equipment Notes relating to the Leased Aircraft, the interest rates on each Series of Equipment Notes relating to the Leased Aircraft that remains outstanding on or after the Final Expected Distribution Date will be reset on the Final Expected Distribution Date as set forth under "(a) Interest: Interest Rate Reset on Final Expected Distribution Date" above.

(e) Security..................   The Equipment Notes issued with respect to each
                                   Aircraft are secured by a security interest in the related Aircraft. In the case of each Leased Aircraft, the related Equipment Notes are also secured by an assignment to the related Leased Aircraft Indenture Trustee of certain of the related Owner Trustee's rights under the Lease with respect to such Leased Aircraft, including the right to receive specified payments of rent thereunder. The Equipment Notes are not cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft or, in the case of the Leased Aircraft, the Leases related thereto. There are no cross-default provisions in the Indentures or, in the case of the Leased Aircraft, in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and, in the case of the Leased Aircraft, a Lease Event of Default under any particular Lease will not constitute a Lease Event of Default under any other Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft. See "Description of the Equipment Notes -- Security" and "-- Indenture Defaults, Notice and Waiver."

                                 Although the Equipment Notes issued with
                                   respect to the Leased Aircraft are not direct obligations of, or guaranteed by, United, the amounts unconditionally payable by United will be at least sufficient to pay in full when due all amounts payable on the Equipment Notes issued with respect to the Leased Aircraft held by the Trusts on each Regular Distribution Date. The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of United. See "Description of the Equipment Notes -- General."

(f) Section 1110 Protection...   Vedder, Price, Kaufman & Kammholz, special
                                   counsel to United, has advised: (i) each Leased Aircraft Indenture Trustee that the related Owner Trustee, as lessor under the related Lease, and such Leased Aircraft Indenture Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related

                                   Leased Aircraft Indenture, is entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the related airframe and engines and (ii) each Owned Aircraft Indenture Trustee that it is entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the related airframe and engines as secured party under the related Owned Aircraft Indenture. See "Description of the Equipment Notes -- Remedies" for a description of that opinion and certain assumptions contained therein.

(g) Ranking...................   Series B Equipment Notes issued in respect of
                                   any Aircraft are subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft. Series C Equipment Notes issued in respect to such Aircraft are subordinated in right of payment to such Series B Equipment Notes. Series D Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series C Equipment Notes. Other than in connection with any redemption, purchase or refinancing of a Series of Equipment Notes relating to the Owned Aircraft or a purchase of a Series of Equipment Notes relating to the Leased Aircraft, on each Regular Distribution Date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft, (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft and (iii) payments of interest and principal due on such Series C Equipment Notes will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft.

Liquidity Facilities:

(a) Primary Liquidity
Facilities....................   The Subordination Agent and the Primary
                                   Liquidity Provider have entered into
                                   revolving credit agreements (each, a "Primary Liquidity Facility") with respect to the Class A Trust and the Class B Trust. Under each Primary Liquidity Facility, the Primary Liquidity Provider will, if necessary, make advances ("Interest Drawings") in an aggregate amount that will be sufficient to pay interest on the Class A or Class B Certificates, as the case may be, on up to six consecutive Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Current Interest Rate; provided, however, that the maximum amount available to be drawn under such Primary Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on such Certificates may not exceed an amount equal to 1/6 of the Maximum Commitment Amount (determined using the Capped Interest Rate defined below) of such Primary Liquidity Facility. The "Current Interest Rate" is defined in the Intercreditor Agreement to mean, with respect to Class A or Class B Certificates, its respective interest rate for an interest period (plus an additional margin specified by the Registration Rights Agreement, if applicable) (the "Stated Interest Rate"). Initially, the "Maximum Commitment Amount" available under the Primary Liquidity Facilities for the Class A Certificates and the Class B Certificates is $70,071,917 and

                                   $16,881,773, respectively, and, thereafter, the "Maximum Commitment Amount" available under each Primary Liquidity Facility will equal the product of (x) 1.5, multiplied by
                                   (y) the Capped Interest Rate, multiplied by
                                   (z) the Pool Balance of the related Class of Certificates. An Interest Drawing under the relevant Primary Liquidity Facility will be made on the second Business Day after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on any Class A or Class B Certificates. The Primary Liquidity Facility for either the Class A or Class B Certificates does not provide for drawings thereunder to pay for principal of or any Additional Payment on the Certificates of such Class, any interest on the Certificates of such Class in excess of 10.04% (or, if within 180 days after the Closing Date a Registration Event has not occurred, for the period from July 1, 1998 through the date on which a Registration Event occurs, 9.57%) (the "Capped LIBOR") plus the applicable spread (in aggregate, the "Capped Interest Rate"), or principal of, any Additional Payment or interest on the Certificates of any other Class.

                                 Upon each Interest Drawing under any Primary
                                   Liquidity Facility, the Subordination Agent will be obligated to reimburse (to the extent that the Subordination Agent has available funds therefor) the Primary Liquidity Provider for the amount of such drawing. Such reimbursement obligation and any other amounts owing to the Primary Liquidity Provider under each Primary Liquidity Facility or certain other agreements (the "Liquidity Obligations") will rank senior to the Certificates in right of payment. Upon reimbursement in full of the Interest Drawings, together with any accrued interest thereon, under any Primary Liquidity Facility, the amount available under such Primary Liquidity Facility will be reinstated to the then Maximum Commitment Amount of such Primary Liquidity Facility. Such available amount will not be so reinstated if (i) a Triggering Event has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                                 "Performing Equipment Note" means an Equipment
                                   Note with respect to which no payment default has occurred and is continuing; provided, however, that in the event of a bankruptcy proceeding involving United under the U.S. Bankruptcy Code, (i) any payment default existing during the 60-day period under
                                   Section 1110(a)(1)(A) of the U.S. Bankruptcy
                                   Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy
                                   Code) (the "Section 1110 Period") will not be taken into consideration, unless during the
                                   Section 1110 Period the trustee in such
                                   proceeding or United does not agree to
                                   perform its obligations under the Lease
                                   related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture (in the case of the Owned Aircraft) and (ii) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

                                 If at any time the short-term unsecured debt
                                   rating of any Primary Liquidity Provider issued by either Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services ("Standard & Poor's," and together with Moody's, the "Rating Agencies") (or the long-term unsecured debt rating issued by such Rating Agency if there is no such short-term rating for any Primary Liquidity Provider) is lower than the applicable Threshold Rating, the Primary Liquidity Facility for each Class of Certificates will be required to be replaced by another similar facility to be provided by one or more financial institutions having such unsecured debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating, provided that the commitment percentage of each financial institution will be the same for the replacement Class A facility and the replacement Class B facility. If the Primary Liquidity Facilities are not replaced within 30 days after notice of the downgrading, each Primary Liquidity Facility will be drawn in full (the "Downgrade Drawing") and the proceeds will be deposited into a cash collateral account (the "Cash Collateral Account") for the related Class of Certificates and used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used.

                                 Upon receipt by the Subordination Agent of a
                                   Termination Notice with respect to any
                                   Primary Liquidity Facility from the Primary
                                   Liquidity Provider (given as described in "Description of the Liquidity Facilities -- Liquidity Events of Default"), the Subordination Agent will request a final drawing (the "Final Drawing") under such Primary Liquidity Facility in an amount equal to all available and undrawn amounts thereunder and will hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used.

                                 United may, at its option, subject to certain
                                   conditions, arrange for replacement
                                   facilities to replace the Primary Liquidity
                                   Facilities, provided that the initial Primary Liquidity Provider will only be replaced (A) if replacement will reduce or eliminate certain indemnity payments or obligations that would constitute an economic hardship to United or (B) after a Downgrade Drawing. If a replacement facility is provided at any time after a Downgrade Drawing under the related Primary Liquidity Facility, the funds on deposit in the applicable Cash Collateral Account will be returned to the Primary Liquidity Provider being replaced.

                                 Notwithstanding the subordination provisions of
                                   the Intercreditor Agreement, the holders of the Class A and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Primary Liquidity Facility. See "Description of the Liquidity Facilities -- Primary Liquidity Facilities."

(b) Above-Cap Liquidity
Facility......................   The Subordination Agent and the Above-Cap
                                   Liquidity Provider will enter into
                                   irrevocable interest rate cap agreements
                                   (each, an "Above-Cap Liquidity Facility" and, together with the Primary Liquidity Facilities, the "Liquidity Facilities") with respect to the Class A Trust and the Class B Trust. Under each Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider will, if necessary, make payments (if then effective Three-Month LIBOR exceeds Capped LIBOR) in an amount not to exceed the product of (x) the difference between Three-Month LIBOR and Capped LIBOR, multiplied by (y) the Pool Balance of the related Class of Certificates, multiplied by (z) actual days elapsed in the applicable interest period divided by 360 ("Above-Cap Interest Payments"), which payments, in the aggregate with the required amount of Interest Drawings under the Primary Liquidity Facilities, will be sufficient to pay interest on the Class A Certificates or Class B Certificates, as the case may be, on up to six consecutive Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates). An Above-Cap Interest Payment under the relevant Above-Cap Liquidity Facility will be made on the second Business Day after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement and the Interest Drawing to be made on the relevant Primary Liquidity Facility or withdrawals from the related Cash Collateral Account, there are insufficient funds available to the Subordination Agent to pay interest on any Class A or Class B Certificates. The Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility for the Class A or Class B Certificates will be required to pay amounts to the Subordination Agent only at such times as Interest Drawings are payable and the required amounts thereof are insufficient under the Primary Liquidity Facility or withdrawals are made from the related Cash Collateral Account and such withdrawals are insufficient. The Above-Cap Liquidity Facility for either the Class A Certificates or Class B Certificates does not provide for payments thereunder to pay for principal of, or any Additional Payment on, the Certificates of such Class or principal of, or any Additional Payment or interest on, the Certificates of any other Class.

                                 If at any time the short-term unsecured debt
                                   rating of the Above-Cap Liquidity Provider issued by any Rating Agency (or the long-term unsecured debt rating issued by such Rating Agency if there is no such short-term rating for any Above-Cap Liquidity Provider) is lower than the applicable Threshold Rating, the Above-Cap Liquidity Facility for each Class of Certificates will be required to be replaced by another similar facility to be provided by one or more financial institutions having such unsecured debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating; provided that the commitment percentage of each financial institution will be the same for the replacement Class A facility and the replacement Class B facility. If the Above-Cap Liquidity Facility is not replaced within 30 days after notice by the Above-Cap Liquidity Provider of the downgrading, the Above-Cap Liquidity Provider will transfer the Above-Cap Liquidity Facility to an affiliate, reasonably acceptable to the Rating Agencies, that is eligible to become a debtor under the United States Bankruptcy Code, and such affiliate will post collateral to the Subordination Agent for deposit into an account ("Above-Cap Account;" and together with the Cash Collateral Account, the "Cash Accounts") for the benefit of the related Class of Certificates an amount in cash equal to the product of (x) a fraction, the numerator of which is an amount equal to the difference between (A) 18 and (B) three times the number of unreimbursed Interest Drawings under the Primary Liquidity Facility, and the denominator of which is 12, multiplied by (y) the greater of (A) 12.29% per annum minus Capped LIBOR and (B) the effective Three-Month LIBOR on such 30th day minus Capped LIBOR, multiplied by (z) the Pool Balance of the applicable Class of Certificates (the "Above-Cap Collateral Amount"), and used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Above-Cap Interest Payments under the Above-Cap Liquidity Facility would be used. Cash deposited into the account will be invested in U.S. government or agency securities. On each Regular Distribution Date, the amount in the account will be increased or decreased so that on such Regular Distribution Date an amount equal to the Above-Cap Collateral Amount is deposited and available in the account. If the replacement obligation described in the first sentence of this paragraph is not met, as an alternative to the collateralization mechanism described above, the Above-Cap Liquidity Provider may provide such other assurances of creditworthiness as will maintain the then current ratings of the Class A and Class B Certificates by the Rating Agencies. Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Class A and Class B Certificates will be entitled to receive and retain the proceeds of payments under the applicable Above-Cap Liquidity Facility. See "Description of the Liquidity Facilities -- Above-Cap Liquidity Facility."

(c) Primary Liquidity
Provider......................   Kreditanstalt fur Wiederaufbau is a corporation
                                   organized under the public law of the Federal Republic of Germany. The Primary Liquidity Provider provides two separate Primary Liquidity Facilities: one for the benefit of the holders of Class A Certificates and the other for the benefit of the holders of Class B Certificates.

(d) Above-Cap Liquidity
Provider......................   The Above-Cap Liquidity Provider is Credit
                                   Suisse Financial Products which is an
                                   unlimited company incorporated in England and an authorized institution under the Banking Act of 1987 of the United Kingdom.

                                                                             STANDARD &
                                                                   MOODY'S     POOR'S
                                                                   -------   ----------
(e) Threshold Rating of Liquidity Providers..........  Short-term    P-1        A-1+
                                                       Long-term     Aa3         AA-

Intercreditor Agreement.......   The Trustees under the Pass Through Trusts, the
                                   Liquidity Providers and the Subordination
                                   Agent have entered into an agreement (the
                                   "Intercreditor Agreement"), which provides as follows:

(a) Subordination.............   (i) All payments made in respect of the
                                   Equipment Notes and certain other payments will be made to the Subordination Agent, which will distribute such payments in accordance with the provisions of paragraphs
                                   (ii) and (iii) below.

                                 (ii) On any Regular Distribution Date or
                                   Special Distribution Date (each, a
                                   "Distribution Date"), so long as no
                                   Triggering Event has occurred (whether or not continuing), all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the order of priority described in "Description of the Intercreditor Agreement -- Priority of Distributions."

                                 (iii) Upon the occurrence of a Triggering Event
                                   and at all times thereafter, the
                                   Subordination Agent will distribute all funds in the order of priority described in "Description of the Intercreditor Agreement -- Priority of Distributions."

(b) Intercreditor Rights......   Pursuant to the Intercreditor Agreement, the
                                   Trustees and the Primary Liquidity Providers have agreed that, with respect to any Indenture at any given time, the Indenture Trustee will be directed (a) in taking, or refraining from taking, any action thereunder or under the related Equipment Notes by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) by the Controlling Party insofar as an Indenture Default thereunder has occurred and is continuing.

                                 "Controlling Party" with respect to any
                                   Indenture means: (w) the Trustee acting on behalf of holders of Class A Certificates;
                                   (x) upon payment of Final Distributions to the holders of Class A Certificates, the Trustee acting on behalf of the holders of Class B Certificates; (y) upon payment of Final Distributions to the holders of Class A and Class B Certificates, the Trustee acting on behalf of the holders of Class C Certificates; and (z) upon payment of Final Distributions to the holders of Class A, Class B and Class C Certificates, the Trustee acting on behalf of holders of the Class D Certificates. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of Trusts of each Class to direct the Trustee. Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of (x) the date on which the Remaining Commitment Amount (as defined in the Intercreditor Agreement) under any Primary Liquidity Facility is and remains zero

                                   (for any reason other than a Downgrade
                                   Drawing), (y) the date on which a Final
                                   Drawing has been made under any Primary
                                   Liquidity Facility and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Primary Liquidity Provider has the right to become the Controlling Party with respect to such Indenture; provided, however, that if there is more than one Primary Liquidity Provider, the Primary Liquidity Providers holding more than 50% of the unreimbursed Liquidity Obligations will have such right. For purposes of giving effect to the foregoing, the Trustee (other than as the Controlling Party) has irrevocably agreed (and the Certificateholders, other than the Certificateholders represented by the Controlling Party, have been deemed to have agreed by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies."

                                 "Final Distributions" means, with respect to
                                   the Certificates of any Trust or Trusts of the same Class on any Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the preceding Distribution Date. Any unpaid Additional Payment will be added to such Final Distributions.

                                 Upon the occurrence and during the continuation
                                   of an Indenture Default under any Indenture, the Controlling Party may, among other things, direct the Subordination Agent, which will in turn direct the Indenture Trustee, to accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to the provisions of the next paragraph below. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement.

                                 Subject to the rights of any Owner Trustee or
                                   Owner Participant, so long as any
                                   Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of United, without the consent of the Trustee, (a) no Aircraft subject to the lien of any Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the aggregate outstanding principal amount of the Equipment Notes related to such Aircraft, plus accrued interest thereon, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by United under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by United under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

Method of Distribution........   The persons in whose names the Certificates are
                                   registered will be treated as the owners of such Certificates for the purpose of receiving payments of principal of and interest on such Certificates and for all other purposes whatsoever. Therefore, none of the Trustees, United, the Indenture Trustees, the Liquidity Providers, the Owner Participants or the Owner Trustees has any direct responsibility or liability for distributions or payments to owners of beneficial interests in the Certificates (the "Certificate Owners"). Distributions by the Trustee in respect of Certificates registered in the name of Cede, as nominee of DTC, including the final distribution of principal with respect to such Certificates of any Trust, will be made in same-day funds to DTC. DTC will in turn make distributions in same-day funds to those participants in DTC who are credited with ownership of such Certificates ("DTC Participants") in amounts proportionate to the amount of each such DTC Participant's respective holdings of beneficial interests in such Certificates. Corresponding payments by the DTC Participants to beneficial owners of such Certificates will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. The final distribution with respect to the Certificates of any Trust will be made only upon surrender and presentation thereof to the Trustee. See "Description of the New Certificates -- Book-Entry; Delivery and Form."

Trustee.......................   First Security Bank, National Association acts
                                   as Trustee and as paying agent and registrar for the Certificates of each Trust. First Security Bank, National Association also acts as Indenture Trustee, as paying agent and registrar for each Series of Equipment Notes and as Subordination Agent under the Intercreditor Agreement.

Federal Income Tax
Consequences..................   The exchange of New Certificates for Old
                                   Certificates will not be a sale or exchange or otherwise taxable event for Federal income tax purposes.

ERISA Considerations..........   In general, employee benefit plans subject to
                                   Title I of the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or entities which may be deemed to hold the assets of any such plan) (collectively, "Plans") will be eligible to purchase the Certificates if the conditions of one or more administrative class exemptions are satisfied. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that either (i) no Plan assets have been used to purchase such Certificate or (ii) the purchase and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to an administrative class exemption. See "ERISA Considerations" and "Transfer Restrictions." Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                                  RISK FACTORS

     HOLDERS OF OLD CERTIFICATES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND OTHER PUBLICLY AVAILABLE INFORMATION REGARDING UNITED AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS BEFORE TENDERING THEIR OLD CERTIFICATES IN THE EXCHANGE OFFER. THE RISK FACTORS SET FORTH BELOW (OTHER THAN "-- CONSEQUENCES OF FAILURE TO EXCHANGE") ARE GENERALLY APPLICABLE TO THE OLD CERTIFICATES AS WELL AS THE NEW CERTIFICATES.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. United does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     The proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. Appraisals in respect of the Aircraft (without physical inspection thereof) have been prepared by AISI, BK and AvSolutions. Such appraisals are based on varying assumptions and methodologies, which differ among the Appraisers. The Appraisers have delivered letters summarizing their respective reports, copies of which are annexed to this Prospectus as Appendix
II. See "Description of the Aircraft and the Appraisals." The appraised value of each Aircraft and, accordingly, the initial aggregate Aircraft value as referred to herein, is based upon the lesser of the average and median base values of such Aircraft as appraised by the Appraisers and projected as of the scheduled delivery month of such Aircraft. Such aggregate appraised values also assume depreciation of approximately 2% of the initial appraised value per year through the fifteenth year after the date of delivery of such Aircraft, by approximately 4% of the initial appraised value per year for the next five years and by approximately 6% of the initial appraised value per year thereafter, although no assurance can be given as to the actual market value rate of depreciation, which may differ from such rates during such period. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals of the Appraisers. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the supply of aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to the Equipment Notes and the Aircraft pursuant to the applicable Pass Through Trust Agreement and the applicable Indenture would be sufficient to satisfy in full payments due on the Certificates.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Certain provisions of the Intercreditor Agreement, which provide for the subordination of the Class B Certificates to the Class A Certificates, the subordination of the Class C Certificates to the Class B Certificates and the subordination of the Class D Certificates to the Class C Certificates, may result in the holders of the subordinated Classes of Certificates receiving less than the full amount due to them after the occurrence of a payment default under any Equipment Note or a Triggering Event, even if all of the Equipment Notes eventually are paid in full. Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Providers will be parties, on each Distribution Date, all payments received by the Subordination Agent will be distributed in the order of priority described in "Description of the Intercreditor Agreement -- Priority of Distributions" depending on, among other things, whether or not a Triggering Event has occurred.

     The priority of distributions after a payment default under any Equipment Note or a Triggering Event will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior Series of Equipment Notes. If this occurs, interest accruing on the remaining Equipment Notes will in the aggregate be less than interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     The Certificateholders have certain limitations on their ability to sell or otherwise control the collateral of the Trusts as described below. Pursuant to the Intercreditor Agreement, the Trustees and the Primary Liquidity Providers have agreed that, with respect to any Indenture at any given time, the Indenture Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by a Majority in Interest of Noteholders (as defined in such Indenture) so long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) insofar as an Indenture Default has occurred and is continuing, by the Controlling Party. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the Remaining Commitment Amount under any Primary Liquidity Facility is and remains zero (for any reason other than a Downgrade Drawing), (y) the date on which a Final Drawing has been made under any Primary Liquidity Facility and (z) the date on which all Equipment Notes have been accelerated, the Primary Liquidity Provider has the right to elect to become the Controlling Party with respect to such Indenture; provided, however, that if there is more than one Primary Liquidity Provider, the Primary Liquidity Providers holding in excess of 50% of unreimbursed Liquidity Obligations will have such right. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) will irrevocably agree (and the Certificateholders, other than the Certificateholders represented by the Controlling Party, will be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies."

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may, among other things, direct the Subordination Agent, which will in turn direct the Indenture Trustee, to accelerate and, subject to the provisions of the following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. Subject to the rights of any Owner Trustee or the Owner Participant, so long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or
(y) the bankruptcy or insolvency of United, without the consent of the Trustee,
(a) no Aircraft subject to the lien of any Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the aggregate outstanding principal amount of the Equipment Notes related to such Aircraft, plus accrued interest thereon, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by United under the Lease for such Leased Aircraft may not be adjusted if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by United under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate. The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such

Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against United, any Owner Trustee, any Owner Participant or any Trustee.

     The Equipment Notes are not cross-collateralized and, thus, proceeds from the sale of an Aircraft in excess of the amounts due on Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.

PURCHASE OR REFINANCING OF EQUIPMENT NOTES RELATING TO THE LEASED AIRCRAFT ON THE FINAL EXPECTED DISTRIBUTION DATE

     The Final Expected Distribution Date on the Certificates is scheduled to occur prior to the maturity date of the Equipment Notes relating to the Leased Aircraft. On the Final Expected Distribution Date, the installments of principal and interest then due and payable on the Equipment Notes relating to the Leased Aircraft, together with the principal and interest due on the Equipment Notes relating to the Owned Aircraft, will be insufficient to pay the final expected distribution of principal on the Certificates. Under the Note Purchase Agreement, the applicable Trustees will obtain the funds to pay the final expected distribution on the Certificates on the Final Expected Distribution Date from the payment by United in full at maturity of the principal and accrued interest on the Equipment Notes issued with respect to the Owned Aircraft and by selling, or permitting the refinancing of, the Equipment Notes issued with respect to the Leased Aircraft for an amount equal to the principal thereof plus accrued interest thereon.

     On the Final Expected Distribution Date, United or its designee may purchase the Equipment Notes relating to the Leased Aircraft from the Trustees for an amount equal to the principal thereof plus accrued interest thereon, or United may arrange for the purchase of the Equipment Notes by a third party for an amount equal to the principal amount thereof plus accrued interest thereon.

     Whether or not United purchases or refinances the Equipment Notes relating to the Leased Aircraft in full on the Final Expected Distribution Date, the interest rates on each Series of Equipment Notes relating to the Leased Aircraft that remains outstanding on or after the Final Expected Distribution Date will be reset to the interest rate that, in the good faith determination of the Reset Agent after consideration of the then current rates for pass through certificates of United and other comparable equipment lessees having similar tenor, rating and other pricing terms, will enable each such Series of Equipment Notes to be sold at 100% of the principal amount thereof on the Final Expected Distribution Date.

     Neither the failure of United to purchase or refinance the Equipment Notes relating to the Leased Aircraft nor the failure of the Reset Agent to set a rate that results in a sale of such Equipment Notes will constitute an Indenture Default. Consequently, Leased Aircraft Indenture Trustees will not be entitled to exercise remedies against the Leased Aircraft, including repossession of the Leased Aircraft pursuant to Section 1110, or accelerate the Equipment Notes relating to the Leased Aircraft solely as a result of the failure by United to purchase or refinance the Equipment Notes relating to the Leased Aircraft on or prior to the Final Expected Distribution Date. While the Trustee will be obligated to sell the Equipment Notes issued with respect to the Leased Aircraft at par (and to reset the interest rate on such Equipment Notes to enable such sale), the market for Equipment Notes at such time may be very limited and there can be no assurance such sale will occur or that such sale will occur in a timely manner.

ABSENCE OF AN ESTABLISHED MARKET FOR THE CERTIFICATES

     There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop. Prior to the Exchange Offer, there was no public market for the Certificates and neither United nor any Trust intends to apply for listing of the Certificates on any securities exchange or for quotation of the Certificates on The Nasdaq Stock Market's National Market or otherwise. United has been advised by the Class A Initial Purchasers that one or more of them presently intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates and any such market-making activity may be discontinued at any time without notice at the sole discretion of each Class A Initial Purchaser. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to United from the issuance of the New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Class A Certificates and the Old Class B Certificates were used to purchase the Series A and Series B Equipment Notes, respectively, issued by (a) the related Owner Trustees in connection with the refinancing of the indebtedness originally incurred by such Owner Trustees to finance the purchase of each of the Leased Aircraft and (b) United in connection with the debt financings secured by the Owned Aircraft.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."

GENERAL

     In connection with the issuance of the Old Certificates, pursuant to a Purchase Agreement dated as of December 18, 1997, between United and the Class A Initial Purchasers, and pursuant to a Purchase Agreement dated as of December 23, 1997, between United and the Class B Initial Purchaser, the Class A Initial Purchasers and the Class B Initial Purchaser and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, United is obligated to use its best efforts to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new certificates identical in all material respects to the Old Certificates within 90 days after December 23, 1997 (the "Issuance Date"), (ii) cause the Registration Statement to become effective under the Securities Act within 150 days after the Issuance Date, (iii) cause the Registration Statement to remain effective until the closing of the Exchange Offer and (iv) consummate the Exchange Offer within 180 calendar days after the Issuance Date. United will keep the Exchange Offer open for a period of not less than 30 calendar days. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal face amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders of the Old Certificates as of          , 1998. The Exchange
Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."

     Old Certificates will be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

     The New Certificates are being offered hereby in order to satisfy certain obligations of United contained in the Registration Rights Agreement. United is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, United has not sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, United believes that New Certificates issued pursuant to the Exchange Offer to a holder in exchange for Old Certificates may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased Old Certificates directly from United for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) an "affiliate" of United within the meaning of Rule 405 under the Securities Act, or (iii) a broker-dealer who acquired the Old Certificates as a result of market-making or other trading activities), without further compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such holder is acquiring the New Certificates in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Certificates. Holders wishing to accept the Exchange Offer must represent to United, as required by the Registration Rights Agreement, that such conditions have been met. Any holder of Old Certificates who is not able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Certificates unless such sale is made pursuant to an exemption from such requirements.

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Participating Broker Dealer") must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, United has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Certificates. See "Plan of Distribution."

     If any changes in law or the applicable interpretations of the staff of the Commission do not permit United to effect the Exchange Offer, if the Registration Statement is not declared effective within 150 days after the Issuance Date under certain circumstances or the Exchange Offer is not consummated within 180 days after the Issuance Date under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, United will, in lieu of effecting the registration of the New Certificates pursuant to the Registration Statement and at no cost to the holders of Old Certificates, (a) as promptly as practicable file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Certificates, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th calendar day after the Issuance Date and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     If neither the consummation of the Exchange Offer nor the declaration by the Commission of the Shelf Registration Statement to be effective (each, a "Registration Event") occurs on or prior to the 180th calendar day following the Issuance Date, the interest rate per annum borne by the Equipment Notes will be increased by 0.50% from and including July 1, 1998 to but excluding the date on which a Registration Event occurs. If the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes will be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions,

United will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Consequences of Failure to Exchange."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The term "Expiration Date" means               , 1998 (30 calendar days
following the commencement of the Exchange Offer), unless United, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" means the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by June 21, 1998, the interest rate borne by the Equipment Notes is subject to increase. See "-- General."

     In order to extend the Expiration Date, United will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that United is extending the Exchange Offer for a specified period of time.

     United reserves the right (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" have occurred and not have been waived by United, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by United to constitute a material change, United will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

     Without limiting the manner in which United may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, United has no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW CERTIFICATES

     The New Certificates will accrue interest at the applicable per annum rate for such Trust set forth on the cover page of this Prospectus, from the most recent date to which interest has been paid on the Old Certificates or, if no interest has been paid, from the Issuance Date. Interest on the New Certificates is payable on March 2, June 2, September 2 and December 2 of each year commencing upon the consummation of the Exchange Offer, subject to the terms of the Intercreditor Agreement.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, together with any other documents required by such Letter of Transmittal, or (in the case of a book-entry transfer) an Agent's Message in lieu of such Letter of Transmittal, to the Exchange Agent at the address set forth below under " -- Exchange Agent" prior to 5:00 p.m, New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date with the Letter of Transmittal or Agent's Message in lieu of such Letter of Transmittal or (iii) the holder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by the Book-entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO UNITED. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Certificates will constitute an agreement between such holder and United in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of United or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by United, evidence satisfactory to United of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by United in its sole discretion, which determination will be final and binding. United reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates the acceptance of which would, in the opinion of counsel for United, be unlawful. United also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. United's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as United shall determine. Neither United, the Exchange Agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor will any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, United reserves the right in its sole discretion, subject to the provisions of the Pass Through Trust Agreements, to (i) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. See "-- Conditions" below. For purposes of the Exchange Offer, Old Certificates will be deemed to have been accepted for exchange when, as and if United has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof and (iii) all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described below, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Certificates at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Certificates by causing the Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees or an Agent's Message in lieu thereof, together with any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by United (a "Notice of Guaranteed Delivery") (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by United, whose determination will be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, United will not be required to accept for exchange, or to exchange, any Old Certificates for any New Certificates, and, as described below, may terminate the Exchange Offer (whether or not any Old Certificates have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (i) the due tendering of Old Certificates in accordance with the Exchange Offer;

          (ii) the Exchange Offer, or the making of any exchange by a holder, violates any applicable law, statute, rule, regulation or any applicable interpretation of the staff of the Commission;

          (iii) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted that, in the reasonable judgment of United, might materially impair the ability of United to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to United; or

          (iv) each holder of Old Certificates exchanged in the Exchange Offer shall have made certain customary representations, including representations that, among other things, (i) the holder is not an "affiliate" of United as defined in Rule 405 of the Securities Act, (ii) the holder is not a broker-dealer that acquired Old Certificates directly from United in order to resell them pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, (iii) the holder will acquire New Certificates in the ordinary course of business and
     (iv) that the holder is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Certificates.

     If United determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, United may, subject to applicable law, (i) terminate the Exchange Offer (whether or not any Old Certificates have theretofore been accepted for exchange), (ii) extend the Exchange Offer and retain all Old Certificates tendered prior to the expiration of the Exchange Offer subject, however, to the rights of holders to withdraw such Old Certificates or (iii) waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, United will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Certificates, and United will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     The foregoing conditions are for the sole benefit of United and may be waived by United in whole or in part at any time and from time to time in its sole discretion. The failure by United at any time to exercise any of the foregoing rights shall not be deemed a waiver of such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by United concerning the events described above will be final and binding upon all parties.

     In addition, United will not accept for exchange any Old Certificates tendered, and no New Certificates will be issued in exchange for any such Old Certificates, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

EXCHANGE AGENT

     First Security Bank, National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                      By Hand, Mail or Overnight Delivery:
                   First Security Bank, National Association
                              79 South Main Street
                           Salt Lake City, Utah 84111
                     Attention: Corporate Trust Department

                            Facsimile Transmission:
                                 (801) 246-5053

                             Confirm by Telephone:
                                 (801) 246-5657
                                  Dianne Diaz

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by United. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. However, additional solicitations may be made by telegraph, telephone, telecopy, electronic mail or in person by officers and regular employees of United.

     United will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. United will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. United may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by United, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     United will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

MISCELLANEOUS

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Certificates are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     United may in the future seek to acquire untendered Old Certificates, to the extent permitted by applicable law, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. United has no present plans to acquire any Old Certificates that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Old Certificates.

               SUMMARY OF NEW CERTIFICATES AND CERTAIN AGREEMENTS

     The summaries of agreements set forth in "Description of the New Certificates," "Description of the Liquidity Facilities" and "Description of the Equipment Notes" below describe the terms of the New Certificates, the Equipment Notes, the Trusts, the Pass Through Trust Agreements, the Liquidity Facilities, the Intercreditor Agreement and certain other agreements related to the foregoing. The summaries do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the New Certificates, the Equipment Notes, the Leases, the Indentures, the Participation Agreements, the Pass Through Trust Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Note Purchase Agreement and the Registration Rights Agreement (the "Operative Agreements"), which have been filed as exhibits to the Registration Statement and copies of which are available as set forth under the heading "Available Information." Except as otherwise indicated, the following summaries relate to each of the Trusts and the Certificates issued by each Trust. Citations appearing below in parentheses relate to the relevant sections of the Basic Pass Through Trust Agreement unless otherwise indicated. Copies of the Operative Agreements are available from the Trustee.

                      DESCRIPTION OF THE NEW CERTIFICATES

GENERAL

     The New Certificates of each Trust will be issued in fully registered form only. Each New Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such New Certificate is issued. The Trust Property of each Trust consists of: (i) the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder; (ii) the rights of such Trust under the Intercreditor Agreement, the Registration Rights Agreement and the Note Purchase Agreement (including all monies receivable in respect of such rights); (iii) in the case of the Class A and Class B Trusts, all monies receivable by the Subordination Agent under the Liquidity Facilities for such Trust; and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. The New Certificates represent pro rata shares of the Equipment Notes and property held in the related Trust and will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. (Section 3.01(b))

     The Certificates issued by the Class C Trust were initially acquired by Kreditanstalt fur Wiederaufbau, and the Certificates issued by the Class D Trust were initially acquired by an affiliate of United.

     The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property. (Sections 3.01(a) and 3.11) The Certificates do not represent an interest in or an obligation of United, the Trustees, the Liquidity Providers, any of the Indenture Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. The existence of each Trust will not limit the liability that Certificateholders of such Trust would otherwise incur if such holders owned directly the corresponding Equipment Notes or incurred directly the obligations of such Trust.

SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Providers are parties, on each Distribution Date all payments received by the Subordination Agent will be distributed in the order of priority described below in "Description of the Intercreditor Agreement -- Priority of Distributions."

     The priority of distributions after a payment default under any Equipment Note will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior Series of Equipment Notes. If this occurs, interest accruing on the remaining Equipment Notes will in the aggregate be less than interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

PAYMENTS AND DISTRIBUTIONS

     Payments of principal, any Additional Payments and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments (as defined herein).

     Interest applicable to the Class A and Class B Certificates will be payable at a floating rate equal to Three-Month LIBOR plus the spread for the Class A and Class B Certificates, respectively, set forth on the cover page of this Prospectus.

     Interest on the Equipment Notes is payable on March 2, June 2, September 2 and December 2 of each year, commencing on March 2, 1998. These interest payments will be passed through to Certificateholders of each Trust on each Regular Distribution Date until the Final Expected Distribution Date for such Certificates, in each case subject to the Intercreditor Agreement. Interest is calculated on the basis of the actual number of days elapsed over a 360-day year.

     "Three-Month LIBOR" means, with respect to each interest period beginning on and including a Regular Distribution Date and ending on but excluding the next Regular Distribution Date, the interest rate per annum (calculated on the basis of a 360-day year and actual days elapsed) at which deposits in U.S. Dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or such other page as may replace such display page 3750 for the purpose of displaying London interbank offered rates for Dollar deposits), or if not so indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Calculation Agent, of such rates as indicated on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purpose of displaying London interbank offering rates for Dollar deposits) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Calculation Agent, of such rates offered by the London Reference Banks to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the LIBOR Business Day that is two LIBOR Business Days prior to the first day of such interest period (the "Three Month LIBOR Reference Date") for deposits for a period of three months in an amount substantially equal to the principal amount of the Equipment Notes then outstanding. For the purposes of this paragraph, the "London Reference Banks" means the principal London offices of National Westminster Bank Plc, Barclays Bank Plc and Bayerische Landesbank Girozentrale, or such other bank or banks as may from time to time be agreed to by the Company and the Calculation Agent. The Calculation Agent will, if necessary, request that each of the London Reference Banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded upwards to the nearest 1/100%). If no such quotation can be obtained, the rate will be Three-Month LIBOR for the immediately preceding interest period. The "Calculation Agent" with respect to any Indenture is the applicable Indenture Trustee.

     "LIBOR Business Day" means any day other than a Saturday or Sunday or any other day on which banks are required or authorized to close in New York, New York or London, England.

     The interest rate applicable to each Class of Certificates is subject to change to the same extent as the interest rate for the corresponding Series of Equipment Notes (see "Description of the Equipment Notes -- Principal and Interest Payments") and under certain circumstances described in "Exchange Offer --General."

     Payments of interest on the Class A and Class B Certificates are supported by two separate Liquidity Facilities provided by Kreditanstalt fur Wiederaufbau (the "Primary Liquidity Provider") and Credit Suisse Financial Products (the "Above-Cap Liquidity Provider") (each of the Primary Liquidity Provider and the Above-Cap Liquidity Provider being a "Liquidity Provider") for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon on up to six consecutive Regular Distribution Dates. Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Class A and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the Liquidity Facilities for such Trust. See "Description of the Liquidity Facilities."

     Payments of principal on the Equipment Notes held in each Trust are scheduled to be received in specified amounts by the Trustee of such Trust on any of March 2, June 2, September 2 or December 2 of specified years depending upon the terms of the Equipment Notes held in such Trust, commencing on March 2, 1998. Scheduled payments of interest and principal on the Equipment Notes are referred to herein as "Scheduled Payments." Each of March 2, June 2, September 2 and December 2 of each year are referred to herein as a "Regular Distribution Date." See "Description of the Equipment Notes -- Principal and Interest Payments." The Final Maturity Date for each of the Class A and Class B Certificates is March 2, 2004, and the Final Maturity Date for the Class C and Class D Certificates is December 2, 2002.

     The Scheduled Payments of principal on the Equipment Notes held in each Trust are set forth in the following table, along with the corresponding scheduled distributions of principal of such Trust.

                                                  1997-1A TRUST                  1997-1B TRUST
                                           ----------------------------   ----------------------------
                                           INSTALLMENTS   DISTRIBUTIONS   INSTALLMENTS   DISTRIBUTIONS
                                           OF PRINCIPAL      ON PASS      OF PRINCIPAL      ON PASS
                                           OF EQUIPMENT      THROUGH      OF EQUIPMENT      THROUGH
                  DATE                        NOTES       CERTIFICATES       NOTES       CERTIFICATES
                  ----                     ------------   -------------   ------------   -------------
March 2, 1998............................  $    415,900   $    415,900    $    385,563   $    385,563
June 2, 1998.............................    10,062,730     10,062,730       1,874,904      1,874,904
September 2, 1998........................       327,095        327,095               0              0
December 2, 1998.........................     3,578,458      3,578,458         357,054        357,054
June 2, 1999.............................    10,062,730     10,062,730       1,874,904      1,874,904
December 2, 1999.........................     3,578,659      3,578,659         132,560        132,560
June 2, 2000.............................    10,062,730     10,062,730       1,874,904      1,874,904
December 2, 2000.........................     3,578,658      3,578,658         272,936        272,936
June 2, 2001.............................    10,062,730     10,062,730       1,874,904      1,874,904
December 2, 2001.........................     3,578,658      3,578,658         324,365        324,365
June 2, 2002.............................    10,062,730     10,062,730       1,874,904      1,874,904
December 2, 2002.........................   343,441,714    380,454,922      86,909,019     95,760,001
December 2, 2003.........................       993,599              0         237,600              0
December 2, 2004.........................       993,600              0         237,600              0
December 2, 2005.........................     1,737,194              0         560,860              0
December 2, 2006.........................     1,987,202              0         329,756              0
December 2, 2007.........................     1,987,199              0         475,199              0
December 2, 2008.........................     1,987,199              0         475,199              0
December 2, 2009.........................     1,987,202              0         895,592              0
December 2, 2010.........................     2,730,794              0         865,335              0
December 2, 2011.........................     2,980,802              0          80,089              0
December 2, 2012.........................     3,354,296              0         339,305              0
December 2, 2013.........................     2,607,305              0       1,402,015              0
December 2, 2014.........................     3,573,444              0       2,429,133              0
December 2, 2015.........................    10,093,372              0         523,299              0
                                           ------------   ------------    ------------   ------------
                                           $445,826,000   $445,826,000    $106,607,000   $106,607,000
                                           ============   ============    ============   ============


                                                  1997-1C TRUST                  1997-1D TRUST
                                           ----------------------------   ----------------------------
                                           INSTALLMENTS   DISTRIBUTIONS   INSTALLMENTS   DISTRIBUTIONS
                                           OF PRINCIPAL      ON PASS      OF PRINCIPAL      ON PASS
                                           OF EQUIPMENT      THROUGH      OF EQUIPMENT      THROUGH
                  DATE                        NOTES       CERTIFICATES       NOTES       CERTIFICATES
                  ----                     ------------   -------------   ------------   -------------
March 2, 1998............................  $          0   $          0    $    514,352   $    514,352
June 2, 1998.............................     1,841,130      1,841,130               0              0
December 2, 1998.........................       349,852        349,852         432,161        432,161
June 2, 1999.............................     1,841,130      1,841,130               0              0
December 2, 1999.........................       575,147        575,147       1,366,587      1,366,587
June 2, 2000.............................     1,841,130      1,841,130               0              0
December 2, 2000.........................       434,770        434,770       1,542,212      1,542,212
June 2, 2001.............................     1,841,130      1,841,130               0              0
December 2, 2001.........................       383,341        383,341       1,741,353      1,741,353
June 2, 2002.............................     1,841,130      1,841,130               0              0
December 2, 2002.........................    88,590,986     99,051,239       1,944,865      5,826,516
December 2, 2003.........................       280,800              0       2,157,978              0
December 2, 2004.........................     1,151,107              0       1,513,776              0
December 2, 2005.........................     1,848,223              0               0              0
December 2, 2007.........................       731,826              0               0              0
December 2, 2008.........................     1,244,732              0               0              0
December 2, 2009.........................     1,217,541              0               0              0
December 2, 2010.........................       153,675              0               0              0
December 2, 2012.........................       247,803              0               0              0
December 2, 2013.........................     1,653,367              0         209,896              0
December 2, 2014.........................     1,931,179              0               0              0
                                           ------------   ------------    ------------   ------------
                                           $110,000,000   $110,000,000    $ 11,423,182   $ 11,423,182
                                           ============   ============    ============   ============

     The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which has been confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust. Each such distribution of Scheduled Payments will be made by the Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Section 4.02(a)) If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Indenture Estate under (and as defined in) each Indenture (other than a Scheduled Payment) (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of all or any series of the Equipment Notes relating to one or more Aircraft, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment, in each case subject to the Intercreditor Agreement. The Trustee will mail notice to the Certificateholders of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date. (Section 4.02(c)) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption."

     The Basic Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. The Basic Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments, which account will be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of the Basic Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Sections 4.01 and 4.04) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book Entry; Delivery and Form" below.

     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next Business Day with additional interest at the interest rate then applicable to the Certificates.

     "Business Day" means any day (x) other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York, Frankfurt, Germany or the city and state in which any Trustee, the Subordination Agent or any Indenture Trustee maintains its corporate trust office or receives and disburses funds, and (y) on which dealings are carried on in the London interbank market.

POOL FACTORS

     Unless there has been an early redemption, purchase or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption," the Pool Factor with respect to each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described below in "Description of the Equipment Notes -- General." In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or any Additional Payment thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     The "Pool Factor" for the Certificates issued pursuant to any Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. Assuming that no early redemption or purchase, or default, in respect of any Equipment Notes has occurred, the Pool Factor for each Trust will be
1.0000000 on the date of issuance of the Certificates. Thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

                                        1997-1A TRUST      1997-1A TRUST     1997-1B TRUST      1997-1B TRUST
                                      SCHEDULED PAYMENTS     EXPECTED      SCHEDULED PAYMENTS     EXPECTED
                DATE                     OF PRINCIPAL       POOL FACTOR       OF PRINCIPAL       POOL FACTOR
                ----                  ------------------   -------------   ------------------   -------------
March 2, 1998........................    $    415,900        0.9990671        $   385,563         0.9963833
June 2, 1998.........................      10,062,730        0.9764961          1,874,904         0.9787963
September 2, 1998....................         327,095        0.9757625                  0         0.9787963
December 2, 1998.....................       3,578,458        0.9677359            357,054         0.9754470
June 2, 1999.........................      10,062,730        0.9451649          1,874,904         0.9578599
December 2, 1999.....................       3,578,659        0.9371379            132,560         0.9566165
June 2, 2000.........................      10,062,730        0.9145669          1,874,904         0.9390294
December 2, 2000.....................       3,578,658        0.9065399            272,936         0.9364692
June 2, 2001.........................      10,062,730        0.8839689          1,874,904         0.9188822
December 2, 2001.....................       3,578,658        0.8759419            324,365         0.9158395
June 2, 2002.........................      10,062,730        0.8533709          1,874,904         0.8982525
December 2, 2002.....................     380,454,922        0.0000000         95,760,001         0.0000000

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date with respect to a class of Certificates, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Class a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Class, as to (i) and (ii) below):

          (i) the amount of such distribution allocable to principal and the amount allocable to any Additional Payments;

          (ii) the amount of such distribution allocable to interest; and

          (iii) the Pool Balance and the Pool Factor. (Section 4.03)

     With respect to the Certificates registered in the name of Cede & Co., as nominee for DTC, on the Record Date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such Record Date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates. (Section 4.03(a))

     In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the related Trust for such calendar year or, or if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Section 4.03(b)) Such report and such items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Section 4.03)

     With respect to the Certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An "Indenture Default" will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). (Leased Aircraft Indentures, Section 8.01(e)) Since the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or, with respect to the Leased Aircraft, in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and, with respect to the Leased Aircraft, a Lease Event of Default under any particular Lease will not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions."

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Leased Aircraft Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured. (Leased Aircraft Indentures, Section 8.03(e))

     If the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, such Trustee may resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Pass Through Trust Agreement.

     Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. (Intercreditor Agreement, Section 4.1) The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale will be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01(b) and 4.02(b)) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, the Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against United, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01(b) and 4.02(b)) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Trustee or Owner Participant exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     The Basic Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any Indenture Default, give to the Company, any related Owner Trustees, the related Owner Participants, the related Indenture Trustees and the Certificateholders of such Trust notice, transmitted by mail, of such default with respect to such Trust known to it; provided that, except in the case of default in the payment of principal, any Additional Payments or interest on any of the Equipment Notes, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02)

     The Basic Pass Through Trust Agreement contains a provision stating that the Trustee of the related Trust will be under no obligation to exercise any of its rights or powers under the Basic Pass Through Trust Agreement or the Trust Supplements at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee indemnification satisfactory to it. (Section 7.03(e))

     Subject to the Intercreditor Agreement, the holders of the Certificates of the Trusts of each class evidencing fractional undivided interests aggregating not less than a majority in interest of the Trusts of the same class may, on behalf of the holders of all the Certificates of such Trusts, waive any past default under the

Basic Pass Through Trust Agreement or under the related Trust Supplements with respect to such Trusts or, if the Trustee of such Trusts is the Controlling Party, may direct such Trustee to instruct the applicable Indenture Trustee to waive any past Indenture Default with respect to such Trusts and thereby annul any direction given by such holders or such Trustee to such Indenture Trustee with respect thereto, except a default (i) in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) in payment of the principal, any Additional Payments or interest with respect to any of the Equipment Notes held in such Trust and (iii) in respect of any covenant or provision of the Basic Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trusts affected thereby. (Section 6.04) Each Indenture provides that, with certain exceptions and subject to the terms of the Intercreditor Agreement, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Leased Aircraft Indentures, Section 8.05; Owned Aircraft Indentures, Section 8.04) Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party is entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, (i) the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and (iii) the Class D Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates, plus accrued and unpaid interest thereon to the date of purchase, without any Additional Payments, but including any other amounts due to the Certificateholders of such Class or Classes. (Section 6.01(b))

PTC EVENT OF DEFAULT

     A PTC Event of Default is defined under the Intercreditor Agreement as the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from a Cash Account, with respect thereto in an amount sufficient to pay such interest and has distributed such amount to the Certificateholders entitled thereto). (Intercreditor Agreement, Section 1.1) Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     United is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless: (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Aviation Act"), (b) be a U.S. certificated air carrier and (c) expressly assume all of the obligations of United contained in the Basic Pass Through Trust Agreement, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases; (ii) in the case of the Leased Aircraft, immediately after giving effect to such transactions, no Lease Event of Default has occurred and is continuing; and (iii) United has delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Leased Aircraft Participation Agreements, Section 8(s); Owned Aircraft Participation Agreements, Section 6(d))

     The Basic Pass Through Trust Agreement and the Indentures do not contain any covenants or provisions that may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of United.

MODIFICATIONS OF THE BASIC PASS THROUGH TRUST AGREEMENT AND CERTAIN OTHER AGREEMENTS

     The Basic Pass Through Trust Agreement contains provisions permitting the execution of supplemental trust agreements, without the consent of the holders of any Class of the Certificates of the Trusts, (i) to provide for the formation of a Trust, the issuance of a Class of Certificates and other matters contemplated by the Basic Pass Through Trust Agreement, (ii) to evidence the succession of another corporation to United and the assumption by such corporation of United's covenants under the Basic Pass Through Trust Agreement,
(iii) to add to the covenants of United for the benefit of holders of such Certificates or to surrender any right or power in the Basic Pass Through Trust Agreement conferred upon United, (iv) to correct or supplement any defective or inconsistent provision of, or to cure any ambiguity or correct any mistake in, the Basic Pass Through Trust Agreement, the Intercreditor Agreement or the Liquidity Facilities, (v) to modify any other provisions with respect to matters or questions arising under the Basic Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, provided such action does not materially adversely affect the interests of the holders of such Certificates, (vi) to modify, eliminate or add provisions necessary to continue the qualification of the Basic Pass Through Trust Agreement under the Trust Indenture Act, and to modify or add to the Basic Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vii) to provide for a successor Trustee under the Basic Pass Through Trust Agreement or to add to or change any provision of the Basic Pass Through Trust Agreement as shall be necessary to facilitate the administration of the trusts by more than one Trustee, (viii) to modify or eliminate provisions relating to the transfer or exchange of Exchange Certificates or the Initial Certificates upon consummation of the Exchange Offer or effectiveness of the Registration Statement, and (ix) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates of any Class are listed or of any regulatory body. (Section 9.01)

     In addition, with respect to each Trust and the Class of Certificates relating thereto and with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, United may (with the consent of the applicable Owner Trustee, if any, which consent may not be unreasonably withheld) and the Trustee will, subject to the provisions of the Basic Pass Through Trust Agreement, enter into supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Pass Through Trust Agreement, the Intercreditor Agreement, the Primary Liquidity Facility, the Registration Rights Agreement or the Note Purchase Agreement; provided, however, that no such supplemental agreement will, without the consent of the holder of each outstanding Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date of payment on any Certificate or place of any payment where, or the coin or currency in which, any Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Pass Through Trust Agreement or the Note Purchase Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement, (d) reduce the percentage of the aggregate fractional undivided interests of such Trust which is required for any such supplemental agreement or reduce such percentage required for any waiver provided for in the Basic Pass Through Trust Agreement, or (e) amend provisions of the Intercreditor Agreement relating to priority of distribution in a manner that has a material adverse effect on the Certificateholders. (Section 9.02)

TERMINATION OF THE TRUSTS

     In respect of each Trust created by the Basic Pass Through Trust Agreement as supplemented by a related Trust Supplement, the obligations of United and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust and such Trustee of all amounts required to be distributed to them pursuant to the Basic Pass Through Trust Agreement and the Trust Supplement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

     The Trustee for each Trust is First Security Bank, National Association.

     With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Pass Through Trust Agreement or the Trust Supplements, the Certificates of any class, the Note Purchase Agreement, the Equipment Notes, the Intercreditor Agreement, the Registration Rights Agreement, the Indentures, the Leases, the Participation Agreements or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust will not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. (Section 7.03(h)) Subject to certain provisions, the Trustees are under no obligation to exercise any of their rights or powers under the Basic Pass Through Trust Agreement or the Trust Supplements at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustees indemnity satisfactory to them. (Section 7.03(e)) The Basic Pass Through Trust Agreement provides that the Trustees in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with United, any Owner Trustee or the Indenture Trustees with the same rights they would have if they were not the Trustees. (Section 7.05)

     Any Trustee may resign with respect to any or all of the Trusts of which it is the Trustee at any time, in which event United will be obligated to appoint a successor trustee, which successor trustee shall be a financial institution that is unaffiliated with and independent of United. Once appointed, such successor trustee may not be removed except with the consent of the holders of a majority of the principal amount of the Certificates or as otherwise provided below. If any Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, United may remove such Trustee, or any holder of the Certificates of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee of such Trust. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Sections 7.09 and 7.10)

     The Basic Pass Through Trust Agreement provides that United will pay, or cause to be paid, the applicable Trustee's reasonable fees and expenses. (Section 7.07)

BOOK-ENTRY; DELIVERY AND FORM

     The New Certificates of each Trust will be represented by one or more permanent global Certificates, in definitive, fully registered form without interest coupons (the "Global Certificates"), to be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. (Section 3.01(c))

     DTC has advised United as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Ownership of beneficial interests in the Global Certificates will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. Qualified institutional buyers may hold their interests in the Global Certificates directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Basic Pass Through Trust Agreement. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Basic Pass Through Trust Agreement and, if applicable, Euroclear or Cedel.

     Payments of the principal of, any Additional Payments and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither United, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     United expects that DTC or its nominee, upon receipt of any payment of principal, any Additional Payments or interest in respect of the Global Certificates will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificates, as shown on the records of DTC or its nominee. United also expects that payments by participants to owners of beneficial interests in such Global Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Neither United nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Certificates and a successor depositary is not appointed within 90 days, the Trusts will issue Definitive Certificates in exchange for the Global Certificates, which, in the case of Certificates issued in exchange for the Global Certificates will bear the legend referred to under the heading "Transfer Restrictions."

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

PRIMARY LIQUIDITY FACILITIES

GENERAL

     With respect to the Certificates of the Class A Trusts and the Class B Trusts, the Subordination Agent has entered into two separate Primary Liquidity Facilities with the Primary Liquidity Provider pursuant to which the Primary Liquidity Provider will, if necessary, make advances ("Interest Drawings") to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Primary Liquidity Facility for the Trusts of any Class is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trusts of the interest payable on the Certificates of such Trusts at the Current Interest Rate therefor (not to exceed the Capped Interest Rate) on up to six consecutive quarterly Regular Distribution Dates.

DRAWINGS

     Initially, the Maximum Commitment Amount available under the Primary Liquidity Facilities for the Class A Trusts and the Class B Trusts is $70,071,917 and $16,881,773, respectively, and, thereafter, the Maximum Commitment Amount available under each Primary Liquidity Facility will equal the product of (x) 1.5, multiplied by (y) the Capped Interest Rate, multiplied by
(z) the Pool Balance of the related Class of Certificates. Except as otherwise provided below, the Primary Liquidity Facility for the Trusts of each Class will enable the Subordination Agent to make Interest Drawings thereunder after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trusts at the Current Interest Rate to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under such Primary Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on such Certificates may not exceed an amount equal to 1/6 of the Maximum Commitment Amount (determined using the Capped Interest Rate) of such Primary Liquidity Facility. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6(a)) The Primary Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of or any Additional Payment on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the Capped Interest Rate for such Trust or more than six quarterly installments of interest thereon or principal of, any Additional Payments or interest on the Certificates of any Trust of any other Class.

     Each payment by the Primary Liquidity Provider under each Primary Liquidity Facility reduces the amount available to be drawn under such Primary Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing under the Primary Liquidity Facility for the Trusts of any Class, upon repayment to each Primary Liquidity Provider in full of the amount of any Interest Drawing, together with accrued interest thereon, the amount available to be drawn will be reinstated by the amount of such repaid Interest Drawing; provided, however, that such Primary Liquidity Facility may not be so reinstated at any time (i) a Triggering Event has occurred and is continuing and
(ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. (Primary Liquidity Facility,
Section 2.02(a); Intercreditor Agreement, Section 3.6(g)) With respect to any other drawings under such Primary Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement.

     If at any time the short-term unsecured debt rating of the Primary Liquidity Provider issued by any Rating Agency (or the long-term unsecured debt rating issued by such Rating Agency if there is no such short-term rating for any Primary Liquidity Provider) is lower than the applicable Threshold Rating, each Primary Liquidity Facility must be replaced by a Replacement Primary Liquidity Facility (as defined below). If such Primary Liquidity Facility is not replaced with a Replacement Primary Liquidity Facility within 30 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to all available and undrawn amounts thereunder and will hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest

Drawings under such Primary Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(c))

     A "Replacement Primary Liquidity Facility" for any Primary Liquidity Facility means an irrevocable revolving credit facility issued by one or more replacement Primary Liquidity Providers for the same term as the Primary Liquidity Facility being replaced in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for each class of Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Primary Liquidity Provider), in a face amount equal to the Maximum Commitment Amount for such Primary Liquidity Facility and issued by a replacement Primary Liquidity Provider; provided that (i) upon the replacement of the Primary Liquidity Facility for any class of Certificates, the Primary Liquidity Facility for the other class of Certificates will also be replaced by the same replacement Primary Liquidity Providers as provided above and (ii) the commitment percentage of each replacement Primary Liquidity Provider will be the same for each Primary Liquidity Facility. (Intercreditor Agreement, Section 1.1)

     "Threshold Rating" means: (i) the short-term unsecured debt rating of "P-1" by Moody's and "A-1+" by Standard & Poor's and (ii) for any Person which does not have a published short-term unsecured debt rating from each Rating Agency, the long-term unsecured debt rating of "Aa3" by Moody's and "AA-" by Standard & Poor's. (Intercreditor Agreement, Section 1.1)

     The Primary Liquidity Facility for each class provides that the Primary Liquidity Provider's obligations thereunder will terminate on the making of any Downgrade Drawing or a Final Drawing or on the earliest of: (i) March 2, 2004;
(ii) the date on which the Subordination Agent delivers to the Primary Liquidity Provider a certification that all of the Certificates of such class have been paid in full; (iii) the date the Subordination Agent delivers to the Primary Liquidity Provider a certification that a Replacement Primary Liquidity Facility has been substituted for such Primary Liquidity Facility; (iv) the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Liquidity Provider (see "-- Liquidity Events of Default"); and
(v) the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Primary Liquidity Facility. (Liquidity Facilities, Section 2.04(b))

     United may, at its option, subject to certain conditions, arrange for replacement facilities at any time to replace the Primary Liquidity Facilities, provided that the initial Primary Liquidity Provider will only be replaced (A) if replacement will reduce or eliminate certain indemnity payments or obligations that would constitute an economic hardship to United or (B) after a Downgrade Drawing. If a replacement facility is provided at any time after a Downgrade Drawing under the related Primary Liquidity Facility, the funds on deposit in the applicable Cash Collateral Account will be returned to the Primary Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Primary Liquidity Facility from the Primary Liquidity Provider (given as described in "-- Liquidity Events of Default"), the Subordination Agent will request a final drawing (the "Final Drawing") under such Primary Liquidity Facility in an amount equal to all available and undrawn amounts thereunder and will hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Primary Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(i))

     Drawings under any Primary Liquidity Facility will be made on the second Business Day after any Regular Distribution Date by delivery by the Subordination Agent of a certificate in the form required by such Primary Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. (Liquidity Facilities, Section 2.02(d)) Upon payment by the Liquidity Provider of the amount specified in any drawing under any Primary Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under such Primary Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Primary Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest on the related Certificates. (Liquidity Facilities, Section 2.02(e))

REIMBURSEMENT OF DRAWINGS

     Amounts drawn under any Primary Liquidity Facility by reason of an Interest Drawing, the Final Drawing or an Applied Downgrade Advance (as defined in the Liquidity Facilities) will be immediately due and payable, together with interest on the amount of such drawing at a rate equal to, in the case of a LIBOR advance, the applicable LIBOR plus 1.00% per annum or, in the case of a Base Rate advance, the applicable Base Rate plus 1.00% per annum; provided that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has available funds therefor. (Liquidity Facilities, Sections 2.05 and 3.07)

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum will at all times be equal to: (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) 1/4 of one percent.

     The amount drawn under the Primary Liquidity Facility for the Trusts of any class by reason of a Downgrade Drawing (other than an Applied Downgrade Advance) will be treated as follows: (i) such amount will be released on any Regular Distribution Date to the Liquidity Providers to the extent that such amount exceeds the Maximum Commitment Amount minus any unreimbursed Interest Drawings under such Primary Liquidity Facility; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. The Downgrade Drawing under any Primary Liquidity Facility will bear interest at a rate equal to the investment earnings on amounts on deposit in the Cash Collateral Account. (Liquidity Facilities, Sections 2.06 and 3.07)

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Primary Liquidity Facility (each, a "Liquidity Event of Default") consist of: (i) the acceleration of all the Equipment Notes; and (ii) certain bankruptcy or similar events involving United. (Primary Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default occurs under any Primary Liquidity Facility and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the related Primary Liquidity Facility and accelerate the reimbursement obligations thereunder (a "Termination Notice") the effect of which will be to cause: (i) such Primary Liquidity Facility to expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Providers to promptly make, a Final Drawing, (iii) any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Primary Liquidity Facility for purposes of determining the applicable interest rate payable thereon, and (iv) all amounts owing to the Liquidity Provider to become immediately due and payable. (Liquidity Facilities, Section 6.01) Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Providers only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions". (Liquidity Facilities, Section 2.09) Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights," the Liquidity Providers may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

ABOVE-CAP LIQUIDITY FACILITY

     The Subordination Agent and the Above-Cap Liquidity Provider have entered into irrevocable interest rate cap agreements (each, an "Above-Cap Liquidity Facility" and, together with the Primary Liquidity Facilities, the "Liquidity Facilities") with respect to the Class A Trust and the Class B Trust. Under each Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider will, if necessary, make payments (if then effective Three-Month LIBOR exceeds Capped LIBOR) in an amount not to exceed the product of (x) the difference between Three-Month LIBOR and Capped LIBOR, multiplied by (y) the Pool Balance of the related Class of Certificates, multiplied by (z) actual days elapsed in the applicable interest period divided by 360 ("Above-Cap Interest Payments"), which payments, in the aggregate with the required amount of Interest Drawings under the Primary Liquidity Facilities and withdrawals from the related Cash Collateral Account, will be sufficient to pay interest on the Class A or Class B Certificates, as the case may be, on up to six consecutive Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates). An Above-Cap Interest Payment under the relevant Above-Cap Liquidity Facility will be made on the second Business Day after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement and the Interest Drawing to be made on the relevant Primary Liquidity Facility and withdrawals from the related Cash Collateral Account, there are insufficient funds available to the Subordination Agent to pay interest on any Class A or Class B Certificates. The Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility for the Class A Certificates or the Class B Certificates will only be required to pay amounts to the Subordination Agent at such times as Interest Drawings are payable and the required amounts thereof are insufficient under the Primary Liquidity Facilities or withdrawals are made from the related Cash Collateral Accounts and such withdrawals are insufficient. The Above-Cap Liquidity Facility for either the Class A Certificates or the Class B Certificates does not provide for payments thereunder to pay for principal of, or any Additional Payment on, the Certificates of such Class or principal of, or any Additional Payment or interest on the Certificates of any other Class.

     If at any time the short-term unsecured debt rating of the Above-Cap Liquidity Provider issued by any Rating Agency (or the long-term unsecured debt rating issued by such Rating Agency if there is no such short-term rating for any Above-Cap Liquidity Provider) is lower than the applicable Threshold Rating, the Above-Cap Liquidity Facility for each Class of Certificates will be required to be replaced by another similar facility to be provided by one or more financial institutions having such unsecured debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating, provided that the commitment percentage of each financial institution will be the same for the replacement Class A facility and the replacement Class B facility. If the Above-Cap Liquidity Facility is not replaced within 30 days after notice by the Above-Cap Liquidity Provider of the downgrading, the Above-Cap Liquidity Provider will transfer the Above-Cap Liquidity Facility to an affiliate, reasonably acceptable to the Rating Agencies, that is eligible to become a debtor under the United States Bankruptcy Code, and such affiliate will post collateral to the Subordination Agent for deposit into an account for the benefit of the related Class of Certificates an amount in cash equal to the product of (x) a fraction, the numerator of which is an amount equal to the difference between (A) 18 and (B) three times the number of unreimbursed Interest Drawings under the Primary Liquidity Facility, and the denominator of which is 12, multiplied by (y) the greater of (A) 12.29% per annum minus Capped LIBOR and (B) the effective Three-Month LIBOR on such 30th day minus Capped LIBOR, multiplied by (z) the Pool Balance of the applicable Class of Certificates (the "Above-Cap Collateral Amount"), and used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Above-Cap Interest Payments under the Above-Cap Liquidity Facility would be used. Cash deposited into the account will be invested in U.S. government or agency securities. On each Regular Distribution Date, the amount in the account will be increased or decreased so that on such Regular Distribution Date an amount equal to the Above-Cap Collateral Amount is deposited and available in the account. If the replacement obligation described in the first sentence of this paragraph is not met, as an alternative to the collateralization mechanism described above, the Above-Cap Liquidity Provider may provide such other assurances of creditworthiness as will maintain the then current ratings of the Class A and Class B Certificates by the Rating Agencies.

     Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Class A and Class B Certificates are entitled to receive and retain the proceeds of payments under the applicable Above-Cap Liquidity Facility.

     The Above-Cap Liquidity Provider does not have any rights to indemnity or reimbursement under the Operative Agreements.

LIQUIDITY PROVIDERS

     Primary Liquidity Provider

     The Primary Liquidity Provider is Kreditanstalt fur Wiederaufbau, which is a corporation organized under the public law of the Federal Republic of Germany. The Primary Liquidity Provider has not been involved in the preparation of, and has not prepared, this Prospectus and is not responsible for any of its contents except for the information provided under "Primary Liquidity Provider."

     Above-Cap Liquidity Provider

     The Above-Cap Liquidity Provider is Credit Suisse Financial Products which is an unlimited company incorporated in England and an authorized institution under the Banking Act of 1987 of the United Kingdom. The Above-Cap Liquidity Provider has not been involved in the preparation of, and has not prepared, this Prospectus and is not responsible for any of its contents except for the information provided under "Above-Cap Liquidity Provider."

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

INTERCREDITOR RIGHTS

     Controlling Party

     Pursuant to the Intercreditor Agreement, the Trustees, the Primary Liquidity Providers, the Above-Cap Liquidity Provider and the Subordination Agent have agreed that, with respect to any Indenture at any given time, the Indenture Trustee will be directed (a) in taking, or refraining from taking, any action thereunder or under the related Equipment Notes by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees), so long as no Indenture Default shall have occurred and be continuing thereunder and (b) after the occurrence and during the continuance of an Indenture Default thereunder, in taking, or refraining from taking, any action thereunder, including exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party, subject to the limitations described below. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the Trustee. For purposes of giving effect to the foregoing, the Trustee (other than as the Controlling Party) have irrevocably agreed (and the Certificateholders, other than the Certificateholders represented by the Controlling Party, will be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights as directed by the Controlling Party. Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of (x) the date on which the Remaining Commitment Amount (as defined in the Liquidity Facilities) is and remains zero (for any reason other than a Downgrade Drawing), (y) the date on which a Final Drawing shall have been made and remains unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated, the Primary Liquidity Providers holding more than 50% of unreimbursed liquidity obligations payable under the Liquidity Facilities will have the right to elect to become the Controlling Party with respect to such Indenture. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies."

     Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party may, among other things, direct the Subordination Agent, which in turn will direct the Indenture Trustee, to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. Subject to the rights of any Owner Trustee or Owner Participant, so long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of United, without the consent of the Trustee, (a) no Aircraft subject to the lien of any Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the aggregate outstanding principal amount of such Equipment Notes, plus accrued interest thereon, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by United under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by United under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

     The Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission Appraisals with respect to all Aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1)

PRIORITY OF DISTRIBUTIONS

     So long as no Triggering Event has occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

          first, such amount as will be required to pay all unpaid Liquidity Obligations (other than any interest accrued thereon on the principal amount of any Interest Drawing) owed to each Primary Liquidity Provider will be distributed to the Primary Liquidity Providers (the "Liquidity Expenses");

          second, such amount as will be required to pay the aggregate amount of interest accrued on all Liquidity Obligations will be distributed to the Primary Liquidity Providers;

          third, such amount as will be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f) of the Intercreditor Agreement, to fund such Cash Collateral Account up to the Maximum Commitment Amount applicable to the related Primary Liquidity Facility will be deposited in such Cash Collateral Account, (B) if any Primary Liquidity Facility becomes a Downgraded Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Remaining Commitment Amount thereunder to zero, to fund the relevant Cash Collateral Account up to the Maximum Commitment Amount applicable to such Primary Liquidity Facility will be deposited in such Cash Collateral Account and (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "third" are applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility, in each case in an amount equal to the amount of all Liquidity Obligations then due under such Primary Liquidity Facility (other than amounts payable pursuant to clause "first," "second" or "third") will be distributed to such Primary Liquidity Provider;

          fourth, if, with respect to any particular Primary Liquidity Facility, either subclause (A) or (B) of clause "third" above is applicable, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility will be paid the excess of (x) the aggregate outstanding amount of unreimbursed Drawings (whether or not then due) under such Primary Liquidity Facility over (y) the Maximum Commitment Amount applicable to such Primary Liquidity Facility;

          fifth, such amount as will be required to pay Expected Distributions to the holders of the Class A Certificates will be distributed to the Trustee;

          sixth, such amount as will be required to pay Expected Distributions to the holders of the Class B Certificates will be distributed to the Trustee;

          seventh, such amount as will be required to pay Expected Distributions to the holders of the Class C Certificates will be distributed to the Trustee;

          eighth, such amount as will be required to pay Expected Distributions to the holders of the Class D Certificates will be distributed to the Trustee;

          ninth, such amount as will be required to pay the aggregate unpaid amount of fees and expenses to the Subordination Agent and the Trustee will be distributed to the Subordination Agent and the Trustee; and

          tenth, the balance, if any, remaining will be distributed to United.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date") the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between
(A) the Pool Balance of such Certificates as of the preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates.

     So long as no Triggering Event has occurred (whether or not continuing), the Subordination Agent will make distributions of amounts on deposit on account of the redemption, purchase or refinancing of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date in the following order of priority:

          first, such amount as will be required to pay (A) all accrued and unpaid Liquidity Expenses then in arrears plus (B) the product of (x) the aggregate amount of all accrued and unpaid Liquidity Expenses not in arrears multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased, prepaid or refinanced and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes, will be distributed to the Primary Liquidity Providers;

          second, such amount as will be required to pay (A) all accrued and unpaid interest then in arrears on all Liquidity Obligations plus (B) the product of (x) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased, prepaid or refinanced and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes, will be distributed to the Primary Liquidity Providers;

          third, such amount as will be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f) of the Intercreditor Agreement, to fund such Cash Collateral Account up to the Maximum Commitment Amount applicable to the related Primary Liquidity Facility will be deposited in such Cash Collateral Account, (B) if any Primary Liquidity Facility becomes a Downgraded Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Remaining Commitment Amount thereunder to zero, to fund the relevant Cash Collateral Account up to the Maximum Commitment Amount applicable to such Primary Liquidity Facility will be deposited in such Cash Collateral Account and (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "third" are applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility, in each case in an amount equal to the amount of any unreimbursed Interest Drawings under the Primary Liquidity Facilities will be distributed to the Primary Liquidity Providers;

          fourth, if either subclause (A) or (B) of clause "third" above is applicable, then the Primary Liquidity Provider will be paid the excess of
     (x) the aggregate outstanding amount of unreimbursed

     Advances under such Primary Liquidity Facility over (y) the Maximum Commitment Amount applicable to such Primary Liquidity Facility;

          fifth, such amount as will be required to pay Expected Distributions to the holders of Class A Certificates will be distributed to the Trustee;

          sixth, such amount as will be required to pay Expected Distributions to the holders of Class B Certificates will be distributed to the Trustee;

          seventh, such amount as will be required to pay Expected Distributions to the holders of Class C Certificates will be distributed to the Trustee;

          eighth, such amount as will be required to pay Expected Distributions to the holders of Class D Certificates will be distributed to the Trustee; and

          ninth, the balance, if any, will be distributed to United.

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

          first, such amount as will be required to pay to the Subordination Agent, any Trustee, any Certificateholder and any Primary Liquidity Provider certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or any Primary Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture estate (collectively, the "Administration Expenses");

          second, such amount as will be required to pay to each Primary Liquidity Provider the Liquidity Expenses;

          third, such amount as will be required to pay to each Primary Liquidity Provider interest accrued on the Liquidity Obligations;

          fourth, such amount as will be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f) of the Intercreditor Agreement unless (i) a Performing Note Deficiency exists and a Triggering Event has occurred and is continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing will have occurred with respect to the relevant Primary Liquidity Facility, to fund such Cash Collateral Account up to the Maximum Commitment Amount applicable to the related Primary Liquidity Facility will be deposited in such Cash Collateral Account, (B) if any Primary Liquidity Facility becomes a Downgraded Facility at a time when unreimbursed LP Interest Drawings under such Primary Liquidity Facility have reduced the Remaining Commitment Amount thereunder to zero unless (i) a Performing Note Deficiency exists and a Triggering Event has occurred and is continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing will have occurred with respect to the relevant Primary Liquidity Facility, to fund the relevant Cash Collateral Account up to the Maximum Commitment Amount applicable to such Primary Liquidity Facility will be deposited in such Cash Collateral Account and (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "fourth" is applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility, in each case in an amount equal to the amount of all Liquidity Obligations, whether or not then due under such Primary Liquidity Facility (other than amounts payable pursuant to clause "first," "second" or "third" under such Primary Liquidity Facility;

          fifth, if, with respect to any particular Primary Liquidity Facility, either subclause (A) or (B) of clause "fourth" above is applicable, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility will be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Primary Liquidity Facility over (y) the Maximum Commitment Amount applicable to such Primary Liquidity Facility;

          sixth, such amount as will be required to pay to the Subordination Agent, any Trustee or any Certificateholder certain fees, taxes, charges and other amounts payable;

          seventh, such amount as will be required to pay Adjusted Expected Distributions on the Class A Certificates will be distributed to the Trustee;

          eighth, such amount as will be required to pay Adjusted Expected Distributions on the Class B Certificates will be distributed to the Trustee;

          ninth, such amount as will be required to pay Adjusted Expected Distributions on the Class C Certificates will be distributed to the Trustee;

          tenth, such amount as will be required to pay Adjusted Expected Distributions on the Class D Certificates will be distributed to the Trustee; and

          eleventh, the balance, if any, remaining thereafter will be distributed to United.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the preceding Distribution Date and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates and (ii) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates, and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the preceding Distribution Date, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for all Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A Certificates 46.0%, for the Class B Certificates 57.0%, for the Class C Certificates 68.3% and for the Class D Certificates 82.3%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain Appraisals for all of the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such Appraisals, the Controlling Party will have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of the Aircraft).

     Certain amounts payable to the Trustees, the Subordination Agent and the Liquidity Provider, including fees and expenses of the Trustees and the Subordination Agent and indemnification obligations of United, are not entitled to the benefits of the lien of the Indentures. Consequently, if a default occurs in the payment of any such amounts, and to the extent that such amounts are distributed to any such party in accordance with the priorities of distribution described above, the holders of one or more junior Classes of Certificates may not receive the full amount due them even if all Equipment Notes are eventually paid in full, and any unpaid amounts will be unsecured claims against United.

     Interest Drawings under the Primary Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of the Class A and Class B Trusts, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount and all investment earnings on such amounts on deposit in the Cash Collateral Account will be paid to the Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     If the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or the related Indenture (or, if applicable, the Lease, the Participation Agreement or other related document), (i) if no Indenture Default has occurred and is continuing, the Subordination Agent will request instructions from the applicable Trustee and the consent of each Primary Liquidity Provider (which consent will not be unreasonably withheld or delayed) and will vote or consent in accordance with the vote of the Trustee and the instructions of the Primary Liquidity Provider and (ii) if any Indenture Default (which, in the case of an Indenture pertaining to a Leased Aircraft, has not been cured by the Owner Trustee or the Owner Participant under such Indenture) has occurred and is continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1(b))

THE SUBORDINATION AGENT

     First Security Bank, National Association is the Subordination Agent under the Intercreditor Agreement. United and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is First Security Bank, National Association, 79 South Main Street, Salt Lake City, Utah 84111,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. No appointment of a successor Subordination Agent will be effective unless and until Moody's and Standard & Poor's deliver a ratings confirmation. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft are comprised of 14 Aircraft as follows: two Boeing 747-422s, four Airbus A320-232s, three Boeing 777-222s, one Boeing 777-222IGW and four Boeing 737-322s. The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information for the Aircraft.

      AIRCRAFT                                                                        APPRAISED VALUE
    REGISTRATION        AIRCRAFT           ENGINE         DELIVERY      --------------------------------------------
       NUMBER             TYPE              TYPE            DATE             AISI             BK        AVSOLUTIONS
    ------------   ------------------   ------------   --------------   --------------   ------------   ------------
     N193UA          Boeing 747-422        PW4056       August 1996     $  142,760,000   $138,100,000   $142,800,000
     N194UA          Boeing 747-422        PW4056      September 1996      142,760,000    138,100,000    142,800,000
     N433UA         Airbus A320-232      IAE2527-A5      June 1996          41,340,000     37,800,000     37,000,000
     N434UA         Airbus A320-232      IAE2527-A5      June 1996          41,340,000     37,800,000     37,000,000
     N435UA         Airbus A320-232      IAE2527-A5    September 1996       41,340,000     38,250,000     37,500,000
     N436UA         Airbus A320-232      IAE2527-A5    December 1996        41,340,000     38,650,000     38,100,000
     N776UA          Boeing 777-222        PW4077        April 1996        112,250,000    105,000,000     99,100,000
     N778UA          Boeing 777-222        PW4077        July 1996         112,250,000    107,000,000     99,100,000
     N780UA          Boeing 777-222        PW4077       August 1996        112,250,000    107,000,000     99,700,000
     N786UA        Boeing 777-222 IGW      PW4090        April 1997        123,940,000    121,000,000    128,600,000
     N202UA          Boeing 737-322      CFM56-3B1      October 1990        23,170,000     25,300,000     22,900,000
     N203UA          Boeing 737-322      CFM56-3B1      October 1990        23,170,000     25,300,000     22,900,000
     N398UA          Boeing 737-322     CFM56-3B1/C1   September 1990       23,370,000     25,300,000     22,700,000
     N399UA          Boeing 737-322      CFM56-3B1      October 1990        23,170,000     25,300,000     22,900,000
                                                                        --------------   ------------   ------------
                                                                        $1,004,450,000   $969,900,000   $953,100,000
                                                                        ==============   ============   ============

APPRAISED VALUE

     The appraised values set forth in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms: AISI, BK and AvSolutions. Each Appraiser was asked to provide its opinion as to the fair market value of each Aircraft as of November 6, 1997. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus as Appendix II. See "Risk Factors -- Appraisals and Realizable Value of Aircraft."

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder. See "Risk Factors -- Appraisals and Realizable Value of Aircraft."

                       DESCRIPTION OF THE EQUIPMENT NOTES
GENERAL

     The Equipment Notes have been issued in three Series (in the case of Equipment Notes relating to the Owned Aircraft) or four Series (in the case of the Equipment Notes relating to the Leased Aircraft) with respect to each Aircraft. The Equipment Notes with respect to each Leased Aircraft have been issued under a separate Leased Aircraft Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Aircraft (the "Owner Participant"), and First Security Bank, National Association, as Leased Aircraft Indenture Trustee. The Equipment Notes with respect to each Owned Aircraft have been issued under a separate Owned Aircraft Indenture between United and First Security Bank, National Association, as Owned Aircraft Indenture Trustee.

     The related Owner Trustee leases each Leased Aircraft to United pursuant to a separate Lease between such Owner Trustee and United with respect to such Leased Aircraft. Under each Lease, United is obligated to make or cause to be made rental and other payments to the related Leased Aircraft Indenture Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft.

     The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, United. United's rental obligations under each Lease and United's obligations under the Equipment Notes issued with respect to the Owned Aircraft are general obligations of United.

     A financial institution is currently the Owner Participant with respect to the four leveraged leases for the Leased Aircraft. The Owner Participant has the right to sell, assign or otherwise transfer its interests as Owner Participant in any or all of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

NOTE PURCHASE AGREEMENT

     Each Trust has acquired those Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. The Equipment Notes were purchased from United, in the case of the Equipment Notes relating to the Owned Aircraft, and from the applicable Owner Trustee in the case of the Equipment Notes relating to the Leased Aircraft, in each case pursuant to a Note Purchase Agreement (the "Note Purchase Agreement") between United, the Owner Trustees, the Subordination Agent, the Indenture Trustees and the Trustees under the Pass Through Trust Agreements.

SUBORDINATION

     Series B Equipment Notes issued in respect of any Aircraft are subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft. Series C Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series B Equipment Notes. Series D Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series C Equipment Notes. On each scheduled payment date, unless a particular Series of Equipment Notes is being purchased or redeemed, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft, (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft and (iii) payments of interest and principal due on such Series C Equipment Notes will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Interest on the Series A Equipment Notes and the Series B Equipment Notes held in each Trust will be payable at a floating interest rate equal to Three-Month LIBOR plus the spread for the corresponding class of Certificates set forth on the cover page of this Prospectus. The Series C and Series D Equipment Notes held in each Trust are also payable at a floating interest rate.

     Interest on the Equipment Notes is payable on March 2, June 2, September 2 and December 2 of each year, commencing on March 2, 1998. Interest payments will be passed through to Certificateholders of each Trust on each Regular Distribution Date until the Final Expected Distribution Date for such Certificates, in each case subject to the Intercreditor Agreement. Interest is calculated on the basis of the actual number of days elapsed over a 360-day year.

     The interest rate on each Series of Equipment Notes relating to the Leased Aircraft will be reset on the Final Expected Distribution Date by the Reset Agents as described in "-- Interest Rate Reset on Final Expected Distribution Date" below. In addition, the interest rates for the Equipment Notes are subject to change under certain circumstances described in "Exchange Offer -- General."

     The aggregate original principal amounts of the Equipment Notes issued with respect to each Aircraft, as such Equipment Notes are held in each of the Trusts, are as follows:

                                       TRUST          TRUST          TRUST          TRUST
  AIRCRAFT                            1997-1A        1997-1B        1997-1C        1997-1D
REGISTRATION        AIRCRAFT         EQUIPMENT      EQUIPMENT      EQUIPMENT      EQUIPMENT
   NUMBER             TYPE             NOTES          NOTES          NOTES          NOTES         TOTAL
------------   ------------------   ------------   ------------   ------------   -----------   ------------
 N193UA          Boeing 747-422     $ 64,961,000   $ 15,534,000   $  2,362,000   $         0   $ 82,857,000
 N194UA          Boeing 747-422       64,961,000     15,534,000     18,359,000             0     98,854,000
 N433UA         Airbus A320-232       17,388,000      4,158,000      4,914,000             0     26,460,000
 N434UA         Airbus A320-232       17,388,000      4,158,000      4,914,000             0     26,460,000
 N435UA         Airbus A320-232       17,595,000      4,207,000      4,973,000             0     26,775,000
 N436UA         Airbus A320-232       17,779,000      4,251,000      5,025,000             0     27,055,000
 N776UA          Boeing 777-222       48,300,000     11,550,000     13,650,000             0     73,500,000
 N778UA          Boeing 777-222       48,813,000     11,673,000     13,795,000             0     74,281,000
 N780UA          Boeing 777-222       48,905,000     11,695,000     13,821,000             0     74,421,000
 N786UA        Boeing 777-222 IGW     57,012,000     13,633,000     16,113,000             0     86,758,000
 N202UA          Boeing 737-322       10,658,000      2,548,000      3,012,000     2,890,399     19,108,399
 N203UA          Boeing 737-322       10,658,000      2,548,000      3,012,000     2,891,192     19,109,192
 N398UA          Boeing 737-322       10,750,000      2,570,000      3,038,000     2,751,192     19,109,192
N399UA...        Boeing 737-322       10,658,000      2,548,000      3,012,000     2,890,399     19,108,399
                                    ------------   ------------   ------------   -----------   ------------
                                    $445,826,000   $106,607,000   $110,000,000   $11,423,182   $673,856,182
                                    ============   ============   ============   ===========   ============

     Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on one or more Regular Distribution Dates in specified years, commencing on March 2, 1998, in accordance with the principal repayment schedule as set forth in Appendix III.

     An "Additional Payment" means a payment of Make-Whole Amount and/or Break Amount, if any.

     The "Make-Whole Amount," with respect to the Series A Equipment Notes and the Series B Equipment Notes to be redeemed or purchased on any redemption or purchase date will be an amount which an independent investment banking institution of national standing selected by United (or, following the occurrence and during the continuance of an Indenture Default, the applicable Indenture Trustee) determines to be equal to the excess of (i) the sum of the present values, discounted to such redemption or purchase date, of all the remaining scheduled payments of principal and interest, using then effective Three-Month LIBOR plus the applicable margin for all remaining interest payments, payable between such redemption date and the Final Expected Distribution Date (assuming, in the case of the Equipment Notes issued with respect to the Leased Aircraft, that all principal thereof payable after the Final Expected Distribution Date is payable on the Final Expected Distribution
Date), discounted quarterly on each Regular Distribution Date, using then effective Three-Month LIBOR less 0.05% as the discount rate over (ii) the aggregate unpaid principal amount of such Equipment Notes plus accrued but unpaid interest on such Equipment Notes; provided, however, that no Make-Whole Amount will be payable with respect to the Series A Equipment Notes or the Series B Equipment Notes redeemed or purchased (i) upon the occurrence of one of the events specified under "Description of the Equipment Notes -- Redemption -- Optional Purchase by Owner Trustee or Owner Participant" with respect to the Leased Aircraft, or (ii) upon an Event of Loss with respect to an Aircraft if United has elected not to replace such Aircraft under the applicable Lease (Indentures, Sections 6.01 and 8.03).

     "Break Amount" means, as of any date of payment, redemption or acceleration for any Series of Equipment Notes (the "Applicable Date"), an amount determined by the Calculation Agent on the date that is two LIBOR Business Days prior to the Applicable Date pursuant to the formula set forth below.

     The Break Amount is calculated as follows:

     Break Amount = Z-Y

     Where:

     X = with respect to any applicable interest period, the sum of (i) the amount of the outstanding principal amount for such Series of Equipment Notes as of the first day of the then applicable interest period plus
         (ii) interest payable thereon during such entire interest period at then effective Three-Month LIBOR.

     Y = X, discounted to present value from the last day of the then applicable interest period to the Applicable Date, using then effective Three-Month LIBOR as the discount rate.

     Z = X, discounted to present value from the last day of the then applicable interest period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable interest period, determined by the Calculation Agent as of two LIBOR Business Days prior to the Applicable Date as the discount rate.

     No Break Amount is payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Regular Distribution Date.

INTEREST RATE RESET ON FINAL EXPECTED DISTRIBUTION DATE

     No later than 60 days prior to the Final Expected Distribution Date, United will cause the Trustee to hire (and, if United does not so cause the Trustee, the Trustee will, no later than 30 days prior to the Final Expected Distribution Payment, hire) an independent investment banker (the "Reset Agent") of recognized national standing (which may be an Initial Purchaser) to determine the interest rate on each Series of the Equipment Notes relating to the Leased Aircraft to an interest rate that, in the good faith determination of the Reset Agent, after consideration of the then current rates for pass through certificates of United and other comparable equipment lessees having similar tenor, rating and other pricing terms, will enable each such Series of Equipment Notes to be sold at 100% of the principal amount thereof on the Final Expected Distribution Date. The Reset Agent will, for such reasonable fee payable by the Trust as is mutually agreed by the Trustee and the Reset Agent, use its best efforts to sell any such Equipment Notes with such new interest rates on the Final Expected Distribution Date or as promptly as practicable thereafter.

     No beneficial owner of any Certificates will have any rights or claims under the Note Purchase Agreement or against United or the Reset Agent as a result of the Reset Agent not providing a reset interest rate, the Reset Agent not selling such Certificates or United not purchasing such Certificates.

REDEMPTION

     Mandatory Redemption Upon Event of Loss

     If an Event of Loss occurs with respect to any Aircraft and such Aircraft is not replaced by United under the related Lease (in the case of the Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of the Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with Additional Payments and accrued interest thereon to, but not including, the date of redemption. (Indentures, Section 6.01(a))

     Optional Redemption, Purchase or Refinancing by United

     United or its designee may, at its option (or the Owner Trustee will, pursuant to the applicable Indenture), redeem, purchase or refinance, in the case of the Owned Aircraft, or purchase, in the case of the Leased Aircraft, (i) the Equipment Notes of a Series with respect to one or more Aircraft, or (ii) all

Equipment Notes related to one or more Aircraft; provided, however, that, other than as set forth in "-- Mandatory Redemption Upon Event of Loss" and "-- Redemption Related to Lease Terminations," the Series C Equipment Notes may not be redeemed before December 2, 2002. (Owned Aircraft Indentures, Section 6.01(b); Note Purchase Agreement, Section 2(a))

     The Series A and Series B Equipment Notes may be redeemed or purchased, in each case as described above, at a price equal to the aggregate unpaid principal amount of such Equipment Notes, together with any Additional Payment and accrued interest thereon to, but not including, the date of redemption or purchase. (Owned Aircraft Indentures, Section 6.01(b); Leased Aircraft Indentures, Section 6.02)

     Redemption Related to Lease Terminations

     If, with respect to the Leased Aircraft, United exercises its right to terminate a Lease under Section 9(b) of such Lease or its purchase option under
Section 19(b) of such Lease, the Series A and Series B Equipment Notes relating to the related Leased Aircraft will be redeemed, in whole, at a price equal to the aggregate unpaid principal amount thereof, together with any Additional Payment and accrued interest thereon to, but not including, the date of redemption. (Leased Aircraft Indentures, Sections 6.01(b) and 6.02)

     Optional Purchase by Owner Trustee or Owner Participant

     If, with respect to the Leased Aircraft, (i) one or more Lease Events of Default have occurred and are continuing for a period of 120 days or more and no Indenture Event of Default (other than arising out of such Lease Event(s) of Default) has occurred and is continuing, (ii) the Equipment Notes issued with respect to such Leased Aircraft have become due and payable, (iii) the applicable Owner Participant has received notice from the applicable Indenture Trustee that it intends to foreclose the lien of the applicable Indenture or
(iv) the Indenture Trustee has elected to exercise remedies under the applicable Indenture, then in each case the Equipment Notes issued with respect to such Leased Aircraft may, upon 26 days' prior irrevocable notice to the Indenture Trustee, be purchased by the Owner Trustee or the Owner Participants on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with Break Amount, if any, and accrued interest thereon to, but not including, the purchase date. (Leased Aircraft Indentures, Sections 6.01(b) and 8.03(e)(ii))

NOTICE OF REDEMPTION

     Notice of redemption or purchase of the Equipment Notes relating to the Leased Aircraft and the Owned Aircraft must be mailed to holders of such Equipment Notes not less than 26 nor more than 60 days prior to the applicable redemption date. Such notice will be irrevocable in the case of a redemption of the Equipment Notes relating to the Owned Aircraft and become irrevocable 26 days prior to the applicable redemption date in the case of redemption of the Equipment Notes relating to the Leased Aircraft; provided that in connection with a redemption related to United's exercise of its option to terminate the Leases relating to the Leased Aircraft, such notice will be revocable and will be deemed revoked in the event such Lease does not terminate on the related lease termination date. (Leased Aircraft Indentures, Section 6.03; Owned Aircraft Indentures, Section 6.02)

MATURITY OF EQUIPMENT NOTES; FINAL DISTRIBUTION OF CERTIFICATES

     The maturity date of the Equipment Notes relating to the Leased Aircraft acquired by each Trust will occur after the Final Expected Distribution Date applicable to the Certificates to be issued by such Trust. As a result, on the Final Expected Distribution Date, the installments of principal and interest then due and payable on the Equipment Notes will be insufficient to pay the final expected distribution on the related Certificates. Under the Note Purchase Agreement, the applicable Trustees will obtain the funds to pay the final expected distribution on the Certificates on the Final Expected Distribution Date from the payment by United at maturity in full of the principal and accrued interest on the Equipment Notes issued with respect to the Owned Aircraft and by selling, or permitting the refinancing of, the Equipment Notes issued with respect to the Leased Aircraft for an amount equal to the principal thereof plus accrued interest thereon. The maturity date of the Equipment Notes relating to the Owned Aircraft is the Final Expected Distribution Date.

     On the Final Expected Distribution Date, United or its designee may purchase the Equipment Notes relating to the Leased Aircraft from the Trustees for an amount sufficient to pay the Certificates in full, or United may arrange for the purchase of the Equipment Notes by a third party for an amount equal to the principal amount thereof plus accrued interest thereon. The interest rates on each Series of Equipment Notes relating to the Leased Aircraft that remains outstanding on or after the Final Expected Distribution Date will be reset on the Final Expected Distribution Date as set forth under "Principal and Interest Payments" above.

SECURITY

     The Equipment Notes issued with respect to each Aircraft are secured by a security interest in the related Aircraft. In the case of each Leased Aircraft, the related Equipment Notes are secured by: (i) an assignment to the related Leased Aircraft Indenture Trustee of the related Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Leased Aircraft, including the right to receive specified payments of rent thereunder,
(ii) a mortgage to such Leased Aircraft Indenture Trustee of such Aircraft, subject to the rights of United under such Lease, and (iii) an assignment to such Leased Aircraft Indenture Trustee of certain of such Owner Trustee's rights under the purchase agreement between United and the related manufacturer. Under the terms of each Lease, United's obligations in respect of each Leased Aircraft are those of a lessee under a "net lease." Accordingly, United is obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

     Pursuant to the Granting Clause of the Leased Aircraft Indentures, the Owner Trustee has assigned to the Indenture Trustee a first priority security interest in the Owner Trustee's rights, powers and remedies under the Leases (including the Owner Trustee's rights to receive any payments of rent under the Leases), except for rights retained exclusively by the Owner Trustee and rights shared by the Owner Trustee and the Indenture Trustee under the circumstances described in the Leased Aircraft Indentures. The assignment by the Owner Trustee to the Leased Aircraft Indenture Trustee of its rights under the related Lease excludes rights of such Owner Trustee and the related Owner Participant relating to indemnification by United for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by United under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by United to such Owner Trustee. (Leased Aircraft Indentures, Granting Clause)

     The Equipment Notes issued with respect to the Owned Aircraft are secured by: (i) a mortgage to such Owned Aircraft Indenture Trustee of such Aircraft, subject to the rights of United under the related Owned Aircraft Indenture, and
(ii) an assignment to such Owned Aircraft Indenture Trustee of certain of United's rights under its purchase agreement with the related manufacturer. Under the terms of each Owned Aircraft Indenture, United is obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. (Owned Aircraft Indentures, Section 4.01)

     The Equipment Notes are not cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft or replacement Aircraft (as described in "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Loss") or, in the case of the Leased Aircraft, the Leases related thereto. There are no cross-default provisions in the Indentures or, in the case of the Leased Aircraft, in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and, in the case of the Leased Aircraft, a Lease Event of Default under any particular Lease will not constitute a Lease Event of Default under any other Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

     Funds, if any, held from time to time by the Indenture Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, in the case of a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Indenture Trustee, at the direction of United (acting as the agent of the Owner Trustee in the case of the Leased Aircraft), in investments described in the related Indenture (so long as no Lease Event of Default has occurred and is continuing, in the case of the Leased Aircraft). Upon maturity, sale or disposition of such investments, United (acting as agent of the Owner Trustee in the case of the Leased Aircraft), upon demand by the Indenture Trustee, will pay to the Indenture Trustee the amount of any loss realized therefrom, and will be entitled to receive from the Indenture Trustee any profit, income, interest, dividend or gain realized therefrom (so long as no Lease Event of Default has occurred and is continuing in the case of the Leased Aircraft and so long as no Indenture Default has occurred and is continuing in the case of the Owned Aircraft). (Leased Aircraft Indentures and Owned Aircraft Indentures, Section 9.04)

LOAN TO AIRCRAFT VALUE RATIOS OF EQUIPMENT NOTES

     The loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of certain specified dates are set forth in a Appendix IV. The loan to Aircraft value ratio for each Aircraft was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made in each such month by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The table is based on the assumption that the value of each Aircraft set forth opposite December 23, 1997 depreciates by approximately 2% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft, by approximately 4% of the initial appraised value per year for the next five years and by approximately 6% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios and no assurance can be given
(i) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual value of any Aircraft. Thus, the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions.

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, United, the Owner Participants or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Indenture Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note issued with respect to the Leased Aircraft or, in the case of the Owner Trustees and the Owner Participants, to the Indenture Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. In the case of the Leased Aircraft Equipment Notes, all payments of principal of, and any Additional Payments and interest on, such Equipment Notes issued with respect to the Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the income and proceeds received by the related Indenture Trustee from the assets subject to the lien of the Indenture with respect to such Aircraft, including rent payable by United under the Lease with respect to such Aircraft. (Leased Aircraft Indentures, Section 2.09)

     Except as otherwise provided in the Leased Aircraft Indentures, each Owner Trustee in its individual capacity is not answerable or accountable under the Leased Aircraft Indentures or under the Equipment Notes under any circumstances except for its own wilful misconduct or gross negligence. None of the Owner Participants have any personal liability under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Indenture Trustees or to any holder of any Equipment Note. (Leased Aircraft Indentures, Section 2.09)

     The Equipment Notes issued with respect to the Owned Aircraft are direct obligations of United.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture include: (a) in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure constitutes an Indenture Default), (b) the failure by the Owner Trustee (other than as a result of a Lease Event of Default), in the case of a Leased Aircraft Indenture, or United, in the case of the Owned Aircraft Indentures, to pay any interest, Break Amount, if any, or principal when due under such Indenture or under any Equipment Note issued thereunder continued for more than 10 days, (c) the failure by the Owner Trustee, in the case of the Leased Aircraft Indentures, or United, in the case of the Owned Aircraft Indentures, to pay any amounts (other than interest, principal or break amount) payable by the Owner Trustee or United, as applicable, under such Indenture or under the Participation Agreement when due and payable continued for more than 15 days (in the case of the Leased Aircraft Indentures) or for more than 20 Business Days (in the case of the Owned Aircraft Indentures) after receipt of written notice from the Indenture Trustee by United (in the case of the Owned Aircraft Indentures) or by the Owner Trustee (in the case of the Leased Aircraft Indentures), (d) the failure by the Owner Participant or the Owner Trustee, in the case of a Leased Aircraft Indenture, to discharge certain liens, continued after notice and specified cure periods, (e) certain representations or warranties made by the related Owner Trustee or Owner Participant in the related Participation Agreement (in the case of the Leased Aircraft Indentures) or by United (in the case of the Owned Aircraft Indentures) in any document or Equipment Note furnished to the Indenture Trustee pursuant thereto being false or incorrect when made and continuing to be material and remaining unremedied after notice and specified cure periods, (f) failure by United (in the case of the Owned Aircraft Indentures) or the related Owner Trustee or Owner Participant (in the case of the Leased Aircraft Indentures) to perform or observe in any material respect any covenant or obligation for the benefit of the Indenture Trustee or holders of Equipment Notes under such Indenture or certain related documents, continued after notice and specified cure periods, (g) with respect to the Owned Aircraft, the failure to carry or maintain the insurance required under the Owned Aircraft Indenture, continued for more than 30 days after written notice thereof to the Indenture Trustee or the date that such lapse or cancellation is effective as to the Indenture Trustee, (h) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or its parent or Owner Participant or the Owner Participant Guarantor (as defined in the Leased Aircraft Indentures), if any (in the case of the Leased Aircraft) or United (in the case of the Owned Aircraft) or (i) the failure by United to maintain its status as a certificated air carrier, which failure has continued for five consecutive business days). (Leased Aircraft Indentures, Section 8.01; Owned Aircraft Indentures, Section 8.01) There are no cross-default provisions in the Indentures or, in the case of the Leased Aircraft, the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and, in the case of the Leased Aircraft, a Lease Event of Default under any particular Lease will not constitute a Lease Event of Default under any other Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

     Under the Leased Aircraft Indentures, if United fails to make any basic rental payment due under any Lease, within a specified period after such failure, so long as no Indenture Event of Default (other than arising from a Lease Event of Default not involving any failure to make any payments to which the Indenture Trustee or any holder of Equipment Notes is entitled under the Indenture) will have occurred and be continuing, the applicable Owner Trustee or the Owner Participant may furnish to the Indenture Trustee the amount equal to the full amount of such basic rental payment with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Indenture Trustee may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment; provided that if United has failed to make a rental payment when due (or within the applicable cure period) on six or more immediately preceding basic rental payment dates or on twelve or more previous rental payment dates, the foregoing provision will not apply to such default. So long as no Indenture Default will have occurred and be continuing (other than such Lease Event of Default), the applicable Owner Trustee or the applicable Owner Participant also may cure any other default by United in the performance of its obligations under any Lease that can be cured with the payment of money. (Leased Aircraft Indenture, Section 8.03(e)(i))

     Subject to the provisions of the Intercreditor Agreement, the holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Indenture Trustee, may on behalf of all the holders waive any existing Indenture Default and its consequences with respect to such Aircraft, except a default in the payment of the principal of or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Leased Aircraft Indentures, Section 8.05; Owned Aircraft Indentures, Section 8.04)

REMEDIES

     If certain bankruptcy, reorganization or insolvency Indenture Defaults occur and are continuing, then the principal of the Equipment Notes, together with accrued but unpaid interest and other amounts, will be immediately due and payable. If any other Indenture Default occurs and is continuing under an Indenture, the related Indenture Trustee or, subject to the provisions of the Intercreditor Agreement, the holders of at least 25% in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon and any Additional Payments. (Leased Aircraft Indentures, Section 8.02; Owned Aircraft Indentures, Section 8.02) Subject to the provisions of the Intercreditor Agreement, the holders of a majority in principal amount of Equipment Notes outstanding under any Indenture (x) by notice to the Indenture Trustee, the Lessee, the Owner Trustee and the Owner Participant, in the case of any Leased Aircraft Indenture, and (y) by notice to the Indenture Trustee (which will give notice to United), in the case of any Owned Aircraft Indenture, may rescind any such declaration at any time prior to the sale or disposition of the related indenture estate if (i) there has been paid to the related Indenture Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration, and all sums due and payable to the Indenture Trustee, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Indenture Defaults and incipient Indenture Defaults under such Indenture have been cured or waived except nonpayment of principal of, or interest on, the Equipment Notes solely because of such acceleration. (Leased Aircraft Indentures, Section 8.02; Owned Aircraft Indentures, Section 8.02)

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Indenture Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or, in the case of a Leased Aircraft, under such Lease with respect to the Aircraft subject to such Lease. The related Leased Aircraft Indenture Trustee's right to exercise remedies under an Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that, in the case of the Leased Aircraft, the requirement to exercise such remedies under such Lease will not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (the "U.S. Bankruptcy Code") (plus an additional period, if any, resulting from (i) the trustee or debtor-in-possession in such proceeding assuming, or agreeing to perform its obligations under, such Lease with the approval of the applicable court or such Leased Aircraft Indenture Trustee's consent to an extension of such period, (ii) the extension of the Section 1110 Period with the consent of the Indenture Trustee, (iii) such Leased Aircraft Indenture Trustee's failure to give any requisite notice, (iv) United's assumption of such Lease with the approval of the relevant court or (v) a judicial stay pending the resolution of litigation with respect to the applicability of Section 1110 of the U.S. Bankruptcy Code (assuming there is no Lease Event of Default other than one arising solely from United's bankruptcy or any such other Lease Event of Default has been cured)). (Leased Aircraft Indenture, Section 8.03(e)(iii)) See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Default under the Leases." Such remedies may be exercised by the related Leased Aircraft Indenture Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and United, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of United under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Indenture Trustee may affect the rights of United under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indenture, Section 8.03)

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests (or the holders of purchase money equipment security interests in the case of aircraft first placed in service prior to October 22, 1994) with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (i) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (ii) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (iii) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (iv) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

     Vedder, Price, Kaufman & Kammholz, special counsel to United, has advised:
(i) each Leased Aircraft Indenture Trustee that the related Owner Trustee, as lessor under the related Lease, and the related Leased Aircraft Indenture Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, are entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the related airframe and engines; and (ii) each Owned Aircraft Indenture Trustee that it is entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the related airframe and engines as secured party under the related Owned Aircraft Indenture. This opinion assumes that United is and will be a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Indenture Trustee's exercise of rights contained in the Indenture, see "-- Indenture Defaults, Notice and Waiver."

     The opinion of Vedder, Price, Kaufman & Kammholz does not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Indenture Trustee's

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

entitlement to Section 1110 benefits should not be diminished as a result of such replacement. See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Loss." The opinion of Vedder, Price, Kaufman & Kammholz also does not address the availability of Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by United or to any possible lessee of the Owned Aircraft leased by United.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Indenture Trustee may be applied to reimburse such Indenture Trustee or the Owner Trustee, in the case of the Owned Aircraft, for any tax, expense or other loss incurred by it and to pay any other amounts due to such Indenture Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Leased Aircraft Indentures,
Section 3.05; Owned Aircraft Indentures, Section 3.03)

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Leased Aircraft Indenture Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Leased Aircraft Indenture Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Lease, the Participation Agreement and the Trust Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.

     Certain provisions of any Leased Aircraft Indenture, and of the Lease (so long as no Indenture Default has occurred and is continuing), the Participation Agreement and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of the Owned Aircraft Indentures, United and the related Indenture Trustee may, without the consent of any holders of the Equipment Notes, (a) enter into one or more supplemental agreements to provide for the issuance of Series D Equipment Notes and Class D Certificates issued by the Class D Trust in accordance with the related Participation Agreement and to make changes relating thereto, and (b) provide for the re-issuance of any Series of Equipment Notes that has previously been redeemed pursuant to Section 6.01(b) of the related Owned Aircraft Indenture in accordance with the terms of the Equipment Notes issued under such Owned Aircraft Indentures. In addition, the Leased Aircraft Indentures and the Owned Aircraft Indentures may be amended without the consent of the holders of Equipment Notes, to, among other things, (a) correct any mistake or cure any ambiguity, defect or inconsistency in such Indenture or the Equipment Notes issued thereunder or to make any change not inconsistent with the provisions of such Indenture, provided that such change does not adversely affect the interests of any such holder, (b) to evidence the succession of another party as Owner, in the case of the Owned Aircraft, or Owner Trustee, in the case of the Leased Aircraft, or to evidence the succession of a new Indenture Trustee under such Indenture, the removal of the Indenture Trustee under such Indenture or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees, and (c) to add to the rights of the holders of the Equipment Notes issued under such Indenture. (Leased Aircraft Indentures,
Section 11.01; Owned Aircraft Indenture, Section 11.01)

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby and, in the case of the Series A or Series B Equipment Notes, the applicable Liquidity Provider, no amendment or modification of such Indenture may, among other things, (a) reduce the principal amount of, any Additional Payments or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, any Additional Payments or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such Indenture prior to or pari passu with the lien thereon created by such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the lien of such Indenture upon the property subject thereto

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

or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Leased Aircraft Indenture, Section 11.02; Owned Aircraft Indenture, Section 11.02)

INDEMNIFICATION

     United must indemnify, among others, each Indenture Trustee, each Owner Participant and each Owner Trustee for certain losses, claims and other matters. Each Owner Participant must indemnify the related Indenture Trustee and the holders of the Equipment Notes issued with respect to the Leased Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture. (Leased Aircraft Participation Agreements, Section 7; Owned Aircraft Participation Agreements, Section 5(b))

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

     Each Leased Aircraft is leased to United by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). The Owned Aircraft is owned by United.

     Lease Rentals and Payments

     Each Leased Aircraft has been leased separately by the relevant Owner Trustee to United for a term commencing on the date on which the Aircraft was acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The basic rent payment under each Lease is payable by United on each related Lease Payment Date (as defined below) (or, if such day is not a business day, on the next business day), and has been assigned by the Owner Trustee under the corresponding Indenture to provide the funds necessary to make payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by United be less than the scheduled payments on the related Equipment Notes. In addition, inasmuch as the basic rent payments to be made by United under each Lease have been calculated based on an assumed interest rate payable on all of the related Equipment Notes and are increased or decreased by an amount equal to the difference between the actual interest rate payable from time to time on each Series of Equipment Notes and the assumed interest rate payable on such Series, the basic rent payments to be made under such Lease will adjust to take in account such rent differential amount arising as a result of the resetting of the rate of interest on the Equipment Notes as required by the terms thereof. See "Principal and Interest Payments" and "Exchange Offer -- General." Any balance of each such basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Leased Aircraft Indentures, Section 3.03)

     "Lease Payment Date" means March 2, June 2, September 2 or December 2 during the term of such Lease.

     Maintenance

     Under the terms of each Lease, United's obligations in respect of each Leased Aircraft are those of a lessee under a "net lease." Accordingly, under each Lease United is obligated, among other things and at its expense, to keep each Leased Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Leased Aircraft so as to keep it in as good an operating condition as when leased to United, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Leased Aircraft in good standing at all times, and to maintain all records and logs required by the FAA and the applicable regulatory agency of any other jurisdiction in which each Leased Aircraft may be registered. (Leases, Sections 7, 8 and 18) The Owned Aircraft Indenture imposes comparable maintenance, service and repair obligations on United with respect to the Owned Aircraft. (Owned Aircraft Indenture, Sections 4.01, 4.02 and 4.03)

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

     Possession, Sublease and Transfer

     Each Aircraft may be operated by United or under lease, sublease or interchange arrangements, subject to certain restrictions. Normal interchange and pooling agreements with respect to any Engine (in each case customary to the airline industry and entered into in the ordinary course of business) are permitted. (Leases, Section 7(b)) In the case of a Leased Aircraft, United may, at any time, in its sole discretion, enter into a sublease with (1) a U.S. air carrier, (2) after the close of the calendar year in which there occurs the seventh anniversary of the delivery date, certain foreign air carriers or (3) after the close of the calendar year in which there occurs the seventh anniversary of the delivery date, any other person approved in writing by the Owner Trustee; provided, that no sublease will (A) extend beyond the date of the expiration of the term of the lease or any renewal then in effect, unless United has irrevocably committed to purchase the related Aircraft or renew the related Lease at the end of the lease term or renewal term, as the case may be, to a date at least beyond the latest permissible expiration date of such sublease, and (B) be made to a sublessee which is not domiciled in a country which maintains diplomatic relations with the United States. (Leases, Section 7(b)(vii)) With respect to the Owned Aircraft, so long as no payment or bankruptcy default under the applicable Indenture and no Indenture Default exists under the Owned Aircraft Indenture, United is permitted to lease the Owned Aircraft or Engines to (a) any U.S. certificated air carrier, (b) certain foreign air carriers or (c) any other person, provided that, with respect to
(c), the Indenture Trustee receives at the time of such lease an opinion of counsel to the effect that there exists no possessory rights in favor of the lessee under the laws of such lessee's country which would, upon bankruptcy or insolvency of or other default by United or the lessee, prevent the return of such Owned Aircraft or Engines to the Indenture Trustee; with respect to (b) and
(c), the U.S. and the country of the lessee's domicile maintain diplomatic relations; and no lessee will be subject to any bankruptcy, insolvency, or reorganization proceeding or order. (Owned Aircraft Indenture, Section 4.01(b)(viii)) It is uncertain to what extent the relevant Indenture Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"), and to what extent such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Indenture Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Registration

     United is required to keep each Aircraft duly registered under part A of subtitle VII of title 49, United States Code (the "Transportation Code") with the FAA (subject to United's right to cause the Aircraft to be reregistered under the laws of another country, and, except (in the case of a Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements), and, in the case of the Leased Aircraft Indentures, to record each Indenture and certain other documents under the Transportation Code. (Leases, Section 7(a); Owned Aircraft Indentures,
Section 4.01(a)) Such recordation of the Indenture and other documents with respect to each Aircraft will give the relevant Indenture Trustee a first-priority security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions.

     United has the right to register the Leased Aircraft in a country other than the United States at its own expense to certain specified foreign air carriers, subject to certain conditions set forth in the related Indenture, and so long as no payment or bankruptcy default under the Lease or any Lease Event of Default exists. These conditions include a requirement that the applicable Indenture Trustee will have received an opinion of counsel substantially to the effect that (i) the country of registration will recognize the related Owner Trustee's right of ownership with respect to the Aircraft and will give effect to the priority of the lien of the applicable Indenture and (ii) the applicable Indenture (and such Indenture Trustee's lien and right to repossession thereunder) is valid and enforceable under the laws of such country. (Leases,
Section 7(a); Leased Aircraft Indentures, Section 7.02) The Owned Aircraft Indentures contain comparable provisions with respect to registration of the Owned Aircraft. (Owned Aircraft Indentures, Section 4.01(a); Participation

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

Agreement, Section 6(a)) See "-- Possession, Sublease and Transfer" above for risks relating to registration or location of an Aircraft outside the United States.

     Liens

     United is required to maintain each Aircraft free of any liens, other than the rights of the relevant Indenture Trustee, the holders of the related Equipment Notes, United and, with respect to a Leased Aircraft, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of a Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not overdue for a period of more than 30 days (in the case of the Leased Aircraft) or 60 days (in the case of the Owned Aircraft), or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 45 days (in the case of the Leased Aircraft) or 60 days (in the case of the Owned Aircraft) or the execution of such judgment is stayed pending appeal and discharged, vacated or reversed within 45 days (in the case of the Leased Aircraft) or 60 days (in the case of the Owned Aircraft) after expiration of such stay; and (iv) any other lien with respect to which United or any lessee (in the case of the Owned Aircraft) or sublessee (in the case of the Leased Aircraft) has provided a bond or other security in an amount and under terms reasonably satisfactory to the Indenture Trustee or (in the case of a Leased Aircraft) the relevant Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the related Engines or any interest therein (Leases, Section 6; Owned Aircraft Indentures, Sections 1.01 and 5.02)

     Replacement of Parts; Alterations

     United is obligated to replace all parts at its expense that may from time to time be incorporated or installed in, or attached to, any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use (other than severable parts added at the option of United and obsolete or unsuitable parts that United is permitted to remove to the extent described below). United is further obligated to make such alterations and modifications as may be required to be made from time to time to comply with any law, rule or regulation of any applicable regulatory body or jurisdiction in which the Aircraft is registered. United or any permitted lessee or sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use; provided that such alteration, modification, addition or removal does not diminish the condition or airworthiness of the related Airframe or Engine or materially diminish the value, utility or, in regard to the Airframe, the remaining useful life of the related Aircraft, Airframe or Engine, except that the value of the Aircraft may be reduced by the removal of obsolete or unsuitable parts so long as the aggregate original cost of all such parts removed from any one Aircraft and not replaced does not, in the case of each Leased Aircraft, exceed $400,000 and does not, in the case of each Owned Aircraft, exceed the specified limit (varying by Aircraft) under the related Indenture. (Leases, Section 8; Owned Aircraft Indentures, Section 4.02 and Exhibit C)

     Insurance

     United must, at its or any lessee's or sublessee's expense, maintain or cause to be maintained all-risk aircraft hull insurance covering each Aircraft and fire and extended coverage (including war risk, governmental confiscation and hijacking insurance, if and to the extent the same is maintained by United or any sublessee with respect to other aircraft owned or leased, and operated by United or such sublessee on the same routes) at all times in an amount not less than the agreed value of such Aircraft (which, in the case of each Leased Aircraft, is the applicable stipulated loss value or in the case of each Owned Aircraft, is an amount at least equal to the aggregate unpaid principal of the outstanding Equipment Notes related to such Aircraft). During any period when an Aircraft is on the ground and not in operation, United may carry or cause to be carried in

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

lieu of the insurance required by the previous sentence, insurance otherwise conforming with the provisions of the previous sentence except that the scope of the risks covered and the type of insurance must be the same as are from time to time applicable to aircraft owned or leased by United of the same type as such Aircraft similarly on the ground and not in operation, in an amount at least equal to the stipulated loss value of such Aircraft. All policies covering loss of or damage to an Aircraft have been made payable to the applicable Indenture Trustee for any loss in excess of that certain amount specified in the applicable Lease or Indenture, the highest of which under any Lease or Indenture is $10,000,000. United may self-insure a portion of these risks, but in no case will the self-insurance with respect to all of the aircraft in United's fleet (including the Aircraft) exceed, for any calendar year, the lesser of (a) either 50% of the highest replacement value (in the case of each Leased Aircraft) or 100% of the highest replacement value (in the case of each Owned Aircraft) of any single aircraft in United's fleet or 1 1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which United carries insurance. (Leases, Section 11; Owned Aircraft Indentures,
Section 4.03)

     In addition, United must, at its or any lessee's or sublessee's expense, carry or cause to be carried comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and cargo liability insurance with respect to each Aircraft (i) in amounts that are not less than the greater of the comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by United of the same type as such Aircraft, and not less than $300,000,000 per occurrence (in the case of the Leased Aircraft) or either $300,000,000 or $400,000,000 per occurrence (in the case of the Owned Aircraft), varying by Aircraft, (ii) of the types and covering the same risks as are from time to time applicable to aircraft owned or leased, and operated, by United of the same type as such Aircraft and (iii) which is maintained in effect with insurers of recognized reputation and responsibility; provided that United need not maintain cargo liability insurance, or may maintain such insurance in an amount less than that specified above for the respective Aircraft as long as the amount of cargo liability insurance, if any, maintained with respect to such Aircraft is the same as the cargo liability insurance, if any, maintained for other aircraft of the same model as such Aircraft owned or leased, and operated by United. During any period when an Aircraft is on the ground and not in operation, United may carry or cause to be carried in lieu of the insurance required by the previous sentence, insurance otherwise conforming with the provisions of the previous sentence, except that the amounts of coverage will not be required to exceed the amounts of comprehensive airline liability insurance, and the scope of risks covered and type of insurance will be the same, as are from time to time applicable to aircraft owned or leased by United of the same type as such Aircraft similarly on the ground and not in operation. United may also self-insure a portion of these risks subject to the same limitations described above for insurance for risks of loss of or damage to the Aircraft. (Leases, Section 11(a); Owned Aircraft Indentures, Section 4.03(a)) The Trustee, each related Indenture Trustee, Owner Participant and Owner Trustee, in its individual capacity and as owner of the Aircraft, and United will be named as insured parties under all insurance policies required with respect to the related Aircraft. (Leases, Sections 1 and 11; Owned Aircraft Indentures, Sections 1.01 and 4.03)

     In addition, the insurance policies maintained under the Lease with respect to each Aircraft provide that, in respect of the respective interests of the Trustee, the Indenture Trustee, the Owner Participant and the Owner Trustee relating to such Aircraft, the insurance will not be invalidated by any action or inaction of United or any sublessee or any other entity and will insure the respective interests of the Trustee, the Indenture Trustee, the Owner Participant and the Owner Trustee relating to such Aircraft, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by United (or any sublessee or any other entity). (Leases, Section 11(h), Owned Aircraft Indentures, Section 4.03(g)) Subject to certain limited exceptions, United may not operate or permit any sublessee or any other entity to operate Aircraft in any area excluded from coverage by any insurance required by the related Lease unless the United States government or any agency or instrumentality thereof provides indemnification or insurance in lieu of such insurance coverage. (Leases, Section 11(f); Owned Aircraft Indentures, Section 4.03(f))

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

     Lease Termination

     Unless a Lease Event of Default has occurred and is continuing, United may terminate any Lease on any Lease Payment Date occurring after the seventh anniversary of the date on which such Lease commenced, if it determines in good faith that the Leased Aircraft subject to such Lease is economically obsolete or surplus to its requirements. United is required to give notice of its intention to exercise its right of termination described in this paragraph at least 180 days prior to the proposed date of termination (which notice will become irrevocable (except in certain circumstances) 26 days prior to such proposed date); provided that United may give only three such termination notices. In such a situation, if the Owner Trustee elects (subject to the rights of United to purchase the Aircraft as described below) to sell such Aircraft, United is required to use reasonable efforts to sell such Aircraft as an agent for such Owner Trustee. If the Owner Trustee elects to accept any bid, such Owner Trustee must sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. The net proceeds of such sale are payable to the applicable Owner Trustee. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), United is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to any Additional Payments payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of United thereafter to make scheduled rent payments under such Lease will cease. However, certain payment obligations of United will survive the termination of the Lease. If such Aircraft is not sold by the proposed termination date, such Lease, including all of United's obligations thereunder, will continue in effect, and the Equipment Notes related thereto will not be prepaid. (Leases, Section 9; Leased Aircraft Indentures, Section 6.01(b))

     The Owner Trustee has the option to retain title to the Leased Aircraft if United has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Indenture Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft, and United will pay to the Owner Trustee an amount equal to the excess, if any, of the termination value of such Aircraft over the highest bona fide cash bid made for such Aircraft, together with any Additional Payments on such Equipment Notes and all other amounts due and payable to the Owner Trustee and Owner Participant under such Lease, the related Participation Agreement or any other related operative document. (Leases, Section 9; Leased Aircraft Indentures,
Section 6.01(b))

     Events of Loss

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, United must elect within 60 days after such occurrence to perform one of the following options: (a) not later than the first "Lease Period Date" (as defined in the Leases) (in the case of the Leased Aircraft) or the interest payment date (in the case of the Owned Aircraft) following the 100th day following the date of occurrence of such Event of Loss, or, if earlier, the first Lease Period Date that is three business days following the receipt of the insurance proceeds in respect of such Event of Loss (but not earlier than the first business day following the 65th day following the occurrence of such Event of Loss) (in the case of the Leased Aircraft) or the interest payment date (in the case of the Owned Aircraft) following the receipt of the insurance proceeds in respect of such Event of Loss, to pay the applicable Owner Trustee (in the case of a Leased Aircraft) or to the Owned Aircraft Trustee (in the case of the Owned Aircraft) the stipulated loss value of such Aircraft, together with certain additional amounts (in the case of Leased Aircraft) or an amount sufficient to redeem the Equipment Notes (in the case of the Owned Aircraft) or (b) not later than the first business day (in the case of the Leased Aircraft) or the interest payment date (in the case of the Owned Aircraft) following the 100th day following the date of occurrence of such Event of Loss, or, if earlier, the third business day following the receipt of the insurance proceeds in respect of such Event of Loss (but not earlier than the first business day following the 65th day following the occurrence of such Event of Loss) (unless a Lease default or any Lease Event of Default involving the bankruptcy of the Lessee or the failure by the Lessee to make certain payments under the relevant Lease (in the case of a Leased Aircraft) or a payment

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

or bankruptcy default or Indenture Event of Default under the Owned Aircraft Indenture (in the case of the Owned Aircraft) has occurred and is continuing), substitute an aircraft (or airframe and one or more engines, as the case may be) for the Aircraft, Airframe or Engine(s) that suffered such Event of Loss. (Leases, Section 10(a); Leased Aircraft Indentures, Section 6.01(a); Owned Aircraft Indenture, Section 5.01)

     If United elects to replace an Aircraft (or Airframe or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will, in the case of a Leased Aircraft, convey to the related Owner Trustee title to an aircraft (or airframe or airframe and one or more engines, as the case may be or, in the case of an Owned Aircraft, subject to the lien of the applicable Indenture), and such replacement airframe or airframe and engines must (i) be free and clear of all liens except permitted liens and (ii) be the same model as the Airframe or Airframe and Engines to be replaced or an improved model having a value, utility and, in regard to the Airframe, remaining useful life at least equal to, and in at least as good an operating condition as, the Airframe or Airframe and Engines to be replaced (assuming that such Airframe and such Engines were in the condition required by the terms of the related Lease, immediately prior to the occurrence of such Event of Loss). In the case of the Owned Aircraft, any replacement airframe and engines must have a value and utility at least equal to, and be in as good operating condition and repair as, the Airframe and Engines to be replaced (assuming such Airframe and Engines were in the condition required by the terms of the Owned Aircraft Indenture). United is also required to provide, among other things, to the relevant Indenture Trustee, prior to any substitution, and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant (a) an FAA bill of sale and a full warranty bill of sale, (b) a certification as to compliance with the foregoing requirements from a qualified aircraft appraiser, together with a certified report setting forth such appraiser's opinion as to the fair market value of such replacement airframe or engine and (c) reasonably acceptable opinions of counsel to the effect that (i) United or such Owner Trustee, as the case may be, will acquire good title to such replacement airframe and, if applicable, replacement engine, free and clear of all liens (other than permitted liens) (in the case of the Leased Aircraft), (ii) such replacement airframe and, if applicable, engine will be made subject to the applicable Indenture to the same extent as the Airframe and, if applicable, Engine replaced thereby, (iii) in the case of a Leased Aircraft, such Owner Trustee and Indenture Trustee (as assignee of lessor's rights and interests under the Lease) or the Owned Aircraft Indenture Trustee, in the case of the Owned Aircraft, will be entitled to receive the benefits and protections of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe and (to the extent such opinion can be rendered, in view of applicable law) such replacement engine and (iv) such replacement airframe has been duly registered and each supplement to such Lease or Indenture, as applicable, has been duly recorded. (Leases, Section 10(a); Owned Aircraft Indentures, Section 5.01(a))

     If United elects not to replace such Aircraft, then upon payment of an amount sufficient to redeem the Equipment Notes issued with respect to such Aircraft (in the case of the Owned Aircraft) or the stipulated loss value for such Aircraft and all additional amounts then due and unpaid with respect to such Aircraft (in the case of a Leased Aircraft), which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft will terminate with respect to such Aircraft, the obligation of United thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of the Owned Aircraft) with respect thereto will cease and (in the case of a Leased Aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related Aircraft to United. The stipulated loss value and other payments made under the Leases or the Owned Aircraft Indenture, as the case may be, by United will be deposited with the applicable Indenture Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Indenture Trustee to the applicable Owner Trustee or to United, as the case may be. (Leases, Section 10(a); Leased Aircraft Indentures,
Section 6.01(a); Owned Aircraft Indentures, Sections 5.01(a) and 6.01(a))

     If an Event of Loss occurs with respect to an Engine alone, United will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same make and model as the

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

Engine to be replaced, suitable for installation and use on the Aircraft, and having performance and durability characteristics and a value and utility at least equal to, and in at least as good an operating condition as, the Engine to be replaced (assuming that such Engine was of the value and utility and in the condition and repair required by the terms of the relevant Lease or the Owned Aircraft Indenture, as the case may be, immediately prior to the occurrence of the Event of Loss). (Leases, Section 10(a) and (b); Owned Aircraft Indentures,
Section 5.01(a) and (b))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events, among others, with respect to such property:
(i) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any loss of such property or loss of use of such property for a period of 90 consecutive days (in the case of the Leased Aircraft) for 180 consecutive days in the case of the Owned Aircraft) or more as a consequence of any theft, hijacking or disappearance of such property; (iv) any seizure, condemnation, confiscation, taking or requisition of title to, or use of, such property by any governmental or purported governmental entity (other than a requisition for use by the U.S. government or any government of registry of the Aircraft) resulting in the loss of title or loss of possession of the aircraft for a period of 90 days (in the case of the Leased Aircraft) or 180 days (in the case of the Owned Aircraft) or more; (v) the requisition for use by a governmental body (other than the U.S. government) which continues for more than two years or, in the case of the Leased Aircraft, requisition by the U.S. government, which extends beyond the Lease Term; or (vi) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of United's business of passenger air transportation is prohibited for 180 days, unless United prior to the end of such 180-day period diligently implements all steps which are necessary or desirable to permit the normal use of such property by it and United, within one year (in the case of the Leased Aircraft) or two years (in the case of the Owned Aircraft), will have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action, and commenced regular commercial use in such jurisdiction and, unless, in the case of the Leased Aircraft, such grounding is applicable to United's entire fleet of such model aircraft registered in such country, or for a period expiring on the last day of the Lease term, whichever is earlier. An Event of Loss with respect to an Airframe will constitute an Event of Loss with respect to the Aircraft. (Leases, Section 1.01; Owned Aircraft Indenture,
Section 1.01)

     Purchase Options under the Leases

     United has the option to purchase any Leased Aircraft (a) upon notice to the Owner Trustee at least 180 days prior to the relevant purchase date (which notice will become irrevocable 120 days prior to the relevant purchase date), on the last business day of the original Lease or on the last business day of any renewal terms at a purchase price equal to the fair market sales value of such Aircraft, (b) upon notice to the Owner Trustee at least 120 days prior to the relevant purchase date (which notice will become irrevocable 20 days prior to the relevant purchase date), on specified purchase option dates (the earliest of which is January 1, 2006) at a purchase price equal to the greater of the fair market sales value or the "Termination Value" (as defined in the Leases) or (c) upon notice to the Owner Trustee at least 120 days prior to the relevant purchase date (which notice will become irrevocable 20 days prior to the relevant purchase date), on January 1, 2012 at the applicable EBO Percentage (as defined in the Leases). The fair market sales value of such Aircraft will be determined by mutual agreement of United and the Owner Trustee or, if they are unable to agree, by an appraisal. Notwithstanding any other provision, the purchase price under any purchase option will be sufficient to pay in full the principal amount, any Additional Payments and accrued and unpaid interest on the Equipment Notes outstanding, together with all other amounts payable by United. Upon payment of the purchase price, all basic and supplemental rent due and all other amounts due and payable by United under the relevant Lease, Participation Agreement and any other related operative document, the Owner Trustee will transfer title to such Aircraft to United. (Leases, Section 19(b) and (c); Leased Aircraft Indentures, Section 10.01)

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

     The holder of the Equipment Notes issued under a Leased Aircraft Indenture has no right to amounts payable by United in connection with its exercise of purchase options for the related Leased Aircraft to the extent that all amounts payable by the relevant Owner Trustee to such holder under such Equipment Notes, such Indenture and related operative agreements have been paid in full.

     Events of Default under the Leases

     Lease Events of Default under each Lease include, among other things: (i) failure by United to make any payment of basic rent, renewal rent, stipulated loss value, EBO Percentage, any Additional Payments or termination value under such Lease within 10 days after the same have become due, or failure by United to pay any other amount due under such Lease or under any other related operative document within 15 days from and after United's receipt of any written demand therefor from the Owner Trustee; (ii) failure by United to carry and maintain insurance on and in respect of the Aircraft subject to such Lease, in accordance with the provisions of such Lease; (iii) failure by United to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or any other related operative document, and such failure will continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee or Indenture Trustee; provided however, that if United has undertaken to cure any such failure and, nonetheless such failure is not cured within the prescribed thirty-day period but is curable with future due diligence, there will be no Lease Event of Default so long as United is proceeding with due diligence and such failure is in fact cured within one year; (iv) (a) any representation or warranty made by United in such Lease or the related Participation Agreement or in any other related operative document (other than in the related tax indemnity agreement) will prove to have been untrue, inaccurate or misleading in any material respect at the time made, (b) such representation or warranty is material at the time in question and (c) the same remains uncured for more than 30 days after the receipt of written notice thereof by United; (v) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of United or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which continues undismissed or unstayed for a period of 90 days; and (vi) failure to maintain its status as a U.S. air carrier and such failure will continue for five consecutive days. (Leases, Section 14)

     Indenture Events of Default under the Owned Aircraft Indenture are discussed above under "--Indenture Defaults, Notice and Waiver."

     Remedies Exercisable upon Events of Default under the Lease

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Indenture Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or release, or hold and keep idle such Aircraft free and clear of United's rights, except as set forth in the Lease, and retain the proceeds, and to require United to pay, as liquidated damages any due and unpaid basic rent or renewal rent plus an amount equal to the excess of the stipulated loss value for such Aircraft (specified in schedules to such Lease) over, (i) the discounted fair market rental value of such Aircraft for the remainder of the term of the Lease relating to such Aircraft (using a discount rate equal to the overdue rate), (ii) the fair market sales value of such Aircraft or (iii) if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Leases, Section 15; Leased Aircraft Indentures, Section 8.03).

     Remedies under the Owned Aircraft Indenture are discussed above under "-- Remedies."

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of the New Certificates acquired in the Exchange Offer by holders of Old Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of New Certificates

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

("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source or trusts if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the New Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold New Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire New Certificates pursuant to the Exchange Offer. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to acquire New Certificates. This summary does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the New Certificateholders of the affected Trust.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. HOLDERS OF OLD CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW CERTIFICATES.

CONSEQUENCES OF THE EXCHANGE OFFER TO EXCHANGING AND NONEXCHANGING HOLDERS

     The exchange of an Old Certificate for a New Certificate pursuant to the Exchange Offer will not be taxable to an exchanging Holder for U.S. federal income tax purposes. As a result (i) an exchanging Holder will not recognize any gain or loss on the exchange; (ii) the holding period for the New Certificate will include the holding period for the Old Certificate; and (iii) the basis of the New Certificate will be the same as the basis for the Old Certificate.

     The Exchange Offer will result in no U.S. federal income tax consequences to a non-exchanging holder of Old Certificates.

TAX STATUS OF THE TRUSTS

     In the opinion of Mayer, Brown & Platt, special tax counsel to United ("Tax Counsel"), each Trust will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. Certificateholder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding Trust and paid directly its share of fees and expenses paid by such Trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each Certificateholder should be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes or any other property held by the related Trust, in accordance with such Certificateholder's method of accounting. Each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of any Additional Payments, paid on the Equipment Notes will be treated as capital gain. Any amounts received by a Trust from Interest Drawings

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

under the relevant Primary Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     The treatment of interest described above is based in part upon United's determination that, as of the date of issuance of the Old Certificates, the possibility that additional amounts would be paid to Certificateholders as a result of the failure of a Registration Event to occur timely or the expiration of a Shelf Registration Statement was remote. The Internal Revenue Service (the "Service") may take a different position, which could affect the timing and character of interest income reported by Certificateholders. While not free from doubt, if such additional amounts are in fact paid, United believes that these amounts will be taxable to a Certificateholder as ordinary income in accordance with such holder's method of accounting.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Providers, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CLASS B CERTIFICATEHOLDERS

     If the Class B Trust receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Class B Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificateholders an amount equal to their share of such Shortfall Amount and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the Class B Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss) and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE NEW CERTIFICATES

     Upon the sale, exchange or other disposition of a New Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its New Certificate. Any gain or loss will be capital gain or loss if the New Certificate was held as a capital asset. In the

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

case of non-corporate taxpayers, capital gains recognized on New Certificates held (i) one year or less will be treated as short-term capital gains and taxed at ordinary income tax rates, (ii) more than one year but 18 months or less will be treated as mid-term capital gains and taxed at a rate of 28% and (iii) more than 18 months will be treated as long-term capital gains and taxed at a maximum rate of 20%. Capital gains recognized by corporate taxpayers are subject to tax at the ordinary income tax rates applicable to corporations.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a New Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or United or any transferee of an Owner Participant's interest, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related, directly or indirectly, to any Owner Participant or United through stock ownership and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the New Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

     Final withholding regulations published by the Internal Revenue Service on October 14, 1997 (the "1997 Final Regulations") apply to "reportable payments" (such as interest) made after December 31, 1998, regardless of the issue date of the instrument with respect to which the payments are made. The 1997 Final Regulations provide, among other things, new documentation procedures designed to simplify compliance by withholding agents and may require non-U.S. Certificateholders to furnish new certification of their foreign status after December 31, 1998. Foreign investors should consult their tax advisors regarding the applicability and effect of the 1997 Final Regulations to payments made with respect to the New Certificates.

     The Trustee will, where required, report to the Certificateholders and the Service the amount of any "reportable payments" and any amount withheld with respect to the New Certificates during the taxable year.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a New Certificate or upon receipt of any Additional Payments paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt, and is not subject to Code provisions applicable to certain expatriates.

BACKUP WITHHOLDING

     Payments made on the New Certificates and proceeds from the sale of New Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code and the regulations thereunder (including the 1997 Final Regulations).

     Backup withholding is not an additional tax. Any amount withheld under backup withholding rules may be refunded or credited against a Certificateholder's federal income tax liability, if any, provided that the required information is provided to the IRS.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, ACQUIRERS OF NEW CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF

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

THE NEW CERTIFICATES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                              ERISA CONSIDERATIONS

     ERISA imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by employee benefit plans (including Plans and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and
Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

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

     By its acceptance of a Certificate (including upon exchange of an Old Certificate for a New Certificate pursuant to the Exchange Offer), each Certificateholder will be deemed to have represented and warranted that either
(i) no Plan assets have been used to purchase such Certificate or (ii) the purchase and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to an administrative class exemption. See "Transfer Restrictions."

     Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all broker-dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Starting on the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers, fees of counsel to the Holders and certain transfer taxes, and will indemnify the Holders of the New Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Certificates is being passed upon for United by Mayer, Brown & Platt.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements and schedule of United as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report, with respect thereto, incorporated herein by reference, in reliance upon the authority of said firm as experts in giving said reports.

                                    EXPERTS

     The references to AISI, BK and AvSolutions, and to their respective appraisal reports, each dated as of November 6, 1997, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                          APPENDIX I -- INDEX OF TERMS

1997 Final Regulations......................................             80
Above-Cap Account...........................................             23
Above-Cap Collateral Amount.................................         23, 52
Above-Cap Interest Payments.................................         22, 52
Above-Cap Liquidity Facility................................         22, 52
Above-Cap Liquidity Provider................................          1, 39
Additional Payment..........................................             61
Adjusted Expected Distributions.............................             57
Administration Expenses.....................................             56
Agent's Message.............................................             32
Aggregate LTV Collateral Amount.............................             57
Aircraft....................................................              2
AISI........................................................             11
Applicable Date.............................................             61
Appraised Current Market Value..............................             57
Appraisers..................................................             11
Assumed Aggregate Aircraft Value............................             11
Assumed Aircraft Value......................................             65
Aviation Act................................................             45
AvSolutions.................................................             11
Base Rate...................................................             51
Basic Pass Through Trust Agreement..........................              1
BK..........................................................             11
Book-Entry Confirmation.....................................             32
Book-Entry Transfer Facility................................             33
Break Amount................................................             61
Business Day................................................             42
Calculation Agent...........................................             39
Capped Interest Rate........................................             20
Capped LIBOR................................................             20
Cash Account................................................             23
Cash Collateral Account.....................................             21
Cede........................................................             14
Certificate Account.........................................             41
Certificate Owners..........................................             26
Certificateholders..........................................             14
Certificates................................................              1
Class A Certificates........................................              8
Class A Initial Purchasers..................................              3
Class A Trust...............................................              1
Class B Certificates........................................              8
Class B Initial Purchaser...................................              5
Class B Trust...............................................              1
Class C Certificates........................................              8
Class C Trust...............................................              1
Class D Certificates........................................              8
Class D Trust...............................................              1
Class Exemptions............................................             81
Code........................................................             26
Commission..................................................          5, 30
Company.....................................................              1

Controlling Party...........................................             24
Convention..................................................             71
Current Distribution Date...................................             55
Current Interest Rate.......................................             19
Distribution Date...........................................             24
Downgrade Drawing...........................................             21
DTC.........................................................             14
DTC Participants............................................             26
Eligible Institution........................................             33
Equipment...................................................             68
Equipment Notes.............................................              2
ERISA.......................................................             26
ERISA Plans.................................................             81
Event of Loss...............................................             76
Exchange Act................................................              4
Exchange Agent..............................................              8
Exchange Offer..............................................              1
Expected Distributions......................................             55
Expiration Date.............................................          1, 32
Final Distributions.........................................             25
Final Drawing...............................................             50
Final Expected Distribution Date............................              2
Final Maturity Date.........................................             15
Global Certificate..........................................             48
Indenture Default...........................................         11, 44
Indenture Trustees..........................................              8
Indentures..................................................              8
Initial Purchasers..........................................              5
Intercreditor Agreement.....................................             24
Interest Drawings...........................................         19, 49
Issuance Date...............................................          5, 30
Lease.......................................................             70
Lease Event of Default......................................             43
Lease Payment Date..........................................             70
Lease Period Date...........................................             74
Leased Aircraft.............................................              2
Leased Aircraft Indenture...................................              8
Leased Aircraft Indenture Trustees..........................              8
Letter of Transmittal.......................................              1
LIBOR Business Day..........................................             39
Liquidity Event of Default..................................             51
Liquidity Expenses..........................................             54
Liquidity Facilities........................................         22, 52
Liquidity Obligations.......................................             20
Liquidity Provider..........................................             39
London Reference Banks......................................             39
LTV Appraisals..............................................             57
LTV Collateral Amount.......................................             57
LTV Ratio...................................................             57
LTVs........................................................             11
Make-Whole Amount...........................................             61
Maximum Commitment Amount...................................             19
Moody's.....................................................             21

Morgan Stanley..............................................              3
New Certificates............................................              1
Non-Performing Equipment Notes..............................             57
Non-U.S. Certificateholder..................................             80
Note Purchase Agreement.....................................          9, 60
Notice of Guaranteed Delivery...............................             35
NYSE........................................................             35
Old Certificates............................................              1
Old Class A Certificates....................................              1
Old Class B Certificates....................................              1
Operative Agreements........................................             37
Owned Aircraft..............................................              2
Owned Aircraft Indenture....................................              8
Owned Aircraft Indenture Trustee............................              8
Owner Participant...........................................             59
Owner Trustee...............................................              2
Participating Broker-Dealer.................................       3, 6, 31
Pass Through Trust Agreement................................           1, 9
Performing Equipment Note...................................             20
Plan Asset Regulation.......................................             81
Plans.......................................................         26, 81
Pool Balance................................................             42
Pool Factor.................................................             42
Primary Liquidity Facility..................................             19
Primary Liquidity Provider..................................          1, 39
PTC Events of Default.......................................             15
PTCE........................................................             81
Rating Agencies.............................................             21
Record Date.................................................             14
Registration Event..........................................             31
Registration Rights Agreement...............................              5
Regular Distribution Date...................................         14, 39
Replacement Primary Liquidity Facility......................             50
Reset Agent.................................................             62
Rule 144A...................................................              2
Scheduled Payments..........................................             39
Section 1110 Period.........................................             20
Securities Act..............................................              1
Series......................................................              2
Series A Equipment Notes....................................              2
Series B Equipment Notes....................................              2
Series C Equipment Notes....................................              2
Series D Equipment Notes....................................              2
Service.....................................................             79
Shelf Registration Statement................................             31
Shortfall Amounts...........................................             79
Special Distribution Date...................................             14
Special Payment.............................................             41
Special Payments Account....................................             41
Standard & Poor's...........................................             21
Stated Interest Rate........................................             19
Subordinated Certificateholders.............................             79
Subordination Agent.........................................              8

Tax Counsel.................................................             78
Termination Notice..........................................             51
Termination Value...........................................             76
Three-Month LIBOR...........................................             39
Three Month LIBOR Reference Date............................             39
Threshold Rating............................................             50
Transportation Code.........................................             71
Triggering Event............................................             15
Trust.......................................................              8
Trust Indenture Act.........................................             36
Trust Property..............................................              8
Trust Supplement............................................              1
Trustee.....................................................              1
Trusts......................................................           1, 8
U.S. Bankruptcy Code........................................             67
U.S. Certificateholders.....................................             78
U.S. Persons................................................             78
United......................................................              1

[AIRCRAFT INFORMATION SERVICES, INC. LOGO]      APPENDIX II - APPRAISAL LETTERS




06 November 1997


Mr. John Springer
United Airlines Inc.
WHQ-FT
1200 E. Algonquin Road
Elk Grove Township, IL 60007

Subject:   Half Life Base Market Value Opinion, 14 Aircraft Fleet
           AISI File number:  A7S042BVO

Reference: (a) United Airlines Facsimile Message, 27 October 1997


Dear Mr. Springer:


In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to United Airlines, Inc. ("United") of the half life base market values of the 14 aircraft fleet as identified in Table 1 of this report (the "Aircraft").



1.  METHODOLOGY AND DEFINITIONS


The historical standard term of reference for commercial aircraft value has been "half-life fair market value" of an "average" aircraft. However, "fair market value" could mean a fair value in the given market or a value in a hypothetical "fair" or balanced market, and the two definitions are not equivalent. Recently, the term "base value" has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term "fair market value" which has now become synonymous with the term
"current market value" or a "fair" value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

AISI defines a "base value" as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in "new" condition, "average half-life" condition, or in a specifically described condition unique to a single aircraft at a specific time. An "average" aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft

                                                  APPENDIX II - APPRAISAL LETERS

06 November 1997                                                          [LOGO]
AISI File No. A7S042BVO
Page -2-

value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

AISI assumes average condition unless otherwise specified in this report. "Half-life" condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a "current market value" or "fair market value" as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

2.      HALF LIFE BASE MARKET VALUATION

Our opinion of the half life base market value of the Aircraft is derived from information and specifications supplied by United in reference (a) facsimile message.

It is our considered opinion that the half life base market values are as follows in Table 1 subject to the assumptions, definitions, and disclaimers herein.

                                                 APPENDIX II - APPRAISAL LETTERS

06 November 1997                                                          [LOGO]
AISI File No. A7S042BVO
Page -3-

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.




  /s/ Fred E. Bearden
  Fred E. Bearden
  President
  FEB/JMC/jm

                                                  APPENDIX II - APPRAISAL LETTER

                                                                          [LOGO]

               Table 1 - AISI File A7S041BVO - 06 November 1997



                     AIRCRAFT PORTFOLIO - UNITED AIRLINES

                           Half Life Base Valuation





------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Half Life Base
                         Serial   Registration                                                                         Value
No    Aircraft Model     Number     Number        Nose Number     Date of Delivery         Engine   MTOW (Lbs.)       Million US$
------------------------------------------------------------------------------------------------------------------------------------
1     A320-232            589      N433UA          4233             Jun-96             IAE2527-A5     169,754          $41.34
------------------------------------------------------------------------------------------------------------------------------------
2     A320-232            592      N434UA          4234             Jun-96             IAE2527-A5     169,754          $41.34
------------------------------------------------------------------------------------------------------------------------------------
3     A320-232            613      N435UA          4235             Sep-96             IAE2527-A5     169,754          $41.34
------------------------------------------------------------------------------------------------------------------------------------
4     A320-232            638      N436UA          4236             Dec-96             IAE2527-A5     169,754          $41.34
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   CFM56-3B1 (1 Each)
5     B737-322           24673     N398UA          9398             Sep-90         CFM56-3C1 (1 Each) 130,000          $23.37
------------------------------------------------------------------------------------------------------------------------------------
6     B737-322           24674     N399UA          9399             Oct-90             CFM56-3B1      130,000          $23.17
------------------------------------------------------------------------------------------------------------------------------------
7     B737-322           24717     N202UA          9002             Oct-90             CFM56-3B1      130,000          $23.17
------------------------------------------------------------------------------------------------------------------------------------
8     B737-322           24718     N203UA          9003             Oct-90             CFM56-3B1      130,000          $23.17
------------------------------------------------------------------------------------------------------------------------------------
9     B747-422           26890     N193UA          8193             Aug-96               PW4056       875,000         $142.76
------------------------------------------------------------------------------------------------------------------------------------
10    B747-422           26892     N194UA          8594             Sep-96               PW4056       875,000         $142.76
------------------------------------------------------------------------------------------------------------------------------------
11    B777-222           26937     N776UA          2076             Apr-96               PW4077       545,000         $112.25
------------------------------------------------------------------------------------------------------------------------------------
12    B777-222           26940     N778UA          2078             Jul-96               PW4077       545,000         $112.25
------------------------------------------------------------------------------------------------------------------------------------
13    B777-222           26944     N780UA          2080             Aug-96               PW4077       545,000         $112.25
------------------------------------------------------------------------------------------------------------------------------------
14    B777-222IGW        26938     N786UA          2286             Apr-97               PW4090       624,700         $123.94
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    ---------
                                                                                         Total:                     $1,004.45
                                                                                                                    =========


                                             APPENDIX II - APPRAISAL LETTER



                             BK ASSOCIATES, INC.

                           1295 NORTHERN BOULEVARD
                          MANHASSET, NEW YORK 11030
                       (516) 365-6272 FAX * (516) 365-6287



                                                November 6, 1997


UNITED AIR LINES
1200 E. Algonquin Road
Elk Grove Township, IL 60007

ATTN: Mr. John Springer

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide this opinion on the current Base Value (BV) as of November 1997 on each of two B747-422, four A320-232, three B777-222, one B777-222IGW, and four B737-222 aircraft (Aircraft). The Aircraft are further identified in the "Conclusions" section of this appraisal.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of fair market value, to which BK Associates subscribes, the quoted fair market value is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and

                                                  APPENDIX II - APPRAISAL LETTER



                                                     [BK ASSOCIATES, INC. LOGO]


United Air Lines
November 6, 1997
Page 2



knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

Fair market valuations are determined based upon one of three methods: comparable recent sales, replacement cost or rate of return to investor. In this appraisal, BK used the comparable sales method, which is the most common method, and the replacement cost method, in determining the fair market values of the Aircraft. The comparable sales method uses industry data to ascertain the prices realized in recent sales of comparable models. The fair market value of the base Aircraft is based on BK's familiarity with the aircraft type, its earnings potential in commercial service, its knowledge of its capabilities and the uses to which it will be put worldwide, its knowledge of the marketing of used aircraft, and the factors affecting the fair market value of such aircraft, and on its knowledge of the asking, offered and transaction prices for similar competitive, and alternative equipment, as will as transactions and negotiations involving basically identical aircraft. These realizations, however, which reflect the market supply and demand at the time of sale, are subject to minor adjustments for other conditions existing at the time of the appraisal. In this respect, we consider the market for the Aircraft to be in reasonable balance at this time, and thus, the fair market value is equal to the base value. In addition, values were adjusted for engine type and maximum gross takeoff weights (MGTOW). In arriving at the values, BK considered the impact of many factors affecting the market for used aircraft, including: the suitability and operating economics of the aircraft, regulatory factors, and recent sales experience. In the absence of relevant recent comparable sales, the replacement cost methodology is also considered. In this approach, which is especially suitable for nearly new aircraft, the new price or replacement cost is used and an allowance is deducted to account for the estimated hours and cycles accumulated on the aircraft to date.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft not their maintenance records but relied upon information supplied by you and from BK's own database. In determining the market value of a used aircraft, the following assumptions apply to the base aircraft:

                                                 APPENDIX II - APPRAISAL LETTERS

                                                      [BK ASSOCIATES, INC. LOGO]


United Air Lines
November 6, 1997
Page 3


1. Unless it is new, the aircraft has half-time remaining to its next major overhauls or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.  The aircraft is in current flight operations.

5.  The aircraft is sold for cash without seller financing.

6.  The Aircraft is in average or better condition.

7.  There is no accident damage.

CONCLUSIONS

Based on the above methodology, considerations and assumptions, it is our opinion that the current fair market value of each aircraft is as follows:

                        Date of    Registration     Engine         Base
          Model        Delivery       Number         Type          Value
        --------       ---------   -------------   ----------   ------------
        B747-422        08/07/96      N193UA         PW4056     $138,100,000
        B747-422        09/19/96      N194UA         PW4056      138,100,000

        A320-232        06/03/96      N433UA       IAE2527-A5     37,800,000
        A320-232        06/10/96      N434UA       IAE2527-A5     37,800,000
        A320-232        09/03/96      N435UA       IAE2527-A5     38,250,000
        A320-232        12/11/96      N436UA       IAE2527-A5     38,650,000
        B777-222        04/11/96      N776UA         PW4077      105,000,000
        B777-222        07/18/96      N778UA         PW4077      107,000,000
        B777-222        08/07/96      N780UA         PW4077      107,000,000
      B777-222IGW       04/04/97      N786UA         PW4090      121,000,000

                                                 APPENDIX II - APPRAISAL LETTERS

                                                      [BK ASSOCIATES, INC. LOGO]

United Air Lines
November 6, 1997
Page 4

                        Date of    Registration     Engine         Base
          Model        Delivery       Number         Type          Value
        --------       ---------   -------------   ----------   ------------
        B737-322        10/12/90      N202UA        CFM56-3B1   $ 25,300,000
        B737-322        10/24/90      N203UA        CFM56-3B1     25,300,000
        B737-322        09/24/90      N398UA      CFM56-3B1/C1    25,300,000
        B737-322        10/09/90      N399UA        CFM56-3B1     25,300,000

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.



                                              Sincerely yours,

                                              BK ASSOCIATES, INC.




                                              /s/ John F. Keitz
                                              John F. Keitz
                                              President
                                              ISTAT Senior Certified Appraiser

JFK/kf

                                                 APPENDIX II - APPRAISAL LETTERS

                                                                     AvSOLUTIONS

                                                                November 6, 1997


John M. Springer
Staff Specialist - Treasury
United Airlines
World Headquarters
P.O. Box 66100
Chicago, IL 60666-0100

Dear Mr. Springer:

        AvSOLUTIONS is pleased to provide this opinion on the base value, as of November 1997, of two Boeing 747-422, four Airbus A320-232, three Boeing 777-222, one Boeing 777-222 IGW and four Boeing 737-322 aircraft (the aircraft). The Boeing 747-422 aircraft are powered by Pratt and Whitney 4056 engines, the Airbus A320-232 aircraft are powered by IAE 2527-A5 engines, the Boeing 777-222 aircraft are powered by Pratt and Whitney 4077 engines, the Boeing 777-222 IGW aircraft is powered by Pratt and Whitney 4090 engines, and the Boeing 737-322 aircraft are powered by the CFM56-3-B1/C1. A complete listing of the aircraft is enclosed as Attachment 1.

        Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE

        According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for

               7518-B Diplomat Drive, Manassas, Virginia 20109
                   Telephone 703-330-0461 Fax 703-330-0581

                                                 APPENDIX II - APPRAISAL LETTERS

                                                                     AvSOLUTIONS

--------------------------------------------------------------------------------
Page 2
United Airlines


a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to perspective buyers, which AvSOLUTIONS considers to be ten to twenty months.

APPRAISAL METHODOLOGY

     The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared to reported market values at a specified point in time. Such data impounds the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

    The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation,
service configuration and engine type.   Once the relationship is identified,
one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of all aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of difference size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

    In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by United Airlines, and from data within AvSOLUTIONS' own database. In determining

                                                 APPENDIX II - APPRAISAL LETTERS

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

Page 3
United Airlines

the base value on the aircraft, the following assumptions have been researched and determined:

1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to the physical presence, condition or current maintenance status.

2. The aircraft and its major components are in "half-time" condition. That means that half of the flying hours and/or cycles between major maintenance events on the airframe, engines and other components are available to be flown.

3. The aircraft is certified, maintained and currently being operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5.  The aircraft have no damage history.

6.  A 3% annual rate of inflation is anticipated.

7.  The aircraft are in average or better condition.

8.  The aircraft are sold for cash without seller financing.

        Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each aircraft are as listed in Attachment 1.

                                                 APPENDIX II - APPRAISAL LETTERS

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------
Page 4
United Airlines





STATEMENT OF INDEPENDENCE

        This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory only in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to their parties without the Client's express consent.

        Aviation Solutions Inc. (AvSOLUTIONS) hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. Aviation Solutions Inc. (AvSOLUTIONS) further states that it has no present or contemplated future interest or association with the subject aircraft.

Signed,



    /s/ Quentin Brasie
    Quentin Brasie
    Vice-President

                                                 APPENDIX II - APPRAISAL LETTERS

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

                                  ATTACHMENT 1
                            EETC COLLATERAL SUMMARY



Tail Number   Aircraft     Nose #   S/N     Year     Engines         MGTOW          Base Value
                                                                         (millions of dollars)

N193UA        747-422      8193     26890   Aug-96   PW 4056         875,000          142.8
N194UA        747-422      8594     26892   Sep-96   PW 4056         875,000          142.8

N433UA        A320-232     4233     589     Jun-96   IAE2527-A5      169,754             37
N434UA        A320-232     4234     592     Jun-96   IAE2527-A5      169,754             37
N435UA        A320-232     4235     613     Sep-96   IAE2527-A5      169,754           37.5
N436UA        A320-232     4236     638     Dec-96   IAE2527-A5      169,754           38.1

N776UA        B777-222     2076     26937   Apr-96   PW4077          545,000           99.1
N778UA        B777-222     2078     26940   Jul-96   PW4077          545,000           99.1
N780UA        B777-222     2080     26944   Aug-96   PW4077          545,000           99.7
N786UA        B777-222IGW  2286     26938   Apr-97   PW4090          624,700          128.6


N202UA        B737-322     9002     24717   Oct-90   CFM56-3B1       130,000           22.9
N203UA        B737-322     9003     24718   Oct-90   CFM56-3B1       130,000           22.9
N398UA        B737-322     9398     24673   Sep-90   CFM56-3B1/C1    130,000           22.7
N399UA        B737-322     9399     24674   Oct-90   CFM56-3B1       130,000           22.9

           APPENDIX III -- EQUIPMENT NOTES PRINCIPAL PAYMENT SCHEDULE

                                    SERIES A

       REGULAR
     DISTRIBUTION
        DATES                                            AIRCRAFT REGISTRATION NUMBER
----------------------  -----------------------------------------------------------------------------------------------
                          N193UA        N194UA        N433UA        N434UA        N435UA        N436UA        N776UA
                          ------      -----------   -----------   -----------   -----------   -----------   -----------
March 2, 1998.........  $         0   $         0   $         0   $         0   $         0   $         0   $         0
June 2, 1998..........    1,683,856     1,683,856       450,714       450,714       456,079        98,012     1,251,983
September 2, 1998.....            0             0             0             0             0             0             0
December 2, 1998......      358,117       358,117        95,857        95,857        96,998       460,849       266,268
June 2, 1999..........    1,683,856     1,683,856       450,714       450,714       456,079        98,012     1,251,983
December 2, 1999......      358,117       358,117        95,857        95,857        96,998       460,849       266,268
June 2, 2000..........    1,683,856     1,683,856       450,714       450,714       456,079        98,012     1,251,983
December 2, 2000......      358,117       358,117        95,857        95,857        96,998       460,849       266,268
June 2, 2001..........    1,683,856     1,683,856       450,714       450,714       456,079        98,012     1,251,983
December 2, 2001......      358,117       358,117        95,857        95,857        96,998       460,849       266,268
June 2, 2002..........    1,683,856     1,683,856       450,714       450,714       456,079        98,012     1,251,983
December 2, 2002......   55,109,251    55,109,251    14,751,005    14,751,005    14,926,612    15,445,544    40,975,013
December 2, 2003......            0             0             0             0             0             0             0
December 2, 2004......            0             0             0             0             0             0             0
December 2, 2005......            0             0             0             0             0             0             0
December 2, 2006......            0             0             0             0             0             0             0
December 2, 2007......            0             0             0             0             0             0             0
December 2, 2008......            0             0             0             0             0             0             0
December 2, 2009......            0             0             0             0             0             0             0
December 2, 2010......            0             0             0             0             0             0             0
December 2, 2011......            0             0             0             0             0             0             0
December 2, 2012......            0             0             0             0             0             0             0
December 2, 2013......            0             0             0             0             0             0             0
December 2, 2014......            0             0             0             0             0             0             0
December 2, 2015......            0             0             0             0             0             0             0

       REGULAR
     DISTRIBUTION
        DATES                                            AIRCRAFT REGISTRATION NUMBER
----------------------  -----------------------------------------------------------------------------------------------
                          N778UA        N780UA        N786UA        N202UA        N203UA        N398UA        N399UA
                          ------      -----------   -----------   -----------   -----------   -----------   -----------
March 2, 1998.........  $         0   $         0   $         0   $   139,008   $   137,884   $         0   $   139,008
June 2, 1998..........    1,265,294     1,267,678     1,454,544             0             0             0             0
September 2, 1998.....            0             0             0       108,657       109,781             0       108,657
December 2, 1998......      269,096       269,604       314,296       247,865       247,865       249,804       247,865
June 2, 1999..........    1,265,294     1,267,678     1,454,544             0             0             0             0
December 2, 1999......      269,096       269,604       314,296       247,865       247,865       250,005       247,865
June 2, 2000..........    1,265,294     1,267,678     1,454,544             0             0             0             0
December 2, 2000......      269,096       269,604       314,296       247,865       247,865       250,004       247,865
June 2, 2001..........    1,265,294     1,267,678     1,454,544             0             0             0             0
December 2, 2001......      269,096       269,604       314,296       247,865       247,865       250,004       247,865
June 2, 2002..........    1,265,294     1,267,678     1,454,544             0             0             0             0
December 2, 2002......   41,410,145    41,488,193    48,482,096       247,865       247,865       250,005       247,865
December 2, 2003......            0             0             0       247,865       247,865       250,004       247,865
December 2, 2004......            0             0             0       247,865       247,865       250,005       247,865
December 2, 2005......            0             0             0       495,730       495,730       250,004       495,730
December 2, 2006......            0             0             0       495,731       495,731       500,009       495,731
December 2, 2007......            0             0             0       495,730       495,730       500,009       495,730
December 2, 2008......            0             0             0       495,730       495,730       500,009       495,730
December 2, 2009......            0             0             0       495,731       495,731       500,009       495,731
December 2, 2010......            0             0             0       743,595       743,595       500,009       743,595
December 2, 2011......            0             0             0       743,596       743,596       750,014       743,596
December 2, 2012......            0             0             0       832,312       832,879       856,793       832,312
December 2, 2013......            0             0             0       654,879       654,312       643,235       654,879
December 2, 2014......            0             0             0       743,596       743,596     1,342,656       743,596
December 2, 2015......            0             0             0     2,478,650     2,478,650     2,657,422     2,478,650

                                      III-1

                                    SERIES B

       REGULAR
     DISTRIBUTION
        DATES                                            AIRCRAFT REGISTRATION NUMBER
----------------------  -----------------------------------------------------------------------------------------------
                          N193UA        N194UA        N433UA        N434UA        N435UA        N436UA        N776UA
                        -----------   -----------   -----------   -----------   -----------   -----------   -----------
March 2, 1998.........  $         0   $         0   $         0   $         0   $         0   $         0   $         0
June 2, 1998..........  317,024....       317,024        84,857        84,857        85,867             0       235,714
December 2, 1998......            0             0             0             0             0        86,765             0
June 2, 1999..........      317,024       317,024        84,857        84,857        85,867             0       235,714
December 2, 1999......            0             0             0             0             0        86,765             0
June 2, 2000..........      317,024       317,024        84,857        84,857        85,867             0       235,714
December 2, 2000......            0             0             0             0             0        86,765             0
June 2, 2001..........      317,024       317,024        84,857        84,857        85,867             0       235,714
December 2, 2001......            0             0             0             0             0        86,765             0
June 2, 2002..........      317,024       317,024        84,857        84,857        85,867             0       235,714
December 2, 2002......   13,948,878    13,948,878     3,733,714     3,733,714     3,777,663     3,903,939    10,371,429
December 2, 2003......            0             0             0             0             0             0             0
December 2, 2004......            0             0             0             0             0             0             0
December 2, 2005......            0             0             0             0             0             0             0
December 2, 2006......            0             0             0             0             0             0             0
December 2, 2007......            0             0             0             0             0             0             0
December 2, 2008......            0             0             0             0             0             0             0
December 2, 2009......            0             0             0             0             0             0             0
December 2, 2010......            0             0             0             0             0             0             0
December 2, 2011......            0             0             0             0             0             0             0
December 2, 2012......            0             0             0             0             0             0             0
December 2, 2013......            0             0             0             0             0             0             0
December 2, 2014......            0             0             0             0             0             0             0
December 2, 2015......            0             0             0             0             0             0             0

       REGULAR
     DISTRIBUTION
        DATES                                            AIRCRAFT REGISTRATION NUMBER
----------------------  -----------------------------------------------------------------------------------------------
                          N778UA        N780UA        N786UA        N202UA        N203UA        N398UA        N399UA
                        -----------   -----------   -----------   -----------   -----------   -----------   -----------
March 2, 1998.........  $         0   $         0   $         0   $   128,521   $   128,521   $         0   $   128,521
June 2, 1998..........      238,221       238,670       272,668             0             0             0             0
December 2, 1998......            0             0             0        46,972        46,708       129,637        46,972
June 2, 1999..........      238,221       238,670       272,668             0             0             0             0
December 2, 1999......            0             0             0         1,624         1,888        40,659         1,624
June 2, 2000..........      238,221       238,670       272,668             0             0             0             0
December 2, 2000......            0             0             0        59,272        59,272         8,355        59,272
June 2, 2001..........      238,221       238,670       272,668             0             0             0             0
December 2, 2001......            0             0             0        59,272        59,272        59,784        59,272
June 2, 2002..........      238,221       238,670       272,668             0             0             0             0
December 2, 2002......   10,481,895    10,501,650    12,269,660        59,272        59,272        59,784        59,272
December 2, 2003......            0             0             0        59,272        59,272        59,784        59,272
December 2, 2004......            0             0             0        59,272        59,272        59,784        59,272
December 2, 2005......            0             0             0       150,268       157,191       103,133       150,268
December 2, 2006......            0             0             0        86,820        79,898        76,218        86,820
December 2, 2007......            0             0             0       118,544       118,544       119,567       118,544
December 2, 2008......            0             0             0       118,544       118,544       119,567       118,544
December 2, 2009......            0             0             0       258,685       258,655       119,567       258,685
December 2, 2010......            0             0             0       193,827       193,909       283,772       193,827
December 2, 2011......            0             0             0        21,665        21,612        15,147        21,665
December 2, 2012......            0             0             0        89,100        88,533        72,572        89,100
December 2, 2013......            0             0             0       266,533       267,099       601,850       266,533
December 2, 2014......            0             0             0       598,143       592,027       640,820       598,143
December 2, 2015......            0             0             0       172,394       178,511             0       172,394

                                      III-2

                                    SERIES C

        REGULAR
      DISTRIBUTION
         DATES                                           AIRCRAFT REGISTRATION NUMBER
------------------------  ------------------------------------------------------------------------------------------
                            N193UA       N194UA        N433UA       N434UA       N435UA       N436UA       N776UA
                          ----------   -----------   ----------   ----------   ----------   ----------   -----------
June 2, 1998............  $        0   $   374,665   $  100,286   $  100,286   $  101,480   $        0   $   278,571
December 2, 1998........           0             0            0            0            0      102,541             0
June 2, 1999............           0       374,665      100,286      100,286      101,480            0       278,571
December 2, 1999........           0             0            0            0            0      102,541             0
June 2, 2000............           0       374,665      100,286      100,286      101,480            0       278,571
December 2, 2000........           0             0            0            0            0      102,541             0
June 2, 2001............           0       374,665      100,286      100,286      101,480            0       278,571
December 2, 2001........           0             0            0            0            0      102,541             0
June 2, 2002............           0       374,665      100,286      100,286      101,480            0       278,571
December 2, 2002........   2,362,000    16,485,673    4,412,571    4,412,571    4,465,602    4,614,837    12,257,143
December 2, 2003........           0             0            0            0            0            0             0
December 2, 2004........           0             0            0            0            0            0             0
December 2, 2005........           0             0            0            0            0            0             0
December 2, 2007........           0             0            0            0            0            0             0
December 2, 2008........           0             0            0            0            0            0             0
December 2, 2009........           0             0            0            0            0            0             0
December 2, 2012........           0             0            0            0            0            0             0
December 2, 2013........           0             0            0            0            0            0             0
December 2, 2014........           0             0            0            0            0            0             0

          REGULAR
        DISTRIBUTION
           DATES                                         AIRCRAFT REGISTRATION NUMBER
----------------------------  -----------------------------------------------------------------------------------
                                N778UA        N780UA        N786UA       N202UA     N203UA     N398UA     N399UA
                              -----------   -----------   -----------   --------   --------   --------   --------
June 2, 1998................  $   281,534   $   282,065   $   322,244   $      0   $      0   $      0   $      0
December 2, 1998............            0             0             0     82,349     82,613          0     82,349
June 2, 1999................      281,534       282,065       322,244          0          0          0          0
December 2, 1999............            0             0             0    127,697    127,433     89,779    127,697
June 2, 2000................      281,534       282,065       322,244          0          0          0          0
December 2, 2000............            0             0             0     70,049     70,049    122,082     70,049
June 2, 2001................      281,534       282,065       322,244          0          0          0          0
December 2, 2001............            0             0             0     70,049     70,049     70,653     70,049
June 2, 2002................      281,534       282,065       322,244          0          0          0          0
December 2, 2002............   12,387,330    12,410,677    14,501,780     70,049     70,049     70,654     70,049
December 2, 2003............            0             0             0     70,049     70,049     70,653     70,049
December 2, 2004............            0             0             0    180,747    184,656    604,957    180,747
December 2, 2005............            0             0             0    390,560    383,720    683,383    390,560
December 2, 2007............            0             0             0    184,229    184,409    178,959    184,229
December 2, 2008............            0             0             0    253,576    349,167    388,413    253,576
December 2, 2009............            0             0             0    327,875    235,102    326,689    327,875
December 2, 2010............            0             0             0          0          0    153,675          0
December 2, 2012............            0             0             0     63,990     63,923     55,900     63,990
December 2, 2013............            0             0             0    479,021    473,122    222,203    479,021
December 2, 2014............            0             0             0    641,760    647,659          0    641,760

                                      III-3

                                    SERIES D

            REGULAR
         DISTRIBUTION
             DATES                                      AIRCRAFT REGISTRATION NUMBER
-------------------------------  --------------------------------------------------------------------------
                                  N193UA     N194UA     N433UA     N434UA     N435UA     N436UA     N776UA
                                 --------   --------   --------   --------   --------   --------   --------
March 2, 1998..................  $      0   $      0   $      0   $      0   $      0   $      0   $      0
December 2, 1998...............         0          0          0          0          0          0          0
December 2, 1999...............         0          0          0          0          0          0          0
December 2, 2000...............         0          0          0          0          0          0          0
December 2, 2001...............         0          0          0          0          0          0          0
December 2, 2002...............         0          0          0          0          0          0          0
December 2, 2003...............         0          0          0          0          0          0          0
December 2, 2004...............         0          0          0          0          0          0          0
December 2, 2013...............         0          0          0          0          0          0          0

            REGULAR
         DISTRIBUTION
             DATES                                      AIRCRAFT REGISTRATION NUMBER
-------------------------------  --------------------------------------------------------------------------
                                  N778UA     N780UA     N786UA     N202UA     N203UA     N398UA     N399UA
                                 --------   --------   --------   --------   --------   --------   --------
March 2, 1998..................  $      0   $      0   $      0   $ 61,503   $ 62,297   $329,049   $ 61,503
December 2, 1998...............         0          0          0     82,122     81,060    186,857     82,122
December 2, 1999...............         0          0          0    342,442    342,499    339,205    342,442
December 2, 2000...............         0          0          0    386,338    386,399    383,136    386,338
December 2, 2001...............         0          0          0    436,134    436,199    432,885    436,134
December 2, 2002...............         0          0          0    487,011    487,080    483,762    487,011
December 2, 2003...............         0          0          0    540,288    540,361    537,040    540,288
December 2, 2004...............         0          0          0    486,116    482,284     59,259    486,116
December 2, 2013...............         0          0          0     68,442     73,012          0     68,442

                                      III-4

                  APPENDIX IV -- LOAN TO AIRCRAFT VALUE RATIOS

    The table is based on the assumption that the value of each Aircraft set forth opposite December 23, 1997 depreciates by approximately 2% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft, by approximately 4% of the initial appraised value per year for the next five years and by approximately 6% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios and no assurance can be given
(i) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions.

                               AIRCRAFT REGISTRATION                 AIRCRAFT REGISTRATION
                                   NUMBER N193UA                         NUMBER N194UA
                         ----------------------------------    ----------------------------------
                          EQUIPMENT                             EQUIPMENT
                            NOTE         ASSUMED      LOAN        NOTE         ASSUMED      LOAN
                         OUTSTANDING     AIRCRAFT      TO      OUTSTANDING     AIRCRAFT      TO
                           BALANCE        VALUE       VALUE      BALANCE        VALUE       VALUE
        DATE             (MILLIONS)     (MILLIONS)    RATIO    (MILLIONS)     (MILLIONS)    RATIO
        ----             -----------    ----------    -----    -----------    ----------    -----
December 23, 1997....      $ 82.86       $ 141.22     58.7%      $ 98.85       $ 141.22     70.0%
December 2, 1998.....        80.50         138.34     58.2         96.12         138.34     69.5
December 2, 1999.....        78.14         135.46     57.7         93.39         135.46     68.9
December 2, 2000.....        75.78         132.57     57.2         90.65         132.57     68.4
December 2, 2001.....        73.42         129.69     56.6         87.92         129.69     67.8
December 2, 2002.....         0.00         126.81       NA          0.00         126.81       NA

                             AIRCRAFT REGISTRATION
                                 NUMBER N433UA
                       ----------------------------------
                        EQUIPMENT
                          NOTE         ASSUMED      LOAN
                       OUTSTANDING     AIRCRAFT      TO
                         BALANCE        VALUE       VALUE
        DATE           (MILLIONS)     (MILLIONS)    RATIO
        ----           -----------    ----------    -----
December 23, 1997....    $ 26.46       $ 37.80      70.0%
December 2, 1998.....      25.73         37.03      69.5
December 2, 1999.....      25.00         36.26      68.9
December 2, 2000.....      24.26         35.49      68.4
December 2, 2001.....      23.53         34.71      67.8
December 2, 2002.....       0.00         33.94        NA

                               AIRCRAFT REGISTRATION                 AIRCRAFT REGISTRATION
                                   NUMBER N434UA                         NUMBER N435UA
                         ----------------------------------    ----------------------------------
                          EQUIPMENT                             EQUIPMENT
                            NOTE         ASSUMED      LOAN        NOTE         ASSUMED      LOAN
                         OUTSTANDING     AIRCRAFT      TO      OUTSTANDING     AIRCRAFT      TO
                           BALANCE        VALUE       VALUE      BALANCE        VALUE       VALUE
        DATE             (MILLIONS)     (MILLIONS)    RATIO    (MILLIONS)     (MILLIONS)    RATIO
        ----             -----------    ----------    -----    -----------    ----------    -----
December 23, 1997....      $ 26.46       $ 37.80      70.0%      $ 26.78       $ 38.25      70.0%
December 2, 1998.....        25.73         37.03      69.5         26.03         37.47      69.5
December 2, 1999.....        25.00         36.26      68.9         25.29         36.69      68.9
December 2, 2000.....        24.26         35.49      68.4         24.55         35.91      68.4
December 2, 2001.....        23.53         34.71      67.8         23.81         35.13      67.8
December 2, 2002.....         0.00         33.94        NA          0.00         34.35        NA

                             AIRCRAFT REGISTRATION
                                 NUMBER N436UA
                       ----------------------------------
                        EQUIPMENT
                          NOTE         ASSUMED      LOAN
                       OUTSTANDING     AIRCRAFT      TO
                         BALANCE        VALUE       VALUE
        DATE           (MILLIONS)     (MILLIONS)    RATIO
        ----           -----------    ----------    -----
December 23, 1997....    $ 27.06       $ 38.65      70.0%
December 2, 1998.....      26.31         37.86      69.5
December 2, 1999.....      25.56         37.07      68.9
December 2, 2000.....      24.81         36.28      68.4
December 2, 2001.....      24.06         35.49      67.8
December 2, 2002.....       0.00         34.71        NA

                                                         AIRCRAFT REGISTRATION                 AIRCRAFT REGISTRATION
                                                             NUMBER N776UA                         NUMBER N778UA
                                                   ----------------------------------    ----------------------------------
                                                    EQUIPMENT                             EQUIPMENT
                                                      NOTE         ASSUMED      LOAN        NOTE         ASSUMED      LOAN
                                                   OUTSTANDING     AIRCRAFT      TO      OUTSTANDING     AIRCRAFT      TO
                                                     BALANCE        VALUE       VALUE      BALANCE        VALUE       VALUE
                     DATE                          (MILLIONS)     (MILLIONS)    RATIO    (MILLIONS)     (MILLIONS)    RATIO
                     ----                          -----------    ----------    -----    -----------    ----------    -----
December 23, 1997..............................      $ 73.50       $ 105.00     70.0%      $ 74.28       $ 106.12     70.0%
December 2, 1998...............................        71.47         102.86     69.5         72.23         103.95     69.5
December 2, 1999...............................        69.43         100.71     68.9         70.17         101.79     68.9
December 2, 2000...............................        67.40          98.57     68.4         68.12          99.62     68.4
December 2, 2001...............................        65.37          96.43     67.8         66.06          97.45     67.8
December 2, 2002...............................         0.00          94.29       NA          0.00          95.29       NA













                                                         AIRCRAFT REGISTRATION                 AIRCRAFT REGISTRATION
                                                             NUMBER N780UA                         NUMBER N786UA
                                                   ----------------------------------    ----------------------------------
                                                    EQUIPMENT                             EQUIPMENT
                                                      NOTE         ASSUMED      LOAN        NOTE         ASSUMED      LOAN
                                                   OUTSTANDING     AIRCRAFT      TO      OUTSTANDING     AIRCRAFT      TO
                                                     BALANCE        VALUE       VALUE      BALANCE        VALUE       VALUE
                     DATE                          (MILLIONS)     (MILLIONS)    RATIO    (MILLIONS)     (MILLIONS)    RATIO
                     ----                          -----------    ----------    -----    -----------    ----------    -----
December 23, 1997..............................      $ 74.42       $ 106.32     70.0%      $ 86.76       $ 123.94     70.0%
December 2, 1998...............................        72.36         104.15     69.5         84.39         121.46     69.5
December 2, 1999...............................        70.30         101.98     68.9         82.03         118.98     68.9
December 2, 2000...............................        68.25          99.81     68.4         79.67         116.50     68.4
December 2, 2001...............................        66.19          97.64     67.8         77.30         114.02     67.8
December 2, 2002...............................         0.00          95.47       NA          0.00         111.55       NA

                                                     AIRCRAFT REGISTRATION                 AIRCRAFT REGISTRATION
                                                         NUMBER N202UA                         NUMBER N203UA
                                               ----------------------------------    ----------------------------------
                                                EQUIPMENT                             EQUIPMENT
                                                  NOTE         ASSUMED      LOAN        NOTE         ASSUMED      LOAN
                                               OUTSTANDING     AIRCRAFT      TO      OUTSTANDING     AIRCRAFT      TO
                                                 BALANCE        VALUE       VALUE      BALANCE        VALUE       VALUE
                   DATE                        (MILLIONS)     (MILLIONS)    RATIO    (MILLIONS)     (MILLIONS)    RATIO
                   ----                        -----------    ----------    -----    -----------    ----------    -----
December 23, 1997..........................      $ 19.11       $ 23.17      82.5%      $ 19.11       $ 23.17      82.5%
December 2, 1998...........................        18.21         22.63      80.5         18.21         22.63      80.5
December 2, 1999...........................        17.49         22.09      79.2         17.49         22.09      79.2
December 2, 2000...........................        16.73         21.55      77.6         16.73         21.55      77.6
December 2, 2001...........................        15.91         21.01      75.7         15.92         21.01      75.7
December 2, 2002...........................        15.05         20.48      73.5         15.05         20.48      73.5
December 2, 2003...........................        14.13         19.94      70.9         14.13         19.94      70.9
December 2, 2004...........................        13.16         19.40      67.8         13.16         19.40      67.8
December 2, 2005...........................        12.12         18.86      64.3         12.12         18.86      64.3
December 2, 2006...........................        11.54         17.78      64.9         11.55         17.78      64.9
December 2, 2007...........................        10.74         16.70      64.3         10.75         16.70      64.3
December 2, 2008...........................         9.87         15.63      63.2          9.79         15.63      62.6
December 2, 2009...........................         8.79         14.55      60.4          8.80         14.55      60.5
December 2, 2010...........................         7.85         13.47      58.3          7.86         13.47      58.3
December 2, 2011...........................         7.09         11.85      59.8          7.09         11.85      59.8
December 2, 2012...........................         6.10         10.24      59.6          6.11         10.24      59.7
December 2, 2013...........................         4.63          8.62      53.8          4.64          8.62      53.8
December 2, 2014...........................         2.65          7.00      37.8          2.66          7.00      37.9
December 2, 2015...........................         0.00          5.39        NA          0.00          5.39        NA

                                                     AIRCRAFT REGISTRATION                 AIRCRAFT REGISTRATION
                                                         NUMBER N398UA                         NUMBER N399UA
                                               ----------------------------------    ----------------------------------
                                                EQUIPMENT                             EQUIPMENT
                                                  NOTE         ASSUMED      LOAN        NOTE         ASSUMED      LOAN
                                               OUTSTANDING     AIRCRAFT      TO      OUTSTANDING     AIRCRAFT      TO
                                                 BALANCE        VALUE       VALUE      BALANCE        VALUE       VALUE
                   DATE                        (MILLIONS)     (MILLIONS)    RATIO    (MILLIONS)     (MILLIONS)    RATIO
                   ----                        -----------    ----------    -----    -----------    ----------    -----
December 23, 1997..........................      $ 19.11       $ 23.37      81.8%      $ 19.11       $ 23.17      82.5%
December 2, 1998...........................        18.21         22.83      79.8         18.21         22.63      80.5
December 2, 1999...........................        17.49         22.28      78.5         17.49         22.09      79.2
December 2, 2000...........................        16.73         21.74      77.0         16.73         21.55      77.6
December 2, 2001...........................        15.92         21.20      75.1         15.91         21.01      75.7
December 2, 2002...........................        15.05         20.65      72.9         15.05         20.48      73.5
December 2, 2003...........................        14.14         20.11      70.3         14.13         19.94      70.9
December 2, 2004...........................        13.16         19.57      67.3         13.16         19.40      67.8
December 2, 2005...........................        12.13         19.02      63.7         12.12         18.86      64.3
December 2, 2006...........................        11.55         17.94      64.4         11.54         17.78      64.9
December 2, 2007...........................        10.75         16.85      63.8         10.74         16.70      64.3
December 2, 2008...........................         9.74         15.76      61.8          9.87         15.63      63.2
December 2, 2009...........................         8.80         14.67      59.9          8.79         14.55      60.4
December 2, 2010...........................         7.86         13.59      57.8          7.85         13.47      58.3
December 2, 2011...........................         7.09         11.96      59.3          7.09         11.85      59.8
December 2, 2012...........................         6.11         10.33      59.2          6.10         10.24      59.6
December 2, 2013...........................         4.64          8.70      53.4          4.63          8.62      53.8
December 2, 2014...........................         2.66          7.07      37.6          2.65          7.00      37.8
December 2, 2015...........................         0.00          5.43        NA          0.00          5.39        NA

======================================================

     NO OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information................        4
Reports of Certificateholders........        4
Incorporation of Certain Documents by
  Reference..........................        4
Prospectus Summary...................        5
Risk Factors.........................       27
Use of Proceeds......................       30
The Exchange Offer...................       30
Summary of New Certificates and
  Certain Agreements.................       37
Description of the New
  Certificates.......................       38
Description of the Liquidity
  Facilities.........................       49
Description of the Intercreditor
  Agreement..........................       53
Description of the Aircraft and the
  Appraisals.........................       58
Description of the Equipment Notes...       59
Federal Income Tax Consequences......       77
ERISA Considerations.................       81
Plan of Distribution.................       82
Legal Matters........................       82
Independent Public Accountants.......       82
Experts..............................       83
Index of Terms.......................      I-1
Appraisal Letters....................     II-1
Equipment Notes Principal Payment
  Schedule...........................    III-1
Loan to Aircraft Value Ratios........     IV-1

======================================================
======================================================

                              UNITED AIRLINES LOGO

                               OFFER TO EXCHANGE
                       ENHANCED PASS THROUGH CERTIFICATES
                               SERIES 1997-1A AND
                                 SERIES 1997-1B

                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                                  AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING
                      ENHANCED PASS THROUGH CERTIFICATES,
                               SERIES 1997-1A AND
                                 SERIES 1997-1B

                              --------------------

                                   PROSPECTUS
                              --------------------

                                            , 1998
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     United's Restated Certificate of Incorporation provides that no director of United will be personally liable to United or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to United or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law ("DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

     The above provision is intended to afford directors additional protection and limit their potential liability from suits alleging a breach of the duty of care by a director. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are otherwise in violation of their fiduciary duty of care, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable, remedies are found not to be available to stockholders in any particular situation, stockholders may not have an effective remedy against a director in connection with such conduct.

     United's Restated Certificate of Incorporation also provides that directors and officers of United shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law.

     Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

ITEM 21. EXHIBITS

     The Index to Exhibits to this Registration Statement is incorporated herein by reference.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois on February 24, 1998.

                                          UNITED AIR LINES, INC.

                                          By:     /s/ DOUGLAS A. HACKER
                                            ------------------------------------
                                                     Douglas A. Hacker
                                              Senior Vice President and Chief
                                                      Financial Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Gerald Greenwald and Douglas A. Hacker, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                         DATE
                  ---------                                     -----                         ----

            /s/ GERALD GREENWALD                 Chairman and Chief Executive           February 24, 1998
---------------------------------------------    Officer
              Gerald Greenwald

            /s/ DOUGLAS A. HACKER                Senior Vice President and Chief        February 24, 1998
---------------------------------------------    Financial Officer (Principal
              Douglas A. Hacker                  Financial Officer)

            /s/ FREDERIC F. BRACE                Vice President -- Financial            February 24, 1998
---------------------------------------------    Analysis and Controller (Principal
              Frederic F. Brace                  Accounting Officer)

            /s/ JOHN A. EDWARDSON                Director                               February 24, 1998
---------------------------------------------
              John A. Edwardson

            /s/ JAMES E. GOODWIN                 Director                               February 24, 1998
---------------------------------------------
              James E. Goodwin

           /s/ WILLIAM P. HOBGOOD                Director                               February 24, 1998
---------------------------------------------
             William P. Hobgood

             /s/ STUART I. ORAN                  Director                               February 24, 1998
---------------------------------------------
               Stuart I. Oran

           /s/ ANDREW P. STUDDERT                Director                               February 24, 1998
---------------------------------------------
             Andrew P. Studdert

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                            DESCRIPTION
  -------                           -----------
   4.1      Form of New Three-Month LIBOR + 0.22% United Airlines
            Enhanced Pass Through Certificate, Series 1997-1A (included in Exhibit 4.4)
   4.2      Form of New Three-Month LIBOR + 0.325% United Airlines
            Enhanced Pass Through Certificate, Series 1997-1B (included in Exhibit 4.5)
   4.3      Pass Through Trust Agreement, dated as of December 23, 1997, between United Air Lines, Inc. and First Security Bank,
            National Association, as Trustee
   4.4      Trust Supplement No. 1997-1A-1 to Pass Through Trust
            Agreement, dated as of December 23, 1997, between United Air
            Lines, Inc. and First Security Bank, National Association,
            relating to the formation of the United Airlines 1997-1A
            Pass Through Trust
   4.5      Trust Supplement No. 1997-1B-1 to Pass Through Trust
            Agreement, dated as of December 23, 1997, between United Air
            Lines, Inc. and First Security Bank, National Association,
            relating to the formation of the United Airlines 1997-1B
            Pass Through Trust
   4.6      Revolving Credit Agreement, dated as of December 23, 1997, between First Security Bank, National Association, as
            Subordination Agent, as agent and trustee for the United
            Airlines 1997-1A Pass Through Trust, as Borrower, and
            Kreditanstalt fur Wiederaufbau, as Liquidity Provider
   4.7      Revolving Credit Agreement, dated as of December 23, 1997, between First Security Bank, National Association, as
            Subordination Agent, as agent and trustee for the United
            Airlines 1997-1B Pass Through Trust, as Borrower, and
            Kreditanstalt fur Wiederaufbau, as Liquidity Provider
   4.8      ISDA Master Agreement, together with Schedule and Credit
            Support Annex, among United Air Lines, Inc. and Credit
            Suisse Financial Products
   4.9      Above-Cap Liquidity Facility Confirmation among United Air
            Lines, Inc. and Credit Suisse Financial Products (relating to ISDA Master Agreement among United Air Lines, Inc. and
            Credit Suisse Financial Products)
   4.10     ISDA Master Agreement, together with Schedule, among Credit
            Suisse Financial Products and First Security Bank, National
            Association
   4.11     Above-Cap Liquidity Facility Confirmation among Credit
            Suisse Financial Products and First Security Bank, National
            Association
   4.12     Intercreditor Agreement, dated as of December 23, 1997,
            among First Security Bank, National Association, as Trustee under the United Airlines 1997-1A Pass Through Trust, United
            Airlines 1997-1B Pass Through Trust, United Airlines 1997-1C
            Pass Through Trust and United Airlines 1997-1D Pass Through
            Trust, Kreditanstalt fur Wiederaufbau, as Class A Primary
            Liquidity Provider and Class B Primary Liquidity Provider,
            Credit Suisse Financial Products, as Class A Above-Cap
            Liquidity Provider and Class B Above-Cap Liquidity Provider,
            and First Security Bank, National Association, as
            Subordination Agent and Trustee
   4.13     Registration Rights Agreement, dated as of December 23,
            1997, between United Air Lines, Inc., First Security Bank,
            National Association, as Trustee under the United Airlines
            Pass Through Trust 1997-1A and United Airlines Pass Through
            Trust 1997-1B, Morgan Stanley & Co. Incorporated, BT Alex.
            Brown Incorporated, Citicorp Securities, Incorporated,
            Credit Suisse First Boston Corporation, Merrill Lynch,
            Pierce, Fenner & Smith Incorporated and Kreditanstalt fur
            Wiederaufbau

  EXHIBIT
  NUMBER                            DESCRIPTION
  -------                           -----------
   4.14     Note Purchase Agreement, dated as of December 23, 1997,
            between United Air Lines, Inc., State Street Bank and Trust
            Company of Connecticut, National Association, as Pass
            Through Trustee under each of the United Airlines 1997-1
            Pass Through Trust Agreements, First Security Bank, National
            Association, as Subordination Agent, and First Security
            Bank, National Association, as Indenture Trustee
   4.15     Amended and Restated Trust Indenture and Security Agreement
            (1994 737 B), dated as of December 23, 1997, between State
            Street Bank and Trust Company of Connecticut, National
            Association, as Owner Trustee, and First Security Bank,
            National Association, as Indenture Trustee (this instrument is substantially the same for each Aircraft leased by United
            Air Lines, Inc.)
   4.16     Participation Agreement (1994 737 B), dated as of September
            1, 1994, among United Air Lines, Inc., as Lessee, MS
            Financing Inc., as Owner Participant, The Mitsubishi Trust
            and Banking Corporation, New York Branch, as Original Loan
            Participant, First Security Bank of Utah, National
            Association, as Owner Trustee, and State Street Bank and
            Trust Company, in its individual capacity and as Indenture
            Trustee (this instrument is substantially the same for each
            Aircraft leased by United Air Lines, Inc.)
   4.17     First Amendment to Participation Agreement (1994 737 B),
            dated January 26, 1996, among United Air Lines, Inc., as
            Lessee, MS Financing Inc., as Owner Participant, The
            Mitsubishi Trust and Banking Corporation, acting through its
            New York Branch, and National Westminster Bank PLC, acting through its New York or Nassau Branch, as Original Loan
            Participants, First Security Bank, National Association, as
            Owner Trustee, and State Street Bank and Trust Company, in
            its individual capacity and as Indenture Trustee (this
            instrument is substantially the same for each Aircraft
            leased by United Air Lines, Inc.)
   4.18     Second Amendment to Participation Agreement (1994 737 B),
            dated December 23, 1997, among United Air Lines, Inc., as
            Lessee, MS Financing Inc., as Owner Participant, State
            Street Bank and Trust Company of Connecticut, National
            Association, as Owner Trustee, First Security Bank, National
            Association, in its individual capacity and as Indenture
            Trustee, First Security Bank, National Association, in its
            capacity as Pass Through Trustee under each of the four
            separate Pass Through Trust Agreements, and First Security
            Bank, National Association, as Subordination Agent (this
            instrument is substantially the same for each Aircraft
            leased by United Air Lines, Inc.)
   4.19     Lease Agreement (1994 737 B), dated as of September 1, 1994, between First Security Bank of Utah, National Association, in its capacity as Owner Trustee, as Lessor, and United Air
            Lines, Inc., as Lessee (this instrument is substantially the same for each Aircraft leased by United Air Lines, Inc.)
   4.20     First Amendment to Lease Agreement (1994 737 B), dated
            January 26, 1996, between First Security Bank of Utah,
            National Association, in its capacity as Owner Trustee, as
            Lessor, and United Air Lines, Inc., as Lessee (this
            instrument is substantially the same for each Aircraft
            leased by United Air Lines, Inc.)
   4.21     Second Amendment to Lease Agreement (1994 737 B), dated
            January 26, 1996, between First Security Bank, National
            Association, in its capacity as Owner Trustee, as Lessor,
            and United Air Lines, Inc., as Lessee (this instrument is
            substantially the same for each Aircraft leased by United
            Air Lines, Inc.)
   4.22     Third Amendment to Lease Agreement (1994 737 B), dated as of
            December 23, 1997, between State Street Bank and Trust
            Company of Connecticut, National Association, in its
            capacity as Owner Trustee, as Lessor, and United Air Lines,
            Inc., as Lessee (this instrument is substantially the same for each Aircraft leased by United Air Lines, Inc.)

  EXHIBIT
  NUMBER                            DESCRIPTION
  -------                           -----------
  4.23      Trust Agreement (1994 737 B), dated as of September 1, 1994, between MS Financing Inc., as Owner Participant, and First
            Security Bank of Utah, National Association, as Owner
            Trustee (this instrument is substantially the same for each
            Aircraft leased by United Air Lines, Inc.)
   4.24     First Amendment to Trust Agreement (1994 737 B), dated as of
            December 23, 1997, between MS Financing Inc., as Owner
            Participant, and State Street Bank and Trust Company of
            Connecticut, National Association, as Owner Trustee (this
            instrument is substantially the same for each Aircraft
            leased by United Air Lines, Inc.)
   4.25     Series A Equipment Note due December 2, 2015 issued in
            connection with the Boeing Model 737-322 Aircraft Bearing
            United Stated Registration Number N398UA (this instrument is substantially the same for each Aircraft leased by United
            Air Lines, Inc.)
   4.26     Series B Equipment Note due December 2, 2014 issued in
            connection with the Boeing Model 737-322 Aircraft Bearing
            United Stated Registration Number N398UA (this instrument is substantially the same for each Aircraft leased by United
            Air Lines, Inc.)
   4.27     Participation Agreement (1997 747-1), dated as of December
            23, 1997, among United Air Lines, Inc., as Owner, First
            Security Bank, National Association, as Pass Through Trustee
            under each of the Pass Through Trust Agreements, First
            Security Bank, National Association, as Subordination Agent,
            and First Security Bank, National Association, in its
            individual capacity and as Indenture Trustee (this
            instrument is substantially the same for each Aircraft owned by United Air Lines, Inc.)
   4.28     Trust Indenture and Mortgage (1997 747-1), dated as of
            December 23, 1997, between United Air Lines, Inc., Owner,
            and First Security Bank, National Association, as Indenture
            Trustee (this instrument is substantially the same for each
            Aircraft owned by United Air Lines, Inc.)
   4.29     Series A Equipment Note due December 2, 2002 issued in
            connection with the Boeing Model 747-422 Aircraft Bearing
            United Stated Registration Number N193UA (this instrument is substantially the same for each Aircraft owned by United Air
            Lines, Inc.)
   4.30     Series B Equipment Note due December 2, 2002 issued in
            connection with the Boeing Model 747-422 Aircraft Bearing
            United Stated Registration Number N193UA (this instrument is substantially the same for each Aircraft owned by United Air
            Lines, Inc.)
   4.31     Purchase Agreement, between Morgan Stanley & Co.
            Incorporated, BT Alex. Brown Incorporated, Citicorp
            Securities, Inc., Credit Suisse First Boston Corporation and
            Merrill Lynch, Pierce, Fenner & Smith Incorporated
   4.32     Certificate Purchase Agreement, Enhanced Pass Through
            Certificates, Series 1997-1B, dated as of December 23, 1997 between First Security Bank, National Association, as
            Trustee for the United Airlines 1997-1B Pass Through Trust,
            United Air Lines, Inc., and Kreditanstalt fur Wiederaufbau
   5.1      Opinion of Mayer, Brown & Platt relating to the validity of the New Certificates
  23.1      Consent of Arthur Andersen
  23.2      Consent of Mayer, Brown & Platt (included in Exhibit 5.1)
  23.3      Consent of Aircraft Information Services, Inc.
  23.4      Consent of BK Associates, Inc.
  23.5      Consent of AvSolutions Inc.
  23.6      Consent of Vedder, Price, Kaufman & Kammholz
  24.1      Powers of Attorney (included on the signature page in Part
            II of the Registration Statement)

  EXHIBIT
  NUMBER                            DESCRIPTION
  -------                           -----------
  25.1      Statement of Eligibility of First Security Bank, National
            Association for the Enhanced Pass Through certificates,
            Series 1997-1, on Form T-1
  99.1      Form of Letter of Transmittal
  99.2      Form of Notice of Guaranteed Delivery
  99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and Other Nominees
  99.4      Form of Letter to Clients